As filed with the Securities and Exchange Commission on October 12, 2005
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VENTURES-NATIONAL INCORPORATED
(Name of small business issuer in its charter)

Utah	3672	87-0433444
(State or other Jurisdiction of	(Primary Standard Industrial	(I. R. S Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(510) 824-1200
(Address and telephone number of principal executive offices and principal place of business)

David M. Marks, Chairman
44358 Old Warm Springs Boulevard
Fremont, California 94538
(510) 824-1200
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Offering Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value issuable upon conversion of Notes (1)	3,330,596	$0.43	$1,432,156.28	$168.56
Common Stock, $.001 par value issuable upon conversion of Preferred Stock (2)	6,540,000	$0.43	$2,812,200.00	$331.00
Common Stock, $.001 par value	4,625,000	$0.43	$1,988,750.00	$234.08
Total	14,495,596		$6,233,106.28	$733.64

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Convertible Notes.

(2) Includes shares of our common stock, par value $.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Preferred Stock of Oblio Telecom, Inc., Registrant’s wholly -owned subsidiary.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 11, 2005, was $0.43.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Ventures-National Incorporated with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Preliminary ProspectusSubject To Completion, Dated October 11, 2005

The information in this prospectus is not complete and may be changed.

VENTURES-NATIONAL INCORPORATED
14,495,596 Shares of
Common Stock

This prospectus relates to the resale by the selling stockholders of up to 14,495,596 shares of our common stock, including up to 6,330,595 shares of common stock underlying Convertible Notes in the aggregate principal amount of $4,995,894 and up to 6,540,000 issuable upon conversion of Preferred Stock of our wholly owned subsidiary, Oblio Telecom, Inc. and an aggregate of 4,625,000 shares issued in connection with the acquisition Of Oblio Telecom, Inc. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

We will not receive any proceeds from the sale of shares by the selling stockholders. We will pay the expenses of registering these shares.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “TTGH.OB.” The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 11, 2005, was $0.43.

Investing in these securities involves significant risks.
See "Risk Factors" beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2005.

PROSPECTUS SUMMARY

Our Business

We are a technology holding company operating in the prepaid communication services and prototype printed circuit board industries. Our prepaid service operations are headquartered in Richardson, Texas; and our printed circuit board manufacturing facilities are located in Fremont, California and Amesbury, Massachusetts.

Our business operations are conducted by the following three wholly owned subsidiaries:

•	OBLIO Telecom, Inc.
•	Titan PCB West
•	Titan PCB East

Obio Telecom, Inc.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. We acquired Oblio in a transaction that was completed on August 12, 2005.

Titan PCB West and Titan PCB East

Titan PCB West and Titan PCB East are fabrication service providers of time sensitive, high tech, prototype and pre-production printed circuit boards, providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. We acquired Titan PCB West in a merger on August 30, 2002 and acquired the assets of Titan PCB East, Inc., from Eastern Manufacturing Corporation on February 28, 2003.

Recent Transactions

On August 12, 2005, we completed the acquisition of all of the issued and outstanding shares of common stock of Oblio Telecom, Inc. from Farwell Equity Partners, LLC in consideration of the issuance of 66,000,000 shares of our common stock. On July 28, 2005, Farwell Equity Partners, LLC, a Delaware limited liability company (“Farwell”) entered into an Asset Purchase Agreement (the “ Purchase Agreement”) with Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Farwell, Oblio Telecom L.L.P., a Texas limited liability partnership (“Oblio Texas”), and Sammy Jibrin and Radu Achiriloaie, the sole owners of Oblio Texas. David Marks, our Chairman, is the managing member of Farwell. The Purchase Agreement provided for the acquisition by Oblio of substantially all of Oblio Texas’ assets, in total consideration of $30,500,000, consisting of $19,000,000 in cash, the issuance of 9,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock, and the issuance of an 18-month promissory note in the principal amount of $2,500,000. In addition, we issued to Sammy Jibrin and Radu Achiriloaie, 375,000 shares of our common stock, par value $0.001.

Simultaneously, at the Closing, Oblio entered into a Credit and Security Agreement with CapitalSource Finance LLC providing for a $26,400,000 credit facility consisting of a $15,000,000 revolving credit facility, a $5,000,000 senior term loan A and a $6,400,000 senior term loan B for the purpose of financing the transactions contemplated by the Purchase Agreement.

The Offering	Up to 14,495,596 shares, including the following:
Common stock offered by selling stockholders...................................................................................................................................................................	- up to 3,330,596 shares of common stock underlying convertible notes in the principal amount of $4,995,894, at a conversion price of $1.50;

- up to 6,540,000 shares of common stock issuable conversion of Preferred Stock of Oblio; and

- up to 4,625,000 shares of common stock issued in connection with the acquiaition of Oblio Telecom, Inc.
This number represents 14.30% of our current 15.18% of our current 15.18% of our current outstandings stock

Common stock to be outstanding after the offering...........................................................................................................................................................................	Up to 115,828,234 shares

Use of proceeds.........................................................................................................................................................................	We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol............................................................................................................................................................................	TTGH.OB

This prospectus relates to the resale of an aggregate of 3,330,596 common stock issuable by us upon conversion of the Notes, an aggregate of 6,540,000 shares issuable by us upon conversion of the Preferred Stock as described above and 4,625,000 shares issued in connection with the acquisition of Oblio Telecom, Inc.

The above information regarding common stock to be outstanding after the offering is based on 101,332,638 shares of common stock outstanding as of October 11, 2005 and assumes the subsequent conversion of the Notes and the Preferred Stock.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

    As a result of significant operating loses, high debt levels and cash used in operating activities, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended August 31, 2004, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Limited Operating History Does Not Afford Investors a Sufficient History on Which to Base an Investment Decision.

We were incorporated in 1985 and had no material operations between 1990 and early 2000. We recommenced our development stage in early 2000, and had no material operations from such time until as we acquired Titan PCB West, Inc. Titan PCB West's predecessor, SVPC, commenced its operations in July 2001. In August 2005, we acquired Oblio Telecom, Inc., which commenced operations in 1996. For the fiscal years ended December 31, 2004 and 2003, Oblio generated revenues of approximately $146,873,000 and $163,662,000, respectively. Its net income for those periods was $10,588,567 and $13,625,408, respectively. However, we have  limited operating histories of our two segments. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the limited circuit board industry. Such risks include the following:

•	competition;
•	need for increased acceptance of products;
•	ability to continue to develop and extend our brand identity;
•	ability to anticipate and adapt to a competitive market;
•	ability to effectively manage rapidly expanding operations;
•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
•	ability to provide superior customer service; and
•	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected. Information regarding all our past operations prior to the merger with Titan PCB West can be found in our reports and registration statements that have been previously filed with the Securities and Exchange Commission.

We may be unable to integrate successfully Oblio’s business and realize the full benefits of the combined business

The acquisition of Oblio involves the integration of businesses that have previously operated separately. The difficulties of combining the operations of these businesses include:

•	the challenge of effecting integration while carrying on the ongoing businesses;
•	the necessity of coordinating geographically separate organizations; and
•	integrating personnel with diverse business backgrounds.

    The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of Titan’s or Oblio’s businesses and the loss of key personnel. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on our business, financial condition or results of operations.

If We Are Unable to Retain the Services of key personnel or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. David Marks, our Chairman, and Mr. Curtis Okumura, our President. Loss of the services of Messrs. Marks or Okumura could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense.

Oblio depends on experienced management and key technical employees. If it is unable to retain or hire such management and key technical employees in the future, then its ability to improve and implement new systems could be adversely affected. Oblio’s growth is expected to continue to place, significant demands on all aspects of its business including its management, financial, technical and administrative personnel and systems. Its future operating results will depend upon its ability to manage growth, including improving and implementing new systems and attracting, retaining, training, managing and motivating skilled employees, particularly technical personnel. There can be no assurance that a sufficient number of skilled employees will continue to be available to Oblio or that it will be successful in training, retaining and motivating current or future employees or that such employees will achieve expected levels of performance. In addition, as Oblio increase its product offerings and expand its target markets, there will be additional demands on its sales and marketing resources. Oblio is especially dependent of the services of its CEO, Sammy Jibrin and its COO, Radu Achiriloaie. Oblio has entered into employment agreements with Messrs. Jibrin and Achiriloaie, however Oblio may not be able to retain its executive officers and key personnel or attract additional qualified management in the future.

We do not maintain key-man insurance on the lives of Messrs. Marks, Okumura, Jibrin or Achiriloaie. In addition, there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We Are Dependent Upon a Small Number of Customers For a Large Portion of Our Net Sales, and a Decline in Sales to Major Customers Could Materially Adversely Affect Our Results Of Operations.

A relatively small number of customers are responsible for a significant portion of our net sales. For the years ended August 31, 2004 and 2003, ten customers accounted for 33% and 30% of our revenue and net sales, respectively. No single customer accounted for 10% or more of our net sales. Our principal customers may not continue to purchase products from us at past levels, and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or were otherwise unable to pay for the services provided by us, our business, prospects, financial condition, and results of operations will be materially and adversely affected.

Oblio’s target customers are recent immigrants who after becoming integrated in American society may opt to use traditional residential phone services.

The majority of Oblio’s customers are recent immigrants who have not yet established credit histories or who still have family residing in their home countries. As they become integrated into American society and establish credit histories they may opt to use traditional service providers, which often offer bundled services at discounts to consumers. In addition as their families migrate to the United States, their need for prepaid long-distance phone cards will diminish. If Oblio loses its target customers, its revenues will decline and it may be forced to cease operations.

Our Financial Results May Fluctuate From Period to Period as a Result of Several Factors Which Could Adversely Affect Our Stock Price.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may decrease. Factors that will impact our financial results include:

•
the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;

•	our introduction of new products or services or by our competitors;

•	pricing changes in the PCB manufacturing, assembly industries or in the telecom industry;

•	technical difficulties with respect to the use of our products;

•	regulatory changes; and

•	general economic conditions and economic conditions specific to the PCB manufacturing and telecom industries.

As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

Our Results of Operations are Subject to Fluctuations and Seasonality in the Demand For PCBs, and Because Many of Our Operating Costs are Fixed, Even Small Revenue Shortfalls Would Materially Decrease Our Gross Margins.

Our results of operations vary for a variety of reasons, including:

•	timing of orders from and shipments to major customers;

•	the levels at which we utilize our manufacturing capacity;

•	changes in the pricing of our products or those of our competitors;

•	changes in our mix of revenue generated from quick-turn versus standard lead time production;

•	expenditures or write-offs related to acquisitions; and

•	expenses relating to expanding our existing manufacturing facilities.

A significant portion of our operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease our gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of our customers and our end-markets served and the seasonality of the computer industry generally, our sales may be subject to seasonal fluctuation. Such seasonal trends may cause fluctuations in our quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, our ability to raise future equity financing from existing or new investors, and our ability to borrow further under our credit facilities, may be materially adversely impacted.

Because We Sell on a Purchase Order Basis, We are Subject to Uncertainties and Variability in Demand by Our Customers, Which Could Decrease Revenue and Materially Adversely Affect Our Operating Results.

We sell to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, our net sales are subject to short-term variability in demand by our customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by our customers vary due to:

•	customer attempts to manage inventory;

•
changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of PCB manufacturers used or to manufacture their own products internally; and

•	variation in demand for our customers' products.

Because in our PCB manufacturing business we process customer orders on a "quick-turn" basis, we do not typically have more than a two-week backlog of customer orders at any one time, and therefore cannot easily predict future revenues. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected. Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

If We Experience Excess Capacity Due to Variability in Customer Demand, Our Gross Margins May Fall.

We generally schedule our quick-turn production facility at less than full capacity to retain our ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, we may forego some production and could experience excess capacity. When we experience excess capacity, our sales revenue may be insufficient to fully cover our fixed overhead expenses and our gross margins will fall. Conversely, we may not be able to capture all potential revenue in a given period if our customers' demands for quick-turn services exceeds our capacity during that period.

We Are in the Process of Expanding Our Business Into New Products and Services and May Not be Able to Compete Effectively With Other Companies Who Have Been in These Businesses Longer Than We Have.

We are in the process of expanding our business operations to include rigid-flex and back-plane assembly operations. We will be competing with companies that have substantially greater financial and manufacturing resources than we have and who have been providing these services longer than us. We may not be able to successfully compete on this basis with more established competitors.

If We Cannot Successfully Manage Expansion of Our Existing Operations and any Future Growth, We Will Experience an Adverse Effect on Our Results of Operations.

We are expanding our product offerings to include rigid-flex back-plane assemblies. We are also engaged in an ongoing strategy of growth through acquisition. To manage the expansion of our operations and any future growth, we will be required to:

•	improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

•	hire, train and manage additional qualified personnel;

•	expand our direct and indirect sales channels; and

•	effectively transition our relationships with our customers, suppliers and partners to operations under our Titan brand.

Our Strategy of Growth Through Acquisition is Inherently Risky.

As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions, assets or product lines that complement or expand our existing business. We are currently focusing on integrating our acquisitions made to date and do not have any existing agreements or arrangements relating to any additional acquisitions. However, our management is regularly evaluating marketplace opportunities in our industry, including possible asset or share acquisitions to see if they would fit into our growth strategy.

Our acquisition of companies and businesses and expansion of operations involve risks, including the following:

•	the potential inability to identify the companies best suited to our business plan;

•	the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

•	difficulties in managing production and coordinating operations at new sites;

•	the potential need to restructure, modify or terminate customer relationships of the acquired company; and

•	loss of key employees of acquired operations.

The occurrence of any one or more of these risks could result in a material adverse effect on our operations.

Oblio’s growth strategy depends, in part, on our acquiring complementary businesses and assets and expanding its existing operations, which it may be unable to do.

Oblio’s growth strategy is based, in part, on its ability to acquire other telecommunications and complimentary businesses and assets. The success of this acquisition strategy will depend, in part, on its ability to accomplish the following:

•	identify suitable businesses or assets to buy;

•	complete the purchase of those businesses on terms acceptable to Oblio;

•	complete the acquisition in the time frame Oblio expects;

•	improve the results of operations of the businesses that Oblio buys and successfully integrate its operations into its own; and

•	avoid or overcome any concerns expressed by regulators.

There can be no assurance that Oblio will be successful in pursuing any or all of these steps. Oblio’s failure to implement its acquisition strategy could have an adverse effect on other aspects of its business strategy and its business in general. Oblio may not be able to find appropriate acquisition candidates, acquire those candidates that it identifies or integrate acquired businesses effectively or profitably.

    Oblio may determine to use, its capital stock as payment for all or a portion of the purchase price for acquisitions. If Oblio issues significant amounts of its capital stock for such acquisitions, this could result in substantial dilution of the equity interests of its stockholders.

Our Strategy of Growth Through Acquisitions May Result in Dilutive Issuances of Equity Securities or the Incurrence of Additional Debt.

    Future acquisitions may be made through the issuance of additional shares of our capital stock. Holders of our common stock are subject to the risk of substantial dilution to their interests as a result of any such issuances. In addition, although we try to avoid any incurrence of indebtedness in connection with acquisitions, any such incurrence of additional debt by us, in light of our current high-level of indebtedness, may not be sustainable.

Average Selling Prices of Our Products May Decrease Which Could Result in a Decrease in Our Gross Margins and Unit Volume Sales.

      The average selling prices for our products may be lower than expected as a result of competitive pricing pressures, technological advances and customers who negotiate price reductions. A majority of our revenues are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics or telecommunications industries could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations. Historically, the trend in our industry has been for prices to decrease as technological innovations become widespread.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The PCB manufacturing and  telecommunications industries are extremely  competitive and  include several companies that  have achieved substantially greater market shares than we have, and  have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

We face intense competition both in the PCB Manufacturing and Telecom Industries.

We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from PCB manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. We currently have a partnership with a company that has offshore facilities in lower cost locations, such as Asia. While historically our competitors in these locations have produced less technologically advanced PCBs, they continue to expand their technology to include higher technology PCBs. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology PCBs, which may force us to lower our prices, reducing our revenue, gross profit, and cash flow from operations.

Oblio faces significant intense competition in the prepaid calling card business. The market for telecommunications services is extremely competitive. Many companies offer products and services like Oblio’s, and some of these companies have a superior presence in the markets that Oblio serve. Oblio competes with many of the established long distance providers, including, but not limited to MCI, Sprint, and Regional Bell Operating Companies as well as other prepaid phone card distributors such as IDT. These companies are substantially larger and have greater technical, engineering, personnel resources, longer operating histories, greater name recognition and larger customer bases than Oblio. In addition, many of these companies have substantially greater financial, distribution and marketing resources than Oblio. Oblio may not be able to compete successfully with these companies. If Oblio does not succeed in competing with these companies, Oblio will lose customers and its revenue will be substantially reduced, and its business, financial condition and results of operations may be materially and adversely affected.

Pricing pressures and increasing use of VoIP technology may lessen Oblio’s competitive pricing advantage.

In recent years, the price of telephone service has generally fallen. The price of telephone service may continue to fall for various reasons, including the adoption of VoIP technology by communications carriers and the marketing of VoIP directly to consumers. Some VoIP offerings permit consumers to select an area code different from the area in which they live, thus allowing the consumer to make long distance calls without incurring long distance charges if a call is made to a number in that area code regardless of geography. Because VoIP is digital, it may also offer features and services that are not available with a traditional phone. In addition many VoIP providers and other providers using VoIP technology are offering unlimited or nearly unlimited use of some of their services for an attractive monthly rate. The overall effect of these developments may be to reduce the price of local and long distance calls. Oblio would then have to rely on factors other than price to differentiate its product offerings, which it may not be able to do. If Oblio is not able to do so, its business, financial condition and results of operations may be materially and adversely affected.

If We Are Unable to Respond to Rapid Technological Changes in the PCB Manufacturing and Telecom Industries, We May Not be Able to Compete Effectively.

The market for PCBs is characterized by rapidly changing technology and continual implementation of new production processes. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. We expect that the investment necessary to maintain our technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. In light of our current financial condition, we may not be able to borrow additional funds in order to respond to technological changes as quickly as our competitors. In addition, the PCB industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. We may not respond effectively to the technological requirements of the changing market. If we need new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require us to make significant capital investments.

Currently Oblio derives substantially all of its revenues from the sale of prepaid long distance phone cards. The prepaid products industry is characterized by rapid technological change, new products and services, new sales channels, evolving industry standards and changing client preferences. Oblio’s success will depend, in significant part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products and services that meet customer demands. Oblio anticipates new products to be developed and introduced by other companies that compete with its products and services. The proliferation of new telecommunications technology, including personal and voice communication services over the internet, may reduce demand for long distance services, including prepaid phone cards. There can be no assurance that Oblio will be successful in responding to these or other technological changes, to evolving industry standards or to new products and services offered by its current and future competitors. In addition, Oblio may not have access to sufficient capital for its research and development needs in order to develop new products and services.

In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

We Rely on Suppliers for the Raw Materials Used in Manufacturing Our PCBs

We currently order the raw materials that we use in the manufacture of PCBs from a limited number of preferred suppliers. Although we believe that the materials we use are generally readily available in the open market and numerous other suppliers of such materials exist, any disruption of the supply of such raw materials could have a material adverse effect on our operations.

There May be Shortages of Raw Materials Which Could Cause Us to Curtail Our Manufacturing or Incur Higher Than Expected Costs.

To manufacture our PCBs, we use raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which we order from our suppliers. Although we have preferred suppliers for most of our raw materials, the materials we use are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, our gross margins decrease as we have to pay more for our raw materials.

Our Manufacturing Process Depends on the Collective Industry Experience of Our Employees in Our Industry. If These Employees Were to Leave Us and Take This Knowledge With Them, Our Manufacturing Process May Suffer and We May not be Able to Compete Effectively.

Except to the extent enjoyed by virtue of our license rights to Coesen's proprietary HVRFlex Process, we do not have patent or trade secret protection for our manufacturing process, but instead rely on the collective experience of our employees in the manufacturing process to ensure we continuously evaluate and adopt new technologies in our industry. As of October 11, 2005, we had 169 employees, of whom 139 were involved in manufacturing and engineering. Although we are not dependent on any one employee, if a significant number of our employees involved in our manufacturing process were to leave our employment and we were not able to replace these people with new employees with comparable experience, our manufacturing process may suffer as we may be unable to keep up with innovations in the industry. As a result, we may not be able to continue to compete effectively.

We May be Exposed to Intellectual Property Infringement Claims by Third Parties Which Could be Costly to Defend, Could Divert Management's Attention and Resources and, If Successful, Could Result in Liability.

The PCB industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. In connection with our acquisition of assets from Eastern Manufacturing Corporation in February 2003, we were assigned Eastern Manufacturing Corporation's license rights to Coesen's HVRFlex Process for use in connection with our manufacture of rigid-flex PCBs. We do not have license rights, patent or trade secret protection for our other manufacturing processes, and we could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

PCBs That We Manufacture May Contain Design or Manufacturing Defects, Which Could Result in Reduced Demand for Our Services and Liability Claims Against Us.

We manufacture PCBs to our customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite our quality control and quality assurance efforts. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, our business reputation may be impaired. Since our products are used in products that are integral to our customers' businesses, errors, defects or other performance problems could result in financial or other damages to our customers, for which we may be legally required to compensate them. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Although we have not yet been subject to any action or suit for design or manufacturing defects nor received any material complaints alleging design or manufacturing errors, we can provide no assurances that we will not receive any such complaints or be sued on such grounds in the future. Product liability litigation against us, even if it were unsuccessful, would be time consuming and costly to defend.

Our Failure to Comply With the Requirements of Environmental Laws Could Result in Fines and Revocation of Permits Necessary to Our Manufacturing Processes.

Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because our manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we use hazardous materials and generate hazardous wastes in our manufacturing processes, we may be subject to potential financial liability for costs associated with the investigation and remediation of our own sites, or sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if we fully comply with applicable environmental laws and we are not directly at fault for the contamination, we may still be liable. The wastes we generate includes spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. We believe that our operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by us could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, materially adversely affect our revenue and cause our common stock price to decline. Even if we ultimately prevail, environmental lawsuits against us would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. We operate in environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect our business, prospects, financial condition and results of operations.

One Principal Stockholders, Officers And Directors Will Own a Controlling Interest in Our Voting Stock And Investors Will Not Have Any Voice in Our Management.

Our principal stockholders, officers and directors, in the aggregate, beneficially own approximately 83.71% of our outstanding common stock. Two of our stockholders, Irrevocable Children’s Trust and Farwell Equity Partners, LLC hold approximately 81.71% of our outstanding common stock. David Marks, our Chairman, is one of two trustees of Irrevocable Children’s Trust and is the Managing Member of Farwell Equity Partners, LLC. Mr. Marks has sole voting and dispositive authority with respect to the shares of stock held by Irrevocable Children's Trust and Farwell Equity Partners, LLC. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

•     election of our board of directors;
•     removal of any of our directors;
•     amendment of our certificate of incorporation or bylaws; and
•     adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Stockholders Should Not Expect Dividends.

We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. In particular, our credit facilities with Laurus Master Fund and CapitalSource restrict our ability to pay dividends. Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

Risk Factors relating specifically to Oblio’s business

Oblio’s inability to enter into carrier agreements with foreign partners in the future could materially and adversely affect its ability to compete in foreign countries, which could reduce our revenues and profits.

Oblio’s calling cards are currently distributed within the United States. Oblio is exploring opportunities to market and sell its cards to foreign distributors. Oblio will have to rely upon carrier agreements with foreign partners in order to provide telecommunication services to foreign customers. These carrier agreements are often negotiated for finite terms and, therefore, there can be no guarantee that these agreements will be renewed. Oblio’s ability to compete in foreign countries would be adversely affected if it is not able to enter into carrier agreements with foreign partners to provide telecommunications services to its customers, which could result in a reduction of Oblio’s revenues and profits. In addition, there are certain risks inherent in doing business on an international basis, including:

•	changing regulatory requirements, which vary widely from country to country;

•	action by foreign governments or foreign telecommunications companies to limit access to our services;

•	legal uncertainty regarding liability, tariffs and other trade barriers;

•	economic and political instability; and

•	potentially adverse tax consequences.

Oblio’s revenues and growth will suffer if its distributors and sales representatives fail to effectively market and distribute its prepaid calling card products and other services.

Oblio relies on its distributors for distribution of its prepaid calling card products and services, many of which sell services or products of other companies. Oblio’s distributors offer its calling cards through retail locations such as convenience stores, newsstands, delicatessens, gasoline stations, check cashing centers, supermarkets and drug stores. As a result, Oblio cannot control whether these distributors and their sales representatives will devote sufficient efforts to selling Oblio’s products and services. In addition, Oblio may not succeed in finding capable retailers and sales representatives in new markets, which Oblio may enter. If its distributors or their sales representatives fail to effectively market or distribute Oblio’s prepaid calling card products, Oblio’s ability to generate revenues and increase its customer base could be substantially impaired.

Oblio is affected by government regulations in the United States, which may delay or hinder its ability to provide services and products.

      The following summary of regulatory developments and legislation does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings, nor their impact upon the telecommunications industry or Oblio can be predicted at this time.

    The telecommunications industry is highly regulated in the United States at the federal, state and local levels. Various international authorities may also seek to regulate the services provided or to be provided by Oblio. Federal laws and the regulations of the Federal Communications Commission (FCC) generally apply to interstate telecommunications, while state public utility commissions, public service commissions or other state regulatory authorities generally exercise jurisdiction over telecommunications that originate and terminate within the same state.

    The FCC and state regulatory authorities may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation. The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to telecommunications companies. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on our business, financial condition and results of operations.

      The sale of long distance telephone service through prepaid phone cards may be subject to “escheat” laws in various states. These laws generally provide that payments or deposits received in advance or in anticipation of the provision of utility services, including telephone service, that remain unclaimed for a specific period of time after the termination of such services are deemed “abandoned property” and must be submitted to the state. In the event such laws are deemed applicable, Oblio may be required to deliver such amounts to certain states in accordance with these laws, which could have a material adverse effect on its business, financial condition or results of operations.

  Pursuant to the Telecommunications Act of 1996, the FCC was granted the authority to implement certain policy objectives, including the establishment of the Universal Service Fund. The purpose of the Universal Service Fund is to subsidize the provision of local telecommunications services to low-income consumers, schools, libraries, health care providers and rural and insular areas that are costly to serve. Pursuant to a FCC order, Universal Service Fund contributions are generally equal to approximately four percent of a carrier’s interstate and international gross revenues, and approximately one percent of its intra-state “end user” gross revenues, effective January 1, 1998. The FCC will adjust the amount of these contributions each calendar quarter, and they may increase significantly in future periods. Oblio’s underlying carriers may pass their respective costs through to Oblio.

      The taxation of prepaid telephone card sales and use is evolving and is not specifically addressed by the laws of many states. Some states and localities charge a tax on the point-of-sale purchase of prepaid telephone cards while others charge a tax on usage of prepaid telephone cards. While Oblio believes that it has adequate funds reserved for any taxes it may ultimately be required to pay, there can be no assurance that this will be the case. In addition, certain authorities may enact legislation which specifically provides for taxation of prepaid telephone cards or other services provided by Oblio or may interpret current laws in a manner resulting in additional tax liabilities to Oblio.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DIVIDEND POLICY

We have never paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to the common stock. Our future dividend policy will depend upon our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. We presently intend to retain any earnings which we may realize in the foreseeable future to finance our growth. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "TTGH.OB". Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our common stock.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High($)	Low ($)
FY 2004
First Quarter ended 11/30/03	$1.47	0.60
Second Quarter ended 2/29/04	.83	0.42
Third Quarter ended 5/31/04	0.70	0.39
Fourth Quarter ended 8/31/04	0.67	0.36

FY 2005
First Quarter ended 11/30/04	$0.44	0.25
Second Quarter ended 2/28/04	0.29	0.14
Third Quarter ended 5/31/05	0.20	0.09
Fourth Quarter ended 8/31/05	0.64	011

HOLDERS

As of August 31, 2005, we had approximately 1,200 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock & Transfer Company, 17 Battery Place, New York, NY 10004.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Equity Compensation Plan Information

We currently do not have any equity compensation plans previously approved by security holders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATION

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other "forward-looking" information.

    We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

 Overview

We are a technology holding company operating in the prepaid phone services and prototype printed circuit board industries. Our prepaid phone service operations are headquartered in Richardson, Texas; and our printed circuit board manufacturing facilities are located in Fremont, California and Amesbury, Massachusetts.

Our business operations are conducted the following three wholly owned subsidiaries:

•	OBLIO Telecom, Inc.
•	Titan PCB West
•	Titan PCB East

Oblio Telecom, Inc.

On August 12, 2005, we completed the acquisition of all of the issued and outstanding shares of common stock of Oblio Telecom, Inc. from Farwell Equity Partners, LLC in consideration of the issuance of 66,000,000 shares of our common stock. On July 28, 2005, Farwell Equity Partners, LLC, a Delaware limited liability company (“Farwell”) entered into an Asset Purchase Agreement (the “ Purchase Agreement”) with Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Farwell, Oblio Telecom L.L.P., a Texas limited liability partnership (“Oblio Texas”), and Sammy Jibrin and Radu Achiriloaie, the sole owners of Oblio Texas. David Marks, our Chairman, is the managing member of Farwell. The Purchase Agreement provided for the acquisition by Oblio of substantially all of Oblio Texas’ assets. We are a party as to certain specific provisions of the Purchase Agreement, primarily relating to a portion of the consideration payable to Oblio Texas. The purchase price amounted to a total of $30,500,000, consisting of $19,000,000 in cash, the issuance of 9,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the “Promissory Note”). In addition, we issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas (the “Owners”), 375,000 shares of our common stock. Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceding the closing of the acquisition, Oblio Texas’ current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $15,422,000 was financed by means of a Credit Facility which is described below. The balance was financed by receivables retained by Oblio Texas.

The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of our funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of our common stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the “Conversion Price”). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions.

Also, Oblio entered into three-year employment agreements with Messrs. Jibrin and Achiriloaie at an annual base salary of $175,000 for each. In addition, each will be entitled to receive bonuses tied to Oblio’s EBITDA. Each person is subject to non-compete provisions.

Certain of the payments due under the Preferred Stock, Promissory Note and the Employment Agreements are subordinate to the rights of CapitalSource pursuant to the Credit Agreement.

At the closing of the Purchase Agreement on August 12, 2005 (the “Closing”), Farwell conveyed to us 100% of its ownership interest in Oblio. Simultaneously, at the Closing, our newly acquired, wholly owned subsidiary, Oblio, Telecom Inc. (“Oblio”), and Oblio’s wholly-owned subsidiary, entered into a Credit and Security Agreement (the “Credit Agreement”) with CapitalSource Finance LLC (“Capital Source”) providing for a $26,400,000 credit facility (the “Credit Facility”), consisting of a $15,000,000 revolving credit facility (the “Revolving Loan”), a $5,000,000 senior term loan (the “Term Loan A”) and a $6,400,000 senior term loan (the “Term Loan B”) for the purpose of financing the transactions contemplated by the Purchase Agreement. Oblio received aggregate proceeds of approximately $ 16,217,000 from Capital Source upon the Closing. In connection with the execution of the Credit Agreement, we paid CapitalSource a commitment fee of $264,000. In addition, Capital Source received an aggregate of 1,250,000 shares of our common stock.

The Revolving Loan has a three-year term and carries an annual interest rate of prime plus one percent with a minimum of 6.50% and is payable monthly in arrears. The principal is due at the end of the term. Prepayments of principal are subject to penalty. The amounts available from time to time under the Revolving Loan are determined by the value of Oblio’s eligible receivables and inventory.

The Term Loan A and the Term Loan B have a term of 15 months and are amortized on a straight line basis over 24 months with a balloon payment due at the end of the term, if necessary. Both loans carry an interest rate of prime plus four percent. Principal and interest payments are payable monthly in arrears. Both term loans may be prepaid without penalty. On a monthly basis, 100% of Oblio’s excess cash flow will be applied equally to repayment of the Term Loan A and the Term Loan B.

As security for its obligations under the Credit Agreement, Oblio pledged all its assets and accounts receivable to Capital Source. In addition, we pledged all of our stock in Oblio. As further security for Oblio’s obligations under the Term Loan B only, Farwell pledged from its portfolio, publicly traded securities with a fair market value of approximately $12.6 million.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. For the fiscal years ended December 31, 2004 and 2003, Oblio generated revenues of approximately $146,873,000 and $163,662,000, respectively. Its net income for those periods was $10,588,567 and $13,625,408 , respectively.

In connection with our acquisition of all of the assets of Oblio, we amended the terms of the registration rights agreement dated as of November 20, 2003 (the “Registration Rights Agreement”) with Laurus Master Fund, Ltd. ("Laurus") and certain financial instruments for the benefit of Laurus as follows:

1.
The Fixed Conversion Price under that certain minimum borrowing note dated November 20, 2003 (the “November 2003 Revolving Note”), that certain convertible term note dated November 20, 2003 (the “November 2003 Term Note”), and that certain convertible term note dated March 30, 2004 (the “November 2003 MB Note,” together with the November 2003 Revolving Note and the November 2003 Term Note, the “Notes”), was increased from $0.40 per share to $1.50 per share;

2.
Until March 1, 2006, our prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, our prepayment penalties will be equal to the amounts called for under the Notes;

3.	The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, will be extended until August 12, 2008;
4.
The minimum monthly principal payment pursuant to the March 2004 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

5.
The minimum monthly principal payment pursuant to the November 2003 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

6.
We will be permitted to immediately borrow all funds available pursuant to the loan and security agreement with Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell in support of such over-advance facility will continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full;

7.	All warrants previously issued to Laurus were cancelled; and
8.
The Registration Rights Agreement was amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with 2,500,000 shares of our common stock issued to Laurus in connection with the transaction described above, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of our acquisition of Oblio. Such registration statement shall also be permitted to include, the shares of the other Selling Stockholders.

 Titan PCB West

  Our wholly-owned subsidiary Titan PCB West was incorporated on March 27, 2001 under the name Manufacturing Holding Corporation. On August 30, 2002, Titan PCB West was acquired by us through the merger of Titan EMS Acquisition Corp., our wholly owned subsidiary, with and into Titan PCB West. In connection with the merger with Titan PCB West, the stockholders of Titan PCB West received shares of our common stock. For financial reporting purposes, the merger with Titan PCB West has been treated as a reverse-merger, where Titan PCB West was the acquirer. Because the merger with Titan PCB West is treated as a purchase of Ventures-National Incorporated, the historical financial statements of Titan PCB West became our historical financial statements after the merger with Titan PCB West.

On August 6, 2002, Titan PCB West acquired certain intangible assets contributed by Louis George, a former executive officer and director, in exchange for 50,000 shares of Titan PCB West common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

Effective August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger. In connection with the merger with Titan PCB West, our fiscal year was also changed from June 30 in each year to August 31 in each year.

We transmitted the information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our holders of record on September 5, 2002.

Since the recommencement of our developmental stage in March 2000, and until completion of our acquisition of Titan PCB West in August 2002, we did not engage in any material business operations other than seeking potential acquisition or merger candidates, and as of August 30, 2002, we had no assets and had liabilities of $9,660.

Upon the effectiveness of the merger with Titan PCB West, the former executive officers resigned from their respective positions with us and the executive officers of Titan PCB West were duly elected as their successors as follows: David M. Marks became our Chairman of the Board, and Louis J. George became our President, Chief Executive Officer and Acting Treasurer. Mr. George has since resigned from all of his positions with us and Mr. James E. Patty became our President and Chief Executive Officer as of February 21, 2003. Mr. Marks resigned as Chairman of the Board on May 13, 2003 and Mr. Ciri was appointed the new Chairman. Mr. Patty resigned as President and Chief Executive Officer effective July 29, 2003 and Mr. Ciri was appointed as our Chief Executive Officer until January 1, 2004 when Mr. Shirley was appointed our Chief Executive Officer. Mr. Shirley resigned in December 2004 and Mr. Curtis Okumura was appointed our new Chief Executive Officer. Mr. Andrew Glashow was appointed as our President, effective July 29, 2003 and resigned effective January 31, 2004. Mr. Ciri resigned as Chief Executive Officer effective December 31, 2003, and as Chairman of the Board on February 4, 2004. Our directors immediately prior to the effectiveness of the merger with Titan PCB West irrevocably resigned effective as of the close of business on September 15, 2002.

Messrs. Jacobs and Weisberg resigned as directors, and Mr. George resigned as a director and from his position as our President and Chief Executive Officer, in each case effective on or around January 10, 2003, at which time Mr. George was appointed Managing Director of Operations for California, a position from which he later resigned as of April 15, 2003.

Titan PCB East

On February 27, 2003, through our wholly-owned subsidiary Titan PCB East, we acquired certain assets of Eastern Manufacturing Corporation, for approximately $513,160 in a foreclosure sale from Eastern Manufacturing Corporation's secured lender Eastern Bank. The results from Eastern Manufacturing Corporation's operations have been reflected in our financial statements from the date of acquisition. No goodwill resulted from this acquisition. For more information concerning the acquisition of assets from Eastern Manufacturing Corporation, see Note 3 under "Mergers and Acquisitions" to the consolidated financial statements for the years ended August 31, 2003 and 2002.

Effective March 5, 2003, we purchased shares of common stock of Coesen Inc. representing 33.3% of its issued and outstanding shares of common stock from Mr. Howard Doane, the principal stockholder and an officer and director of Eastern Manufacturing Corporation, in exchange for 30,000 shares of common stock and $5,000 in cash. In connection with the share purchase, David M. Marks, one of our Directors, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which they agreed not to take actions not in the ordinary course of business without our prior written consent.

Principal Offices

Our principal offices are located at 44358 Old Warm Springs Boulevard, Fremont, California 94538, and our telephone number is (510) 824-1200. We are a Utah corporation.

     Oblio’s principal offices are located at 407 International Parkway, Suite 403, Richardson, Texas 75081.

Plan Of Operations

Our business strategy is to:

•
target potential customers and industries needing prototype boards with required turnaround times of between 24 hours and the industry standard 10-days as well as preproduction needs requiring numerous types of materials;

•
aggressively market specialty manufacturing services for time sensitive, high-tech prototype and pre-production Rigid and HVR FlexTM (rigid-flex) PCBs to the high technology industry and cater to customers who need time sensitive delivery of low to medium production runs with high quality and superior design and customer service interface whether for production or research and development;

•	expand our services to include rigid-flex combinations in order to diversify sources of revenue;

•	expand our sales through the marketing and manufacture of rigid-flex PCBs using the patented HVR Flex process available as a results of our acquisition of assets from Eastern Manufacturing Corporation in February 2003;

•	acquire and integrate strategic assets of companies producing time sensitive, high tech prototype and pre-production PCBs with other unique customers, technology or processes in order to accelerate entry into our target market;

•	acquire manufacturing facilities that have military certification or add value to our current time-sensitive manufacturing service business; and

•	develop and continuously improve fabrication and sales processes in order to improve margins and competitive pricing.

•	increase Oblio’s direct sales of its prepaid phone services to large retailers.

•	explore opportunities to market and sell Oblio’s prepaid phone cards, some of which are capable of foreign origination, directly to overseas distributors.

•	acquire facilities based telecommunications businesses which will increase Oblio’s capacity to handle a larger number of simultaneous calls, provide established interconnects with other major telecommunications providers and offer established prepaid distribution channels in other states where Oblio has not fully penetrated.

•	explore opportunities to market and sell Oblio’s prepaid phone cards, some of which are capable of foreign origination, directly to overseas distributors.

•	implement new prepaid calling card programs utilizing VoIP technology.

We plan to add additional independent sales representatives to extend our selling capacity. Commission costs therefore will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase our marketing expenditures. There are no assurances that additional independent sales representatives or increased marketing expenditures will increase our revenues.

We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

Accounting Principles; Anticipated Effect of Growth

Below we describe a number of basic accounting principles which we employ in determining our recognition of revenues and expenses, as well as a brief description of the effects that we believe that our anticipated growth will have on our revenues and expenses in the future.

We recognize sales upon shipment to our customers. We record net sales as our gross sales less an allowance for returns. As of May 31, 2005, we had approximately 360 customers. We provide our customers a limited right of return for defective PCBs and record an allowance against gross revenues for estimated returns at the time of sale based on our historical results. Because our customers quickly test the PCBs we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At May 31, 2005, we provided an allowance for returns of $14,000. Actual returns may differ materially from our estimates, and revisions to the allowances may be required from time to time.

We expect the number and complexity of PCBs we sell to fluctuate with the changes in demand from our customers and, the prices we charge our customers to fluctuate as a result of intense competition in the PCB industry and the current economic situation and its impact on the high technology market. Until industry conditions improve and demand increases, we expect that decreased average pricing will continue to negatively affect our sales.

We expect sales to grow as we develop our reputation in our target market. Additional acquisitions will also increase sales as well as cause disruption as facilities, employees, and processes are integrated. We expect these fluctuations to be relatively short lived while expecting the sales growth to be more permanent with the variability of market demand as a condition.

Future demand and product pricing will depend on many factors including product mix, levels of advanced technology, capacity utilization, competitive pressure in the PCB industry, and economic conditions affecting the markets we serve and the electronics industry in general. The current uncertainty regarding the level and timing of an economic recovery in our product markets and volatility in our customer forecasts continue to make our forecasting less reliable than in prior periods.

In each case, our plan of operations anticipates that our internal growth, as well as acquisitions of competitors, shall materially contribute to our ability to increase our revenues as described above.

Through August 12, 2005, our primary source of sales was from rigid bare-board manufacturing that provides time sensitive, high technology, and superior quality PCB's to the electronics industry at a competitive price. Currently we receive additional sales from customers who need rigid-flex and flex bare-board manufacturing that provide time sensitive, high technology and superior quality PCBs. In addition we have expanded our sales focus to the military market place, which includes those vendors supplying the U.S. military with products in our target market.

Cost of sales consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of our products. Many factors affect our gross margin, including, but not limited to, capacity utilization, production volume, production quality and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the PCBs we manufacture in any given period.

Based upon our plan of operations, we anticipate that our cost of sales will increase as our sales increase, but that cost of sales as a percentage of net sales shall generally decrease for a period of time as our sales increase. We believe that the amount of the decrease of this percentage over the next several fiscal periods will be dependent in large part upon the source of the increase in sales. For example, an increase in our penetration in the existing market for our goods and services will permit us to increase sales at a low cost in part by causing us to utilize a greater portion of our existing manufacturing capacity, an expense which we already incur. On the other hand, an increase in our sales attributable to our offering a greater portfolio of products and services or an increase in the technology or complexity of products and services may result in less of a decrease in such percentage as such activities may initially be less efficient than our existing operations.

Included in cost of sales is overhead which is relatively fixed on an annual basis. Materials are variable and labor is semi-variable and are influenced by the complexity of orders as well as the quantity of orders. As our business is continually changing with regard to the type of product produced, we plan to implement broader use of production systems to control the overtime in production as well as the use of materials in production. We anticipate that these systems will assist in the pricing of its products with the objective to be more competitive and profitable in our target market.

We intend to continue to expand and upgrade our production capability as well as our production systems and processes and the financial systems interface in order to better manage material, labor and overhead costs.

Our operating expenses are comprised of costs for sales and marketing, general and administrative.

Selling and marketing expenses consist primarily of salaries and commissions paid to our internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We expect our selling and marketing expenses to fluctuate as a percentage of sales as we add new personnel, develop new independent sales representative channels and advertise our products and company.

General and administrative expenses include all corporate and administrative functions that serve to support our current and future operations and provide an infrastructure to support future growth. Major items in this category include management and staff salaries and benefits, travel, network administration and systems/data processing, training, rent/leases and professional services. We expect these expenses to fluctuate as a percentage of sales as we expand our business. We intend to expand our customer and sales support operation in order to support the increased complexity and volume of our PCB business and our anticipated use of indirect sales. We do not expect a material increase in sales and marketing expense that is not consistent with an increase in sales over a reasonable period of time.

Interest expense, including finance charges, relates primarily to an accounts receivable line of credit from Laurus Master Fund (“Laurus”), term loans with Laurus, and the associated amortization of discounts on convertible debt with Laurus and others. We expect interest expense to fluctuate based on the timing of borrowings under out lines of credit.

          The gross profit margin for Titan (excluding Oblio) for the nine months ended May 31, 2005 was 6.8% and for the year ended August 31, 2004 was 10.8%. The gross profit margin for Oblio for the twelve months ended December 31, 2004 was 8.2% but on much greater revenue. Extrapolating the nine month proformas to the two and one-half weeks that we will have owned Oblio would increase our sales by approximately $4.5million with an expected gross margin of $369,000. The tax rate for the next fiscal year is expected to remain at zero since the company believes it will be able to utilize its NOL carryforwards since the Oblio transaction did not result in a change in control.

Results of Operations

    The following table sets forth statement of operations data for the nine month periods ended May 31, 2005 and 2004, twelve months ended August 31, 2004 and 2003 and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operations” and its consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Nine Months Ended		Twelve Months Ended
	05/31/05	05/31/04	08/31/04	08/31/03
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	93.2	87.3	89.2	94.0
Gross profit	6.8	12.7	10.8	6.0

Operating expenses:
Sales and marketing	9.3	8.8	8.7	12.1
General and administrative	14.4	29.9	28.1	53.2
Total operating expenses	23.7	38.7	36.8	65.3

Operating income (loss)	(16.9)	(26.0)	(26.0)	(59.3)
Interest expense	(16.0)	(22.0)	(20.4)	(5.5)
Miscellaneous	0.0	1.7	1.2	1.1
Net loss	(32.9)	(46.3)	(45.2)	(63.7)

Nine Months Ended May 31, 2005 Compared to the Nine Months Ended May 31, 2004.

Net Sales

          Net sales increased by $454,000 or 3.8% from $11,976,000 in the nine months ended May 31, 2004 to $12,430,000 in the nine months ended May 31, 2005. This increase resulted primarily from the 17.9% additional sales achieved in the West operation which is primarily due to the generation of new customers; offset by the 12.7% decrease in sales in its East operation. The Company's East operation experienced a reduction during the first three months of the year but has since increased. This was due to sales efforts being spent on long-term military contracts due to the new military P31032 specification. Military contracts materialize slowly but when they materialize remain solid for a long span of time and at which time are expected to greatly increase the sales in the Company's East operation. No assurance can be given that such increases will be achieved.

Cost of Sales

 Cost of sales increased $1,135,000, or 10.9%, from $10,451,000 in the nine months ended May 31, 2004 to $11,586,000 in the nine months ended May 31, 2005. As a percentage of sales, these costs increased from 87.3% in the nine months ended May 31, 2004 to 93.2% in the nine months ended May 31, 2005. The increase in cost of sales percent resulted from a greater number of qualification boards built to the new military specifications which should result in future orders. In addition there has been a steady increase in the Company’s percentage of product sold through its offshore fulfillment program. These products have smaller margins than boards built by the Company but provide additional access to customers thru expanded production capabilities.

Gross Profit

          Gross profit decreased by $681,000 or 44.7%, from $1,525,000 in the nine months ended May 31, 2004 to $844,000 in the nine months ended May 31, 2005. As a percentage of sales, gross profit decreased from 12.7% in the nine months ended May 31, 2004 to 6.8% in the nine months ended May 31, 2005. The decrease in gross profit resulted primarily from the higher costs mentioned above.

Operating Expenses

          Sales and marketing expenses increased $93,000 from $1,057,000 in the nine months ended May 31, 2004 to $1,150,000 in the nine months ended May 31, 2005 and as a percentage of sales increased from 8.8% of sales in the nine months ended May 31, 2004 to 9.3% of sales in the nine months ended May 31, 2005. This was primarily due to an increase in activities from the outside sales representatives and the commissions associated with those sales.

          General and administrative expenses decreased by $1,782,000 or 49.8%, from $3,579,000 in the nine months ended May 31, 2004 to $1,797,000 in the nine months ended May 31, 2005. The decrease was due in large part to the higher amortization of deferred compensation and stock issuances for consulting services issued in the prior fiscal year.

Interest Expense

          Interest expense decreased by $651,000, or 24.6%, from interest expense of $2,642,000 in the nine months ended May 31, 2004 to $1,991,000 in the nine months ended May 31, 2005 and as a percentage of sales, interest expense decreased from 22.0% in the nine months ended May 31, 2004 to 16.0% in the nine months ended May 31, 2005. In the nine months ended May 31, 2004, interest expense related primarily to interest expense on a 60 day note which carried a 10% premium and the issuance of 600,000 shares of stock as well as the expense associated with the conversion of notes payable to related parties at beneficial conversion rates. In the nine months ended May 31, 2005, interest expense related mainly to the amortization of loan discounts associated with its Crivello and Laurus convertible debt as well as other convertible debt the Company has issued.

Miscellaneous

          Miscellaneous income decreased $201,000 from $203,000 in the nine months ended May 31, 2004 to $2,000 in the nine months ended May 31, 2005. In the nine months ended May 31, 2004, the Company paid off a capitalized lease obligation that was on the books for $434,000 for $85,000 recording a $349,000 gain offset by the penalties incurred upon the early payoff of various debt obligations upon the closing of the Laurus transaction.

Net Loss

     Net loss decreased $1,458,000 for the nine months ended May 31, 2005 from $5,550,000 in the nine months ended May 31, 2004 to $4,092,000 in the nine months ended May 31, 2005 for the reasons noted above offset by reduced gross profit and increased general and administrative expenses.

Year Ended August 31, 2004 Compared to the Year Ended August 31, 2003

    Sales. Sales increased by $6,162,000 or 60.4% from $10,205,000 in the year ended August 31, 2003 to $16,367,000 in the year ended August 31, 2004. This increase resulted primarily from the sales achieved in our Titan PCB East, Inc. division which we acquired in February 2003. Fiscal 2004 included a full year of sales ($6,005,000) as compared to fiscal 2003 whereby we had only six months of sales ($2,403,000). Fiscal 2004 also saw an increase in sales as a result of an increase in number of customers as well as the increase in the average quantity purchased by each customer. These increases were partially offset by decrease in average pricing as a result of product mix changes, competitive pressures on pricing for both quick-turn and volume orders resulting from the overall decline in the electronics industry, and a lower level of premium revenue. While we see some stabilization in pricing as competitors are unable to effectively compete and are being forced to close, we expect this situation to continue for the near future. As a result of a smaller number of competitors, we are currently experiencing a rebound in sales orders.

     Cost of Sales. Cost of sales increased $5,016,000, or 52.3%, from $9,588,000 in the year ended August 31, 2003 to $14,604,000 in the year ended August 31, 2004, but as a percentage of sales decreased from 94.0% in the year ended August 31, 2003 to 89.2% in the year ended August 31, 2004. The increase in cost of sales resulted from a greater number of PCBs sold. We experienced price increases in our raw materials; however these increases were partially offset by labor efficiencies in our increased volume and a relatively smaller increase in our fixed costs.

    Gross Profit. Gross profit increased by $1,146,000 or 185.7%, from $617,000 in the year ended August 31, 2003 to $1,763,000 in the year ended August 31, 2004 and as a percentage of sales increased from 6.0% in the fiscal year ended August 31, 2003 to 10.8% in the fiscal year ended August 31, 2004. The increase in gross profit resulted primarily from increased efficiencies from a greater volume of sales produced. Although we have experienced raw material price increases as well as sales pricing pressures in the industry, we are able to take advantage of reduced labor costs as volume increases.

    Sales and Marketing. Sales and marketing expenses increased by $188,000, or 15.2%, from $1,236,000 in the year ended August 31, 2003 to $1,424,000 in the year ended August 31, 2004. As a percentage of sales, sales and marketing expense decreased from 12.1% of sales in the year ended August 31, 2003 to 8.7% of sales in the year ended August 31, 2004. This dollar increase was primarily due to our East coast operations being in operation for the entire fiscal year compared to only six months in the prior fiscal year.

    General and Administrative Expenses. General and administrative expenses decreased $832,000 or 15.3% from $5,428,000 in the year ended August 31, 2003 to $4,596,000 in the year ended August 31, 2004. These expenses mainly decreased as a result of the decrease in outside professional services utilized as the company brings a majority of these services in-house and hires its own internal experts in order to mitigate expenses. Fiscal years ended August 31, 2004 and 2003 were rebuilding years for the Company and we are now settling down for long term growth. General and administrative also includes non-cash compensation which increased $1,030,000 or 72.0% from $1,431,000 in fiscal year ended August 31, 2003 to $2,461,000 in fiscal year ended August 31, 2004. During the year ended August 31, 2004, the company expensed $1,383,000 related to the departure of our immediate past chief executive officer and our immediate past president. This related to an employment agreement with related warrants that were granted in July 2003. This non-cash compensation also related to the amortization of employee options granted in prior fiscal years for below market value as well as the expensing of $511,000 of common stock granted to consultants for a planned stock offering that has been placed on hold.

Interest Expense. Interest expense, including amortization of loan fees and beneficial conversion features of our notes issued in the year ended August 31, 2004, increased by $2,780,000, or 491.2%, from interest expense of $566,000 in the year ended August 31, 2003 to $3,346,000 in the year ended August 31, 2003. As a percentage of sales, interest expense increased from 5.5% in the year ended August 31, 2003 to 20.4% in the year ended August 31, 2004. In the year ended August 31, 2003, interest expense related primarily to our 24% $640,000 principal amount of private placement promissory notes (the "Notes") which carried $240,000 stock value issuance as financing cost which was amortized over the one-year life ($105,965 expensed during the year ended August 31, 2003 and $134,035 in fiscal year 2004) and our credit facilities with Alco Financial Services ("Alco") and Equinox Business Credit Corp. ("Equinox"). All the Notes as well as the Alco and Equinox notes were retired upon the closing of the Laurus Master Fund Ltd. ("Laurus") transaction. Interest expense in the year ended August 31, 2004 primarily related to the amortization of beneficial conversion features and warrant amortization of our Laurus loan entered into on November 20, 2003, an interest charge of $1,118,000 when our largest shareholder converted its $1,450,000 notes into equity, and a $454,000 charge, including $414,000 as equity, for a 60 day $400,000 short term note. The non-cash charges described above were primarily: (1) the $1,118,000 beneficial conversion feature of our largest shareholder, (2) $771,000 amortization of beneficial conversion of Laurus, (3) $108,000 amortization of the beneficial conversion feature of other convertible notes, (4) $414,000 related to stock issuance of $400,000 note, and (5) $134,000 of the amortization of the stock issuance related to our Notes. We anticipate interest expense, thereafter, to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time. Due to the large beneficial conversion feature of the Laurus convertible loans, we anticipate the interest expense to continue to be high.

    Gain on extinguishments of debt. During the fiscal year ended August 31, 2004. the Company settled an unpaid capital lease obligation with a balance die of $434,000 for cash of $85,000 resulting in a gain of approximately $349,000. In the year ended August 31, 2003 the Company experienced a gain on the settlement of payable for professional fess with warrants issued.

    Miscellaneous. Net. Other income and expense net decreased by $183,000 from a gain $35,000 in the year ended August 31, 2003 to0 a loss of $148,000 in the year ended August 31, 2004. In the fiscal year ended August 31, 2004, the loss was primarily from charges incurred on the early retirement of our Alco and Equinox notes.

Liquidity and Capital Resources

          The Company's principal sources of liquidity have been cash provided by Laurus and an infusion of capital from the Company's largest shareholder. The Company's principal uses of cash have been for operations, to meet debt service requirements, and to finance capital expenditures. The Company anticipates these uses will continue to be its principal uses of cash in the future.

    The Company will require additional financing in order to implement its business plan. The Company currently anticipates capital expenditures of at least $1.0 million during the next 12 months. If the anticipated cash generated by its operations are insufficient to fund requirements and losses, the Company will need to obtain additional funds through third party financing in the form of equity, debt or bank financing. Particularly in light of its limited operating history and losses incurred, there can be no assurance that the Company will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, the Company's business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of its common stock may experience substantial dilution.

The acquisition of Oblio Telecom, Inc. is being accounted for as a purchase, and the Company has allocated the purchase price based on the fair value of assets acquired and liabilities assumed.

          The Company was assisted in this acquisition by Farwell Equity Partners, LLC and has recorded an amount to debt acquisition costs of $14.3 million dealing with the pledging of shares by Farwell as well as the issuance of shares to CapitalSource. Due to the short nature of the term debt with CapitalSource, the Company is amortizing this capitalized debt fee over the fifteen months of the term notes of the CapitalSource facility. The Company intends to evaluate its operations from an EBITDA standpoint and until these capitalized loan costs are fully amortized does not expect to produce net income.

          The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements included in this Form SB-2: pricing pressures in the industry; the loss of any of its major customers; a continued downturn in the economy in general or in the technology sector; a further decrease in demand for electronic products or continued weak demand for these products; its ability to attract new customers. These factors or additional risks and uncertainties not known to us or that the Company currently deems immaterial may impair business operations and may cause its actual results to differ materially from any forward-looking statement.

Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this report to conform them to actual results or to make changes in its expectations.

          In the nine months ended May 31, 2005, net cash used by operations was $1,085,000 while in the nine months ended May 31, 2004 cash used in operating activities was $3,663,000, a decrease of $2,578,000. This decrease was primarily the result of the Company's accounts receivable leveling off as well as the extension of payables and accruals due to an immediate cash shortage.

          In the nine months ended May 31, 2005, the Company utilized $65,000 for the purchase of fixed assets compared to $228,000 used for the purchase of fixed assets in the nine months ended May 31, 2004, a decrease of $163,000, or 71.5%. As the Company achieves positive operating cash flow, the Company expects its spending on capital expenditures to increase during the fourth quarter of this fiscal year.

          In the nine months ended May 31, 2005, net cash provided by financing activities was $652,000 while in the nine months ended May 31, 2004, cash provided by financing activities was $3,948,000, a decrease of $3,296,000. The large amount provided last year was the Laurus debt entered into in November 2003 offset by the debt that was extinguished upon the issuance of the Laurus debt.

          On November 30, 2004, the Company entered into a 10% Convertible Promissory Note with Mr. Frank Crivello, a related party. This note is convertible into the Company's Common Stock at $0.12/share, which expired on January 31, 2005 but has been extended by agreement from both parties. The Company initially borrowed $300,000 and during the quarter ended February 28, 2005 borrowed an additional net $282,500 with the ability to borrow up to $1,000,000. Since the fair market value of its stock on the borrowing dates ranged from $0.15 to $0.30 the Company recorded beneficial conversion features of which some were limited to the amount borrowed. These beneficial conversion features were recorded as additional paid in capital and as a discount on the debt which have all been amortized to interest expense during the nine months ended May 31, 2005.

          On November 20, 2003, the Company entered into a loan and security agreement with Laurus pursuant to which the Company is permitted to borrow up to $4,000,000 under a revolving line of credit (the "Credit Agreement"). On April 4, 2005, the Company and Laurus entered into an agreement to provide up to an additional $1,000,000 over-advance pursuant to the terms of the Credit Agreement. Concurrently with such agreement, Farwell Equity Partners, LLC ("Farwell"), a Delaware limited liability company, pledged certain assets to secure the repayment of the over-advance. David Marks, a principal stockholder and chairman of the board of the Company is the managing member of Farwell. The Company also agreed to indemnify Farwell for any loss it may incur as a result of the pledge of assets. During the quarter ended May 31, 2005, the Company borrowed $450,000 under this over-advance.

          On November 30, 2004, the Company's board of directors formed a strategic committee to explore the sale or merger of the Company and appointed Kenneth Shirley the chairman of this committee. This committee is still active but no longer has Mr. Shirley as its chairman. Effective June 17, 2005, Mr. Shirley resigned from the board of directors.

Quantitative And Qualitative Disclosures About Market Risk

          The Company’s exposure to market risk for changes in interest rates relates primarily to the Company’s long-term debt since the interest rate charged by Laurus is prime plus 3% and Capital Source is Prime plus 4% but at the present we do not enter into interest rate swap agreements to guard against any fluctuation in the prime rate.

    The Company also has interest rate risk that effects the increase or decrease in the amount of interest income the Company can earn on our available funds for investment. The Company ensures the safety and preservation of its invested principal funds by limiting default risk, market risk and reinvestment risk. The Company mitigates default risk by investing in high quality, short-term securities. The Company does not believe that changes in interest rates will have a material effect on our liquidity, financial condition or results of operations.

Impact of Inflation
          The Company believes that its results of operations are not dependent upon moderate changes in inflation rates as the Company expects it will be able to pass along component price increases to its customers.

Seasonality
          The Company has experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

Contractual Obligations

    The following table presents the Company's contractual obligations as of May 31, 2005 for the remaining of this fiscal year as well as over the next five fiscal years. The Company does not have any contractual obligations that extend beyond five fiscal years:

Payment by period

Contractual Obligations	Amount	During currentfiscal year	1 - 3 years	4 - 5 years

Employment agreements	$462,500	$46,250	$416,250	$-
Short-term debt	776,984	776,984	-	-
Long-term debt	3,495,894	3,495,894	-	-
Revolving line of credit	2,896,516	2,896,516	-	-
Operating leases	2,712,019	305,614	2,058,211	348,194
Other	30,000	30,000	-	-
Total Contractual Obligations	$10,373,913	$7,551,258	$2,474,461	$348,194

Critical Accounting Policies The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting Release No. 60, "CAUTIONARY ADVICE REGARDING DISCLOSURE ABOUT CRITICAL ACCOUNTING POLICIES" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, the Company's most critical accounting policies include: inventory valuation, which affects its cost of sales and gross margin; and allowance for doubtful accounts, which affects the general and administrative expenses; and stock-based compensation, which affects general and administrative expenses. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements.

Inventory Valuation The Company's policy is to value raw material inventories at the lower of cost or market on a part-by-part basis on a first in first out basis ("FIFO") . The Company also values work-in-process and finished goods at the lower of cost or market utilizing a standard cost system which management believes approximates cost on a FIFO basis. This policy requires the Company to make estimates regarding the market value of its inventories, including an assessment of excess or obsolete inventories. The Company determines excess and obsolete inventories based on an estimate of the future demand for its products within a specified time horizon, generally 12 months. The estimates the Company uses for demand are also used for near-term capacity planning and inventory purchasing and are consistent with its revenue forecasts. If the Company's demand forecast is greater than its actual demand the Company may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for its products, the Company has excess capacity in its manufacturing facilities. The Company is not capitalizing any inventory costs related to this excess capacity. The application of this policy adversely affects its gross margin.

Allowance for doubtful accounts The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company's allowance for doubtful accounts is based on its assessment of the collectibility of specific customer accounts, the aging of accounts receivable, its history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or its customers' actual defaults exceed its historical experience, the Company's estimates could change and impact its reported results.

Stock-based compensation. The Company records stock-based compensation to outside consultants at a fair market value in general and administrative expense. The Company does not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. The Company reports pro-forma net loss and loss per share in accordance with the requirements of SFAS 148. This disclosure shows net loss and loss per share as if the Company has accounted for its employee stock options under the fair value method of those statement. Pro-forma information is calculated using the Black-Scholes pricing method at the date of the grant. This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumption can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

Evaluation of Disclosure Controls and Procedures. As of May 31, 2005, our management carried out an evaluation, under the supervision of our Chief Executive Officer and Chief Financial Officer of the effectiveness of the design and operation of our system of disclosure controls and procedures pursuant to the Securities and Exchange Act, Rule 13a-15(e) and 15d-15(e) under the Exchange Act).  Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Change in Internal Controls. There were no changes in internal controls over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially effect, our internal control over financial reporting.

BUSINESS

OVERVIEW

We are a technology concentric holding company operating in the prepaid services and prototype printed circuit board industries. Our prepaid service operations are headquartered in Richardson, Texas and our printed circuit board manufacturing facilities are located in Fremont, California and Amesbury, Massachusetts.

Our business operations are defined by three entities including:

OBLIO Telecom
Titan PCB West
Titan PCB East

OBLIO TELECOM, INC.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets. Oblio commenced operations in 1996 to capitalize upon opportunities in the prepaid phone card (“telecards” or “prepaid calling cards”) sector of the international long distance telecommunications market. Oblio’s prepaid phone cards provide consumers with a competitive alternative to traditional pre-subscribed long distance telecommunications services. We acquired Oblio in a transaction that was completed on August 12, 2005.

Products and Services

Prepaid Card Service

Users purchase Oblio’s cards in denominations of $5.00, $10.00, $20.00, and $25.00. Each card has a printed PIN that is unique to that card and an access number. Many of Oblio’s card programs are available with instructions in English and/or one or more foreign languages such as Spanish.

When the access number is entered, the user is connected to a debit or prepaid card platform switch in the telephone network that provides interactive voice prompts in the user selected language. After entering the PIN, the user may dial one or more destination telephone numbers in the same manner as a normal telephone call. The interactive voice prompts in the platform switch to advise the user of the remaining available minutes on the card for the dialed destination. The prepaid account balance associated with each card is managed by the switch, which automatically deducts for usage. Upon use of all the value stored in the card's account, the debit card database computer automatically instructs the debit platform to terminate the account associated with the card. Usage charges are based upon values in a "rate deck" stored in the computer database of the platform switch. Different rates are set for domestic long distance and international calls (by country of call destination). Usually the cards are designed to target a specific foreign country or international region as the calling destination. However, the PINs contained on the cards typically allow the user to make calls to any destination, albeit at different rates.

Oblio intends to continue to introduce new card programs as it identifies new market niches for its services and is able to acquire favorable pricing for long distance calls.

Oblio provides three primary prepaid telephone network access products/services:

Branded Prepaid Phone Cards

Oblio designs and produces its own branded calling card programs that are sold through its network of distributors to retail locations such as convenience stores, newsstands, delicatessens, gasoline stations, check cashing centers, supermarkets, and drug stores. Oblio currently focuses on calling cards for international long-distance calls originating in the U.S. (from a U.S. originating point to a foreign country). Oblio also sells cards for international long distance calls with an international origination which cards are sold domestically. Currently, Oblio’s prepaid products are sold only in the U.S. and U.S. territories.

Single Distributor Brands

These are Oblio brands that are only sold through one distributor.

PIN Sales

For some of its customers, Oblio only sells PIN numbers, which represent time (minutes) on particular rate decks. In this case, the customers are smaller prepaid phone card companies seeking to establish their own brands. In most cases, theses smaller companies are also distributors of Oblio’s branded products. The distributors design, print, and promote their own card programs for the PINs. Oblio wholesales “PINs” for about the same price per minute as they sell their branded products. As a result there is very little profit for the smaller card companies purchasing PINs.

Calling Card Reselling

Oblio also acts as a reseller/distributor, on a small scale, for calling card programs developed by other companies. These cards are marketed by Oblio and operate in the same fashion as Oblio’s branded products described above. Although this category of revenue only contributes a nominal amount to total sales, Oblio engages in this activity to fill out its product line. These products have existing markets that are not currently large enough to warrant the development of Oblio branded products.

Suppliers

Oblio has partnered with AT&T in providing prepaid long distance service. Oblio’s relationship with AT&T has strengthened significantly in the last two years and AT&T (through its Smart Talk program) has begin to use Oblio almost exclusively as its prepaid international long distance partner. Oblio is working to establish similar relationships with other US and foreign carriers.

Customer Markets

Oblio’s products are sold to the public primarily through national, regional, and local distributors, and through retailers.

Geographic Markets

Oblio has over 400 accounts located throughout the U.S. Since nearly 98% of these customers are redistributing, Oblio’s products are effectively distributed throughout most U.S. states and territories.

Marketing

Oblio markets calling cards as a convenient and competitive alternative to credit cards and conventional coin and collect long distance services. Oblio target markets include ethnic communities with substantial international long distance usage and others who use calling cards as their primary means of making long distance calls due to (i) competitive rates, (ii) reliable service, (iii) convenience, and/or (iv) the inability to attain the credit necessary to have pre-subscribed or other types of postpaid long distance service. Oblio intends to continue to identify niches of the international and domestic long distance market in which to offer new prepaid phone card programs. Oblio believes that it will be able to leverage the Oblio brand and effectively market these products to new and existing customers.

Product Differentiation and Positioning

Brand awareness is important to commercial success in the intensely competitive prepaid phone card market. Oblio has developed and promoted its brand by the design of its cards as well as the favorable balance of price/service provided to the end-user. In its infancy, the prepaid phone card business was littered with providers that sold unreliable cards with significant surcharges. Oblio distinguished itself by providing reliable service at competitive rates with no “hidden” surcharges. Over time, end-users have developed confidence in Oblio’s branded calling card products.

Pricing Strategy

Prices are determined based on standard industry price points, which employ a series of discount ranges. Typically, Oblio prices its products to the distributor at a discount of 30% to 35% off the card’s face value. This represents a 6% to 12% margin, based on face value, on the purchase price for the PINs before allocation of any printing, selling, or freight costs. Oblio performs market research to assess the prices of competing products and prices its products at a similar rate. Prices are reviewed and adjusted on a continuous basis.

Advertising and Promotion

Oblio’s card programs currently target end-users with significant international long distance usage, such as immigrants and members of ethnic communities in large metropolitan areas. Oblio believes that the international long distance market provides, and will continue to provide, an attractive opportunity given its size and expected growth rate. Oblio’s products are promoted to end-uses primarily through card design and display posters that help advertise the products at the retailer’s location.

Distribution

Although Oblio’s products are sold directly to wholesale distributors in 38 states and are available in approximately 60,000 retail locations nationwide. Oblio estimates that its products are retailed at thousands of other locations in the U.S., including convenience stores, newsstands, delicatessens, gasoline stations, check cashing centers, supermarkets, and drug stores.

CCTS

Oblio implemented its new calling card tracking system (CCTS) in late 2002. CCTS is a web browser based application that manages customer purchase orders (PO) and the uploading of PIN files; manages print orders and the receipt of printed cards against print orders; manages customer order entry and assignment to a warehouse; manages customer order fulfillment (including packaging, shipping, calling card activation, and invoicing); and manages customer returns.

New Product Release: Prepaid Wireless

On August 19, 2005 Oblio announced its debut into the prepaid wireless sector when it became a mobile virtual network operator or “MVNO” through an agreement with a tier-one communications provider. As a MVNO, Oblio will launch its new wireless product line branded BRAVO Wireless in September 2005. This will position Oblio in the fastest growing sector in the telecommunications sector.

Target Consumer

Oblio intends to initially target the end user base it has serviced for the last eight years with its international long distance phone cards. Target consumers are:

•
The classic phone card customer base who shops at independent “mom & pop” store locations, bodegas, and other small chain retailers in ethnic oriented neighborhoods located in America’s top 100 urban markets.

•
Strong ethnic background: Latino/Mexican, Asian, Caribbean, African, European and Middle Eastern descent. A mix of individuals who were born in other countries and emigrated to the U.S. as well as first generation American citizens who were born to immigrants.

•	End users who wish to maintain anonymity as a customer and freedom from a plan or contract.
•	Cash based and cash strong; may be credit challenged or untrusting of credit options.
•	Consumers that understand value but are not technically savvy enough to engage in comparison shopping online.

Branding

Oblio intends to launch its prepaid wireless with two product offerings. The first program will be a mainline offering with relative universal appeal for aggressive domestic airtime and international long distance rates. The program, will combine the expertise Oblio has used to launch over 100 different prepaid products in its history.

Picante Wireless will be launch simultaneously and will be focused on Oblio’s largest customer base (approximately 70%), the Hispanic community. This product shares the brand name of Oblio’s most popular prepaid card, which is supported by the AT&T SmarTalk platform. Oblio sells nearly 18 million Picante phone cards annually and has been a brand for the last four years. The Picante Wireless product will focus more on the international capabilities and aggressive international rates associated with the Picante brand.

Product Positioning - End User

Oblio believes that the following features of its private label program will ensure the Oblio’s success in the prepaid wireless market:

•	Preferred Airtime Plans
•	Free Nights & Weekends plans marketed with slightly less aggressive peak ANYTIME minutes. This is a particularly strong option for international calling customers.
•	Extremely aggressive flat rate structure for ANYTIME minutes with peak and off peak rates to rival postpaid plan offerings.

•
Direct “011” dialing, aggressively priced international calling worldwide with the distinctive feature of offering a single debiting point from the same account, a feature that is not offered by any other company.

•
A sub $99.00 entry point for the consumer. The “KickStart” kit will include a stylish and up to date new or refurbished handset as well as a refill card with an initial predetermined amount of domestic calling time value for the end user. Product will be packaged in either a standup/hanging peg clamshell or a universal white box with branded sleeve.

•	Minimum 180 day warranty on handsets provide end users piece of mind.
•	Online and IVR based recharge features with a credit card added for additional convenience of end users.

Ongoing “Oblio Bonus Bucks” loyalty program as a reward for users who refill their accounts consistently.

TITAN PCB WEST AND TITAN PCB EAST

We are a fabrication service provider of time sensitive, high tech, prototype and pre-production PCBs. We provide time-critical PCB manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers. Our prototype PCBs serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from research and development phase to production phase, thus increasing their competitive position.

We are able to produce high technology PCBs with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, immersion gold and silver finishes. Our PCBs are also engineered to support electrical characteristics for high-speed digital designs.

Our bare-board manufacturing operations provide time sensitive PCBs to the electronics industry at a competitive price. Our focus is on high quality niche Rigid and HVR FlexTM (rigid flex) PCBs consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a value-added price.

Our standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a PCB is primarily determined by the amount of boards that can be placed on manufacturing process panel. We have the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a PCB can affect our weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for PCBs with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of PCBs with a greater number of layers would be offset by a higher average panel price.

We have completed the relocation and upgrade of our PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. We also operate a facility in Amesbury, Massachusetts which we occupy as a result of our acquisition of assets of Eastern Manufacturing Corporation. and for which we executed a lease on March 1, 2004.

Industry Background

PCBs serve as the foundation of most complex electronic products. The PCB manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. PCBs are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple PCBs, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

Products that utilize PCBs have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. We believe these characteristics benefit PCB manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. We believe manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. We believe that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex PCBs.

We see several trends in the PCB manufacturing industry. These include:

Importance Of Prototype PCB Production

We believe that original equipment manufacturers are placing increased emphasis on the prototype stage of PCB production in order to accelerate product development. We believe that domestically, higher volume production of PCBs is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing. We believe in placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype PCBs for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

Shorter Electronic Product Life Cycles

We believe that rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. We also believe that the rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. We believe these time-to-market requirements are causing original equipment manufacturers to increasingly rely on PCB manufacturers who have the capability to meet the technology demands of compressed product life cycles.

Increasing Complexity Of Electronic Products

We believe that the increasing complexity of electronic products is driving technological advancements in PCBs. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require PCBs that can accommodate higher speeds and component densities. We believe that original equipment manufacturers are increasingly relying upon prototype PCB manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

Services

We provide its customers with a competitive prototype manufacturing solution from prototype through pre-production development. Our services include:

Time Sensitive (Quick Turn Production)

Our clients are typically product and chip designers that need high quality prototype PCBs on an expedited basis. We produce prototype PCBs of various types and complexities based on our clients specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because we process customer orders on a time sensitive basis, we do not typically have more than a two-week backlog of customer orders at any one time.

Process Development

Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready PCB. We work closely with our customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of our design assistance efforts is to determine efficient layouts of PCBs to improve production yields and decrease volume production costs of a market ready PCB.

System Testing

We have the capability to perform several methods of electrical testing on a finished PCB.

One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the PCB. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

The other method of testing is known as fixtureless testing, which is more time consuming as it tests each PCB, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

Both methods can be operated through an industry electrical test format known IPC 356. Our combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

Technology

The market for our products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of our technology is proprietary, we believe our technological capabilities allow us to address the needs of manufacturers who need to bring complicated electronic products to market faster. PCBs serve as the foundation of products in electrical devices, large and small.

To manufacture PCBs, we generally receive circuit designs directly from our customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, we generate images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, we selectively add and remove conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multiplayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. We specialize in high layer prototype PCBs with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. We also intend to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

We believe the highly specialized equipment we use is among the most advanced in the prototype and pre-production industry. We provide a number of advanced technology solutions, including:

30+ Layer PCBs

Manufacturing PCBs exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. We reliably manufacture PCBs up to 34 layers in a time-critical manner.

Blind And Buried Vias

Vias are drilled holes which provide electrical connectivity between layers of circuitry in a PCB. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the PCB to the nearest inner layer. Buried vias are holes that do not reach either surface of the PCB but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the PCB in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

Sequential Lamination

When using blind and/or buried via technology in a multi-layer PCB, we often incorporate sequential lamination manufacturing processes. Sequential lamination uses a multiple PCB construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. We use sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

.003" Traces And Spaces Widths

Traces are the connecting copper lines between the different components of the PCB and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the PCB and the greater the expertise required to achieve a desired final yield on an order.

Aspect Ratios Of Up To 15:1

The aspect ratio is the ratio between the thickness of the PCB to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a PCB. We can drill holes using a .013" drill bit on backpanels measuring .200" thick.

Thin Core Processing

A core is the basic inner-layer building block material from which PCBs are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the PCB and the number of layers required. The demand for thinner cores derives from requirements of thinner PCBs, higher layer counts and various electrical parameters. Internal core thickness in our PCBs range from as little as 0.002 inches up to 0.039 inches. By comparison, the average human hair is 0.004 inches in diameter.

Micro Ball Grid Array/Chip-On-Board Features

A ball grid array is a method of mounting an integrated circuit or other component to a PCB. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires PCBs with higher layer counts and tighter lines and spaces.

Controlled Impedance

High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance PCBs are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using our specialized impedance test equipment.

Computer Aided Manufacturing

We utilize Orbotech equipment and software, the worldwide leader in PCB manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. We believe that utilizing CAD generated data from the customer at our automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

HVRFlex Process

The HVRFlexTM Process is a method of manufacturing rigid-flex PCB that uses traditional, high volume PCB manufacturing techniques without special materials or high-cost tooling to manufacture the same style of product as the older, conventional type rigid-flex, offering the same weight and space advantages at much higher yields and much lower cost. This also now enables the commercial electronics market place to take advantage of this technology and still meet their acceptable cost objectives for commercial system costs.

CUSTOMERS AND MARKETS

Titan PCB West and Titan PCB East customers include PCB design companies, original equipment manufacturers, electronics manufacturing service providers, and contract manufacturers that serve the rapidly changing electronics industry. We measure customers as those companies that place at least two orders in a 12-month period.

Our current customers come from several different industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication and bio-medical industries.

SALES AND MARKETING

Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

We market our services through four direct full time sales representatives and independent sales representatives, supervised by our Vice-President of Sales and Marketing. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our inside and outside direct and independent sales representatives.

SUPPLIERS

The primary raw materials used in our manufacture of PCBs include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

We utilize just-in-time procurement and consignment practices to maintain our raw materials inventory at low levels and works closely with our suppliers to obtain technologically advanced raw materials. Although we have preferred suppliers for some raw materials, the materials we use are generally readily available in the open market through numerous suppliers with the exception of one supplier of laminate material requested for use by our customers in less than 25% of our production. In addition, we periodically seek alternative supply sources to ensure that we are receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

COMPETITION

The PCB industry is highly fragmented and characterized by intense competition. Our principal competitors include, but are not limited to: DDI, Cirrexx, Harbor, Sanmina and Tyco.

We believe we compete favorably on the following competitive factors:

competitive pricing;
•	capability and flexibility to produce customized complex products;

•	ability to offer time-to-market capabilities;

•	ability to offer time sensitive PCB manufacturing capabilities;

•	consistently high-quality product; and

•	outstanding customer service.

In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies and processes also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture PCBs using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths along with improved process management have a competitive advantage over manufacturers who do not possess these technological and process capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

Some of our competitors are likely to enjoy substantial competitive advantages, including:

•	greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

•	more established and broader sales and marketing channels;

•	more manufacturing facilities worldwide, some of which are closer in proximity to our customers;

•	manufacturing facilities which are located in countries with lower production costs; and

•	greater name recognition.

GOVERNMENTAL REGULATION

Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

•	the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

•	ISO, DSCC and other facility/manufacturing process agencies;

•	the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

•	corresponding state agencies.

To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

EMPLOYEES

As of October 11, 2005, Titan PCB West and Titan PCB East had approximately 157 full time direct employees, none of whom were represented by unions. Of these employees, 137 were involved in manufacturing and engineering, 12 were in sales, customer/sales support, and marketing and 8 worked in accounting, systems and other support capacities.

Oblio currently has 12 full-time employees. Of these 2 were involved in management, 2 in shipping and inventory, 4 in administrative/accounting and 4 in sales.

We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees. We do not expect any significant increase in the size of our labor force as a result of near term organic growth.

DESCRIPTION OF PROPERTIES

Our current facilities are as follows:

LOCATION	SQUARE FEET	PRIMARY USE	LEASE TERMS

Amesbury, MA	27,984 sq ft	Current office &	Sub-lease expires January,
		California	2009; lease payment of
		Manufacturing Facility	$23,303 per month

Amesbury, MA	Three parcels:	Manufacturing	Lease expires February 28,
	57,033 sq ft	Facility/Office	2006; lease payments of
	2,168 acres		$18,500 per month
2,478 acres

Richardson, TX	5,900 sq ft	Office/Warehouse	Lease expires April 30, 2007;
lease payments of $5,238 per month

Our facility in Amesbury, Massachusetts concentrates on time-sensitive manufacturing orders for PCBs and has the ability to produce products using rigid bare-board and the patented HVRFlexTM process that we license from Coesen. This location also includes front offices for our East Coast operations and storage facilities for inventory in addition to a complete manufacturing facility on the Amesbury, Massachusetts campus. The entire location consists of two distinct buildings. Oblio conducts all of its business from our Richardson, TX location.

We believe our Fremont, California, Amesbury, Massachusetts and Richardson Texas facilities will be adequate for our current operating needs and continued near term growth.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Northern Laminate Sales, Inc. filed an action against us in the Superior Court on a claim of successor liability to enforce a default judgment in the amount of $61,033 entered against Eastern Manufacturing Corporation. Northern Laminate Sales alleges that we succeeded to Eastern Manufacturing Corporation's alleged contractual obligations when we purchased Eastern Manufacturing Corporation's assets in a secured party sale form Eastern Bank in February 2003. We deny liabilities for Eastern Manufacturing Corporation's debts on the grounds that we do not hold ourselves out as a continuation of Eastern Manufacturing Corporation, and that the mere purchase of Eastern Manufacturing Corporation's assets, without more, does not make us the "successor" of Eastern Manufacturing Corporation as a matter of law. Northern Laminate Sales has since moved to amend its complaint to add claims for breach of contracts and violations of G.L. c. 93A, based on our failure to pay for goods in the amount of $11,327 received since commencement of the action. We have settled this case for the outstanding amount owed Northern Laminate Sales for the product purchased since Titan PCB East has been in operations.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age
Curtis Okumura	42	Director, President, Titan & Oblio
David M. Marks	37	Chairman
Daniel Guimond	47	Chief Financial Officer & Secretary, Titan & Oblio
Sammy Jibrin	35	Chief Executive Officer - Oblio
Radu Achiriloaie	37	Chief Operating Officer - Oblio
Stephen Saul Kennedy	38	Director, Vice President Sales, Titan PCB
Ralph O’Maley	41	Information Technology Manager, Titan PCB

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

CURTIS OKUMURA. Mr. Okumura was appointed Director in May 2005. Mr. Okumura was elected to serve as our President, effective as of December 16, 2004. Mr. Okumura also serves as President of our wholly owned subsidiary, Oblio Telecom, Inc. Mr. Okumura has served as General Manager of the Company's subsidiary, Titan PCB West since August, 2001. From 2000 to 2001, Mr. Okumura served as General Manager of Circuit Link, Inc., a circuit board manufacturer. From 1985 to 2000, Mr. Okumura served in various capacities, including as an engineering manager for Data Circuit Systems, Inc. Mr. Okumura has an education in Business Administration from San Jose State University and Ohlone College. Mr. Okumuara will be paid an annual salary of $150,000, subject to review by the Board of Directors.

DAVID M. MARKS. Mr. Marks was our Chairman of the Board of Directors from September 15, 2002 to May 13, 2003 and was reappointed Chairman in May 2005. From May 2003 until May 2005, Mr. Marks remained as one of our Directors. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks holds a BS in Economics from the University of Wisconsin.

DANIEL GUIMOND. Mr. Guimond has served as Chief Financial Officer since February 2004. Mr. Guimond served as our acting Chief Financial Officer and Controller from July 2003 to February 2004. Mr. Guimond also serves as Chief Financial Officer of our wholly owned subsidiary, Oblio Telecom, Inc. From 1997 until 2003, Mr. Guimond served as the Corporate Finance Manager of PCD Inc. From 1987 to 1997, Mr. Guimond was the Corporate and Tax Accounting Manager at Bailey Corporation specializing in all aspects of the corporate accounting environment. Mr. Guimond is a magna cum laude graduate of Southern New Hampshire University with a B.A. in Management Advisory Services.

SAMMY JIBRIN. Mr. Jibrin was elected to serve as CEO of Oblio on August 12, 2005. Mr. Jibrin was a partner of Oblio Telecom, LLP since its inception in 1996. Mr. Jibrin graduated in 1994 from Mississippi State University with a degree in Engineering.

RADU ACHIRILOAIE. Mr. Achiriloaie was elected to serve as COO of Oblio on August 12, 2005. Mr. Achiriloaie was a partner of Oblio Telecom, LLP  since its inception in 1996. Mr. Achiriloaie graduated in 1995 from the University of Texas, Dallas with a degree in Business Administration.

STEPHEN SAUL KENNEDY. Mr. Kennedy was appointed a Director in May 2005. Mr. Kennedy has been an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for the SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

RALPH O’MALEY. Mr. O’Maley serves as our Information Technology Manager and as General Manager for our Titan PCB East facility. Mr. O’Maley was formerly the Information Technology Manager at Eastern Manufacturing Corporation and has over nineteen years of experience in the PCB industry. For the past fourteen years, utilizing his engineering and manufacturing background, he has been dedicated to the design, development, and deployment of information systems and process automation. Mr. O’Maley has a Bachelor of Science degree in Economics from Fitchburg State College and a Master of Science Degree in Information Technology from Southern New Hampshire University.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending August 31, 2004, 2003 and 2002 exceeded $100,000:

ITEM 10. EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the Company’s Chief Executive Officer and each of the other four highly paid executive officers during the year ended August 31, 2004.

					Long-Term
					Compesation
					Number of
					Shares
					Underlying
Compensation		Anuual			Options	All -Others
Name and Principal Position	Year	Salary		Bonus ($)	Granted (#)	Compesation($)(1)
Kenneth Shirley(2)	2004	$ 125,000		$ 40,000	-	$ 109,804
Chief Executive Officer and
President

Richard Berger	2004	12,704	(3)	-	20,000	-
Vice President, Sales,
Titan PCB East, Inc.

Daniel Guimond	2004	85,462		-	20,000	-
Chief Financial Officer	2003	23,077	(4)	-	75,000	-

Stephen S. Kennedy	2004	$ 152,939		-	-	-
Vice President, Sales,	2003	125,000		-	-	-
Titan PCB West, Inc.	2002	528	(5)	-	150,000	-

(1)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the years reported.

(2)
Mr. Shirley was appointed Chief Operating Officer on December 1, 2003 and Chief Executive Officer on January 31, 2004. Mr. Shirley has an annual salary of $200,000 and received a signing bonus of $40,000. Other compensation represents the value of warrants to purchase 500,000 shares of common with an exercise price of $0.40 and an expiration date of December 19, 2006. Mr. Shirley resigned effective December 15, 2004.

(3)
Mr. Berger was appointed V.P. Sales Titan PCB East, Inc. on July 26, 2004. Mr. Berger has an annual salary of $125,000. He also received 20,000 options to purchase common stock at $0.42 per share as a signing bonus. Mr. Berger resigned effective February 6, 2005.

(4)
Mr. Guimond has served as served as Chief Financial Officer since February 2004. He served as our Acting Chief Financial Officer and Corporate Controller since June 2003. As part of his compensation package, he was awarded 75,000 options at an exercise price of $0.75 on July 24, 2003. In May 2004, he was also awarded 20,000 options at an exercise price of $0.75/share. The Company does not have an employment agreement with Mr. Guimond.

(5)
Mr. Kennedy was appointed Vice-President-Sales effective August 30, 2002. The $528 represents one day’s earnings based on an annual salary of $140,000 computed based on a 52-week year and a 5-day work week. Mr. Kennedy's original salary was $140,000 per annum. Mr. Kennedy's salary was adjusted to $125,000 per annum for the period March 1, 2003 until December 1, 1003 when it was increased back to $140,000. Effective August 1, 2004, Mr. Kennedy's salary was increased to $185,000 per annum. Other compensation represents the value of options to purchase 360,000 shares of Common stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007. These options were repriced effective May 3, 2004.

(6)
Mr. Okumura was appointed President and Chief Executive Officer effective December 16, 2004. Mr. Okumura's compensation is not detailed above since he previously was not an officer of the corporation. Mr. Okumura's salary is currently $150,000 per annum.

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees In	Exercise or Base Price
Name	Granted	Fiscal Year	($/Share)	Expiration Date

Richard Berger	20,000(1)	6.15%	$0.42	7/26/14
Daniel Guimond	20,000(2)	6.15%	$0.75	5/03/14

(1)
Issued to Mr. Berger our V.P. Sales Titan PCB East, Inc. as a signing bonus, the options have n $0.42 exercise price and are valid until July 26, 2014. These options expired on March 7, 2005 due to Mr. Berger's resignation on February 7, 2005.

(2)	Issued to Mr. Guimond our Chief Financial Officer on May 3, 2004, the options have a $0.75 exercise price and are valid until May 3, 2014.

Stock Option Plans

2002 STOCK OPTION PLAN

On December 18, 2002, our Board of Directors adopted a 2002 Stock Option Plan pursuant to which selected employees, officers, directors and consultants of ours or any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of our common stock in order to attract and retain the services or advice of such employees, officers, directors and consultants and to provide additional incentive for such persons to exert maximum efforts for our success and our affiliates.

The 2002 Stock Option Plan shall be administered by our Board of Directors or a committee of two or more members of the Board of Directors. It is our intention that the 2002 Stock Option Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The aggregate amount of common stock to be delivered upon the exercise of all options granted under the 2002 Stock Option Plan shall not exceed 1,000,000 shares of common stock. Options granted under the 2002 Stock Option Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Unless otherwise determined by the plan administrator, the options granted under the plan shall have a term of ten years and shall be exercisable in whole or in part, subject to the vesting provisions to be set forth in the relevant option agreement. However, if incentive stock options are granted under the plan to employees who own greater than 10% of the total combined voting power of all classes of our stock or an affiliate thereof, the term of such incentive stock option shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the common stock at the time of grant of the incentive stock option. The exercise price shall be paid in cash, unless otherwise permitted by the plan administrator, consistent with applicable law.

Options granted under the 2002 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

Upon termination of an optionee's relationship with us other than for cause, death or total disability, such optionee's options shall expire three months after the date of such termination (unless earlier terminated by its terms) with respect to any unexercised portions thereof. If an optionee is terminated for cause, any option granted under the 2002 Stock Option Plan shall automatically terminated as of the first discovery by us of any reason for termination for cause, and such optionee shall thereupon have no right to purchase any shares pursuant to such option. Upon termination of an optionee's relationship with us because of death or total disability, the optionee's options shall not terminate or cease to be treated as an incentive stock option, as applicable, until the end of the 12 month period following such termination (unless by their terms they sooner terminated and expired).

Upon a merger (subject to limited exception), acquisition of property or stock, consolidation, separation, reorganization or liquidation of us as a result of which our stockholders receive cash, stock or other property in exchange for their shares of common stock, any option granted under the 2002 Stock Option Plan shall terminate but each optionee shall have the right to exercise all or part of any options (whether or not fully vested) immediately prior to such event. If the stockholders receive capital stock in another corporation after a transaction (subject to limited exception) involving the merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted under the 2002 Stock Option Plan shall be converted into options to purchase shares of common stock in such other corporation subject to appropriate adjustment provided the converted options shall be fully vested upon such conversion, unless otherwise determined by our Board prior to such conversion. Unless sooner terminated by the Board, the 2002 Stock Option Plan shall terminate on November 18, 2012.

2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

On December 18, 2002, our Board of Directors adopted a 2002 Stock Option Plan for Non-Employee Directors to promote our interests and our stockholders by increasing the interest of non-employee directors in our growth and performance by granting such directors options to purchase shares of our common stock. The 2002 Directors Plan shall be administered by the Board of Directors. Only our directors who are "Non-Employee Directors", as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 are eligible to receive options pursuant to the 2002 Directors Plan. The Board has authorized an aggregate of 450,000 shares of common stock to be available for issuance upon the exercise of options granted under the 2002 Directors Plan.

The 2002 Directors Plan shall be administered by our Board of Directors, provided however that the Board of Directors has no discretion with respect to the selection of directors to receive options or the number or price of the options to be granted under the 2002 Directors Plan. Our Secretary is authorized to implement the Plan in accordance with its terms. It is our intention that the 2002 Directors Plan comply in all respects with Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

Options granted under the 2002 Directors Plan shall be non statutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986. The purchase price per share shall be 100% of the fair market value per share on the date the option is granted. The option price will be paid in cash. Unless otherwise specified in the option, 50% of the options granted under the 2002 Directors Plan shall be exercisable, in whole or in part, commencing of the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of the grant, and shall be so exercisable until the date ten years from the date of the grant. On termination of a 2002 Directors Plan participant's service as a Director for any reason, all vested options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that the options shall not be exercisable beyond the 10 year period.

Options granted under the 2002 Director Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

Options granted under the 2002 Director Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Each option granted under the 2002 Director Plan shall be subject to the requirement, if the Board of Directors determines, that the listing of the option shares upon any securities exchange, or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, no such option may be exercised without such listing, consent or approval.

The Plan may be amended by the Board of Directors; provided that the Board may not, without the consent of our stockholders, increase the number of shares which may be purchased pursuant to options, change the requirement to price the options at fair market value, modify the class of individuals who are eligible to receive options, or materially increase the benefits accruing to participants under the 2002 Directors Plan.

Employment Agreements

Stephen S. Kennedy

Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan PCB West, assumed by us pursuant to the merger with Titan PCB West, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our common stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. Effective May 3, 2004, these options were repriced to a price of $0.79 per share. The agreement provides for a five year term, subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six months after such termination. Effective March 1, 2003, we and Mr. Kennedy agreed orally to reduce his salary to an annual rate of $125,000. Effective December 1, 2003, his salary was readjusted back to $140,000 and increased to $185,000 in August 2004.

Sammy Jibrin

Pursuant to the terms of an Agreement dated as of August 12, 2005 between Mr. Jibrin and Oblio, Mr. Jibrin will serve as Chief Executive Officer of Oblio for an initial term of three years, subject to automatic renewals for successive one-year terms unless terminated by either party. Mr. Jibrin will receive a compensation of $175,000. In addition, Mr. Jibrin will receive a bonus based upon Oblio’s EBIDTA

Radu Achiriloaie

Pursuant to the terms of an Agreement dated as of August 12, 2005 between Mr. Achiriloaie and Oblio, Mr. Achiriloaie will serve as Chief Operating Officer of Oblio for an initial term of three years, subject to automatic renewals for successive one-year terms unless terminated by either party. Mr. Achiriloaie will receive a compensation of $175,000. In addition, Mr. Achiriloaie will receive a bonus based upon Oblio’s EBIDTA.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

    Our prior manufacturing facility in Santa Clara, California was leased by us on a month-to-month basis at a rate of $12,500 per month from Ohio Investors of Wisconsin, a related party. During the fiscal year ended August 31, 2004, we settled an outstanding amount for unpaid rent for $120,000. We also settled the dimunition value of the property for $250,000.

    In February 2003, we paid a consulting fee in the amount of $10,000 to Phoenix Investors LLC, a company controlled by David M. Marks, our Chairman, for services rendered on our behalf. During the fiscal year ended August 31, 2004, we settled this consulting contract for $108,000.

    On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a former Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and Former President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 13,333 shares of common stock and Mr. Patty purchased 26,667 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty resigned as President and Chief Executive of the Company effective July 10, 2003, however will remain as a Director of the Company.

    On March 15, 2003, we granted warrants to purchase up to 200,000 shares of our common stock having an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors LLC in consideration for the performance of consulting services. Phoenix Investors LLC is controlled by Irrevocable Children's Trust of which Mr. Marks, our Director, is the trustee with sole voting and dispositive powers. These warrants have now been canceled with the mutual consent of Phoenix Investors LLC and the Company.

    On April 22, 2003, we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

    On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane, now our employee, in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen Inc., which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen Inc.. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

    On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, the current President of Titan PCB East at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Mr. Glashow is also a managing director of Star Associates LLC, a company co-owned by Mr. Glashow, our President and a Director and Mr. Robert Ciri, our Chairman and Chief Executive Officer.

    On April 22, 2003, we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

    On May 27, 2003, we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

    On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

    On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant. These were cancelled in May 2004.

    On July 24, 2003, Irrevocable Children's Trust issued warrants to purchase 500,000 shares of common stock to SBI-USA on behalf of the Company, which warrants have an exercise price of $0.38 per share, and expired on July 24, 2004.

    On July 29, 2003, Irrevocable Children's Trust issued warrants to purchase 1,000,000 shares of common stock to each of Robert E. Ciri, our Chairman and Chief Executive Officer and a Director, and Andrew J. Glashow, our President and a Director, each having an exercise price of $0.50 per share, which expire on July 29, 2006. During fiscal year 2004, this was settled as part of final settlement agreements with Messrs. Ciri and Glashow; whereby the Trust paid them $120,000 and the Company paid them $50,000 for a total payout of $170,000.

    On August 18, 2003, Irrevocable Children's Trust granted 150,000 shares of common stock to Trilogy Capital Partners Inc. on behalf of the Company pursuant to a Consulting Agreement between the Company, Trilogy Capital Partners Inc. and Irrevocable Children's Trust dated as of August 18, 2003.

    On July 27, 2005, we issued 5,833,333 shares to Farwell Equity Partners, LLC. (“Farwell”) upon exercise of its option to convert $700,000 of its assigned note from Mr. Frank Crivello.

    On August 12, 2005, we completed the acquisition from Farwell of all of the issued and outstanding shares of common stock of Oblio in consideration for the issuance to Farwell of 66,000,000 shares of our common stock. Our Chairman, David Marks is the Managing Member of Farwell.

The acquisition of the Oblio shares occurred immediately following the completion of the acquisition by Oblio of substantially all of the assets of Oblio Telecom L.L.P., a Texas limited liability company (“Oblio Texas”), in total consideration of $30,500,000, consisting of $19,000,000 in cash, the issuance of 9,000,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the “Promissory Note”). In addition, we issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas, 375,000 shares of our common stock, par value $0.001 (the “Common Stock”). Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceding the closing of the acquisition, Oblio Texas’s current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $16,417,000 was financed by means of the Credit Facility. The balance was financed by receivables retained by Oblio Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 31, 2005:

• by each person who is known by us to beneficially own more than 5% of our common stock;
• by each of our officers and directors; and
• by all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)		PERCENTAGE OF CLASS PRIOR TO OFFERING(2)	PERCENTAGE OF CLASS AFTER OFFERING(3)
David M. Marks	Common Stock	410,000	(4)	83.54%	73.00%
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Curtis Okumura	Common Stock	215,000	(5)	*	*
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Stephen S. Kennedy	Common Stock	410,000	(6)	*	*
c/o Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

Daniel Guimond	Common Stock	76,250	(7)	*	*
c/o Venture-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 9453

Sammy Jibrin	Common Stock	1,195,000	(8)	1.17%	1.03%
c/o Oblio Telecom, Inc.
407 International Parkway,
Suite 403
Richardson, TX 75081

Radu Achiriloaie	Common Stock	1,195,000	(9)	1.17%	1.03%
c/o Oblio Telecom, Inc.
407 International Parkway,
Suite 403
Richardson, TX 75081

All Officers and Directors	Common Stock	87,810,185	(10)	87,810,185	87.81%
As a Group (6 persons)

---------------------------------------
Irrevocable Children’s Trust	Common Stock	10,969,522		10.82%	9.47%
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202

Farwell Equity Partners, LLC	Common Stock	71,833,333		70.89%	62.02%
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202

* Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 7, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 101,332,638 shares issued and outstanding on August 29, 2005.

(3) Percentage based on 115,828,234 shares of common stock outstanding, including 14,495,596 shares to be issued registered in this Prospectus.

(4) Includes (i) includes 71,833,333 shares registered in the name of Farwell Equity Partners, LLC of which, Mr. Marks is the Managing Member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"); (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC (“Phoenix Investors”); (vi) 6,667 shares held by Forest Home Investors I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin (“Ohio Investors”); (viii) 100,000 shares held by Mr. Marks; and (ix) 75,000 shares of common stock issuable to Mr. Marks upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors. ICT became the direct holder of 2,321,296 shares and 668,000 shares upon the distribution on April 15, 2003 of the holdings of Ohio Investors and SVPC Partners, LLC, respectively, each of which entities was formerly controlled by ICT. ICT2 received its shares upon distributions by the same entities, in which it held an interest. These distributions did not impact the net beneficial ownership of Mr. Marks. Each of Phoenix Trust, Phoenix Investors and Forest Home is controlled by ICT.

(5) Includes 215,000 shares of common stock issuable upon exercise of currently exercisable options.

(6) Includes 360,000 shares of common stock issuable upon exercise of currently exercisable options.

(7) Includes 56,250 shares of common stock issuable upon exercise of currently exercisable options.

(8) Includes (a) 1,007,500 shares of common issuable upon conversion of 1,500 shares of Preferred Stock of Oblio Telecom, Inc., our wholly owned subsidiary and (b) 187,500 shares of common stock, issued to F&L, LLP of which Mr. Jibrin owns a 50% interest.

(9) Includes (a) 1,007,500 shares of common issuable upon conversion of 1,500 shares of Preferred Stock of Oblio Telecom, Inc., our wholly owned subsidiary and (b) 187,500 shares of common stock, issued to F&L, LLP of which Mr. Achiriloaie owns a 50% interest.

(10) Includes (i) includes 71,833,333 shares registered in the name of Farwell Equity Partners, LLC of which, Mr. Marks is the Managing Member (ii) 10,969,522 shares held by Irrevocable Children's Trust ("ICT"); (iii) 72,232 shares held by Irrevocable Children's Trust No.2 ("ICT2"); (iv) 123,823 shares held by Phoenix Business Trust ("Phoenix Trust"); (v) 347,579 shares held by Phoenix Investors LLC (“Phoenix Investors”); (vi) 6,667 shares held by Forest Home Investors I, LLC ("Forest Home"); (vii) 1,190,779 shares held by Ohio Investors of Wisconsin (“Ohio Investors”); (viii) 100,000 shares held by Mr. Marks; and (ix) 75,000 shares of common stock issuable to Mr. Marks upon exercise of currently exercisable options. Mr. Marks is a trustee with sole dispositive power over the shares of Common Stock held by ICT, ICT2 and Ohio Investors. ICT became the direct holder of 2,321,296 shares and 668,000 shares upon the distribution on April 15, 2003 of the holdings of Ohio Investors and SVPC Partners, LLC, respectively, each of which entities was formerly controlled by ICT. ICT2 received its shares upon distributions by the same entities, in which it held an interest. These distributions did not impact the net beneficial ownership of Mr. Marks. Each of Phoenix Trust, Phoenix Investors and Forest Home is controlled by ICT.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 950,000,000 shares of common stock, par value $.001. As of August 31, 2005, there were 101,332,638 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Continental Stock Transfer, located in New York, New York, as independent transfer agent or registrar.

PREFERRED STOCK

We are not authorized to issue any shares of preferred stock. Our subsidiary, Oblio Telecom, Inc. has issued 9,000 shares Preferred Stock of Oblio as part of the acquisition of Oblio Telecom, LLP which are convertible into shares of common stock of Ventures-National Incorporated at $1.50 per share.

OPTIONS

Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the merger with Titan PCB West, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. Effective May 3, 2004, we repriced these options to $0.79 per share.

On September 30, 2002, we granted non-qualified options to purchase 480,000 shares of common stock to our employees in connection with the merger with Titan PCB West which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. As a result of certain of these employees no longer being employed by us only 165,000 of these options remain outstanding. Effective May 3, 2004, we repriced 160,000 options to $0.79 per share.

On December 18, 2002, we granted options to purchase 50,000 shares of our common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant. Effective May 3, 2004, we repriced these options to $0.79 per share.

On July 24, 2003 we granted non-qualified options to purchase 315,000 shares of common stock to a total of five of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a three-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. The Company cancelled 75,000 options due to departure of a certain employee.

On December 31, 2003, we granted 95,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of December 31, 2008 and are 25% vested on the dated of grant with additional three-year vesting on the remaining amount.

On May 3, 2004, we granted 60,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of May 3, 2014 and vest 25% upon date of grant with an additional three-year vesting on the remaining portion.

WARRANTS

In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our former legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a Form SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003.

CONVERTIBLE SECURITIES

On August 12, 2005,Oblio, our wholly owned subsidiary issued 9,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) to Sammy to Sammy Jibrin and Radu Achiriloaie, as part of the purchase price for substantially all of the assets of Oblio Telecom L.L.P. The Preferred Stock is convertible into shares of our common stock. The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of our funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of our common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50. The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of our Bylaws makes the provisions of Section 16-10a-902(1) mandatory with respect to the indemnification of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purcharser:
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes or Preferred Stock*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering
Laurus Master
Fund, Inc. (3)	5,830,596	-0-	5,830,596	5,830,596	5.03%	-0-	0%

Sammy Jibrin	-0-	-0-	187,500	187,500	*	-0-	0%
						-0-
Radu Achiriloaie	-0-	-0-	187,500	187,500	*	-0-	0%

F&L, L.L.P (1)	Up to	Up to	Up to	Up to
	6,540,000	6,540,000	6,540,000	6,540,000	5.65%	-0-	0%

Kurt Jensen	-0-	-0-	500,000	500,000		-0-	0%

CS Equity LLC (2)	-0-	-0-	1,250,000	1,250,000	1.08%	-0-	0%

* Less than one percent.

(1) Sammy Jibrin and Radu Achiriloaie, the Chief Executive Officer and Chief Operating Officer of Oblio, Telecom, Inc, our wholly owned subsidiary are the sole owners of F&F, L.L.P.
        (2) CS Equity LLC is an affiliate of Capital Source Finance, LLC.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Wolf  & Company, P.C., independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at August 31, 2004 and for the year then ended and Stonefield Josephson, Inc. has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as August 31, 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

KBA Group, LLP has audited the financial statements for Oblio, Telecom, LLP for the years ended December 31, 2004, 2003 and 2002.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Ventures-National Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington DC 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

ITEM 7. FINANCIAL STATEMENTS.

Index to Consolidated Financial Statements

Page

Titan General Holdings, Inc. and Subsidiaries
For the fiscal years ended August 31, 2004 and 2003
Reports of Independent Registered Public Accounting Firms	F-1 to F-2
Consolidated Balance Sheet as of August 31, 2004	F-3
Consolidated Statements of Operations for the years ended August 31, 2004 and 2003	F-4
Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended August 31, 2004 and 2003	F-5
Consolidated Statements of Cash Flows for the years ended August 31, 2004 and 2003	F-6 to F-7
Notes to the Consolidated Financial Statements	F-8 to F-26

For the three and nine months ended May 31, 2005 (unaudited)
Consolidated Balance Sheet as of May 31, 2005	F-27
Consolidated Statements of Operations for the three and nine months ended May 31, 2005 and 2004	F-28
Consolidated Statements of Cash Flows for the three and nine months ended May 31, 2005 and 2004	F-29
Notes to the Consolidated Financial Statements	F-30 to F-32

Oblio Telecom, LLP Report of Independent Registered Public Accounting Firm	F-33
Consolidated Balance Sheets as of June 30, 2005 (Unaudited), December 31, 2004, 2003 and 2002	F-34
Consolidated Statements of Operations for the six months ended June 30, 2005 (Unaudited) and years ended December 31, 2004, 2003 and 2002	F-35
Consolidated Statements of Stockholders’ Equity (Deficit) for the six months ended June 30, 2005 (Unaudited) and years ended December 31, 2004, 2003 and 2002	F-36
Consolidated Statements of Cash Flows for the six months ended June 30, 2005 (Unaudited) and years ended December 31, 2004, 2003 and 2002	F-37
Notes to the Consolidated Financial Statements	F-38 to F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ventures-National Incorporated
(d/b/a Titan General Holdings, Inc.)
Fremont, California

     We have audited the accompanying consolidated balance sheet of Ventures-National Incorporated (d/b/a Titan General Holdings, Inc.) as of August 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended August 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ventures-National, Incorporated (d/b/a Titan General Holdings, Inc.) as of August 31, 2004 and the results of its operations and its cash flows for the year ended August 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company's significant operating losses, high debt levels and cash used in operating activities raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WOLF & COMPANY, P.C.
Boston, MA
October 21, 2004, except for Note 20
as to which the date is November 30, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ventures-National Incorporated
(d/b/a Titan General Holdings, Inc.)
Fremont, California

       We have audited the accompanying consolidated balance sheet of Ventures-National Incorporated (d/b/a Titan General Holdings) as of August 31, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended August 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2003, and the results of its operations and its cash flows for the year ended August 31, 2003 in conformity with U.S. generally accepted accounting principles.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's working capital deficit and significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
December 2, 2003

VENTURES-NATIONAL INCORPORATED (d/b/a TITAN GENERAL HOLDINGS, INC.) CONSOLIDATED BALANCE SHEET August 31, 2004 (In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$ 797
Accounts receivable — trade (less allowance for doubtful accounts of
$104 and allowance for sales returns of $32)	2,896
Inventory, net	536
Prepaid expenses and other current assets	94
Total current assets	4,323
Equipment and improvements, net	2,781
Intangible assets, net	24
Capitalized loan fees, net	371
Other assets	151
Total assets	$ 7,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt (net of discounts of $48)	$ 281
Current portion of long-term debt (net of discounts of $2,975)	841
Line of credit (net of discounts of $2,116)	206
Accounts payable - trade	1,085
Accrued liabilities	754
Total current liabilities	3,167
Total liabilities	3,167
Commitments and contingencies (Notes 8, 9, 11, 12 and 19)
Stockholders’ equity:
Common stock — $0.001 par value; 950,000,000 shares authorized;
24,699,305 shares issued and outstanding	25
Additional paid-in capital	20,266
Deferred compensation	(197)
Accumulated deficit	(15,611)
Total stockholders’ equity	4,483
Total liabilities and stockholders’ equity	$ 7,650

See report of independent registered public accounting firm and notes to the consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(d/b/a TITAN GENERAL HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

Years Ended August 31
	2004	2003
Sales	$16,367	$10,205
Cost of sales	14,604	9,588
Gross profit	1,763	617
Operating expenses:
Sales and marketing	1,424	1,236
General and administrative expenses (including non	4,596	5,428
cash compensation of $2,461 and $1,431)	(4,257	(6,047)
Loss from operations
Other income (expenses):
Interest expense (including non-cash of $2,679 and $106)	(3,346	(566)
Gain on extinguishments of debt	349	78
Miscellaneous	(148	35
Loss before income taxes	(7,402	(6,500)
Income taxes	-	-
Net loss	$(7,402	$(6,500)

Loss per share:
Basic and diluted	$(0.39	$(0.52)

Number of weighted average shares-:
Basic and diluted	18,879,605	12,398,023

See report of independent registered public accounting firm and notes to the consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(d/b/a TITAN GENERAL HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)
(Amounts in thousands, except share data)
For The Years Ended August 31, 2004 and 2003

	Common Stock		Additional Paid-in	Accumulated	Deferred	Total Stockholders’
	Shares	Par Value	Capital	Deficit	Compensation	Equity/(Deficit)
Balance, August 31, 2002	6,979,701	$7	$1,182	$(1,709)	-	$(520)
Issuance of common stock as financing cost	320,000	1	239	-	-	240
Issuance of common stock for professional services	1,161,000	1	920	-	(39)	882
Issuance of common stock for investment in Coesin	30,000	-	23	-	-	23
Issuance of common stock for debt conversion	2,858,862	3	2,141	-	-	2,144
Issuance of common stock in relation to employment contracts	50,000	-	38	-	(38)	-
Issuance of common stock in public offering	3,125,124	3	1,987	-	-	1,990
Issuance of stock in private offering	100,000	-	75	-	-	75
Issuance of warrants as financing costs for future offering	-	-	507	-	(507)	-
Issuance of options as directors fees	-	-	161	-	-	161
Issuance of employee options	-	-	173	-	(173)	-
Issuance of warrants by stockholder for consulting services	-	-	1,538	-	(1,538)	-
Issuance of warrants by stockholder for professional services	-	-	165	-	-	165
Amortization of deferred compensation	-	-	-	-	223	223
Net loss	-	-	-	(6,500)	-	(6,500)

Balance, August 31, 2003	14,624,687	$15	$9,149	$(8,209)	$(2,072)	$(1,117)
Issuance of stock in private offering	1,000,000	$1	$159	-	$507	$667
Delayed issuance of stock for prior year offering	86,196	-	-	-	-	-
Issuance of stock as financing cost	150,000	-	109	-	-	109
Repurchase and settlement of warrant	-	-	(50)	-	-	(50)
Beneficial conversion features & warrants as part of financing	-	-	6,018	-	-	6,018
Additional interest expense on converted debt to related party	-	-	1,118	-	-	1,118
Issuance of shares for professional services	1,830,000	2	946	-	(724)	224
Issuance of stock for debt conversion	1,701,985	2	754	-	-	756
Issuance of stock for converted interest expense	775,187	1	540	-	-	541
Issuance of warrants for consulting services	-	-	110	-	(110)	-
Issuance of stock for debt conversion - related parties	4,531,250	4	1,446	-	-	1,450
Cancellation of previously awarded employee options	-	-	(33)	-	33	-
Amortization of deferred compensation	-	-	-	-	2,169	2,169
Net Loss	-	-	-	(7,402)	-	(7,402)

Balance, August 31, 2004	24,699,305	$25	$20,266	$(15,611)	$(197)	$4,483

See report of independent registered public accounting firm and notes to the consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(d/b/a TITAN GENERAL HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Years Ended August 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(7,402)	$(6,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	809	435
Bad debt and sale return allowance	47	21
Non cash compensation	2,461	1,431
Inventory reserve	(54)	10
Interest expense as stock issuance amortization	1,800	106
Change in beneficial conversion features & warrant values	879	—
Accrued expense converted to notes	418	—
Loss on sale of SID equipment	—	495
Gain on debt extinguishment	(349)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,298)	(426)
Inventory	(74)	(75)
Prepaid expenses and other current assets	(43)	65
Other assets	3	3
Accounts payable	(642)	1,355
Accrued liabilities	(190)	516
Total adjustments	3,767	3,936
Net cash used in operating activities	(3,635)	(2,564)

Cash flows from investing activities:
Purchases of assets pursuant to purchase agreements, net of cash acquired	—	(518)
Proceeds from sale of SID Equipment	—	30
Equipment and improvements expenditures, net	(616)	(744)
Net cash used in investing activities	(616)	(1,232)
Cash flows from financing activities:
Principal proceeds on notes and loans payable from related parties	751	—
Proceeds from issuance of long term debt, net of financing cost	4,083	441
Proceeds from issuance of lines of credit, net	2,118	618
Proceeds from public stock offering, net	—	1,990
Proceeds from private stock offering, net	667	75
Proceeds from issuance of notes payable	—	640
Proceeds from related party borrowing	185	200
Payments on notes and loans payable	(147)	(65)
Payments on long-term debt	(526)	(66)
Payments on capitalized lease obligations	(85)	(17)
Payments to related parties	(743)	—
Payments on former lines of credit	(1,352)	—
Net cash provided by financing activities	4,951	3,816

Net increase (decrease) in cash	700	20
Cash and cash equivalents at beginning of year	97	77

Cash and cash equivalents at end of year	$797	$97

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$667	$275

Income taxes	$—	$—

Non cash activities:
Company self imposed penalty for timing of registration statement	$—	$209

Issuance of common stock for consulting fees	$948	$1,086

Issuance of common stock to related parties to retire debt	$1,450	$2,144

Issuance of common stock to retire debt	$745	$—

Issuance of common stock for acquisition of
intangible assets from related party	$—	$23

Issuance of common stock as interest expense	$1,768	$106

Issuance of common stock as deferred compensation	$—	$38

Issuance of warrants as financing costs	$—	$507

Issuance of options at less than market value	$—	$162

Issuance of options/warrants as deferred compensation	$110	$1,711

See report of independent registered public accounting firm and notes to the consolidated financial statements

          VENTURES-NATIONAL INCORPORATED
(d/b/a TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except share and per share amounts)

1. Nature of Business:

Business Activity:

    Ventures-National, Inc. (dba Titan General Holdings, Inc.) (the "Company") was formed on March 1, 1985 as an Utah corporation. Before its wholly owned subsidiary, Titan EMS Acquisition Corp. (Acquisition Corp.), merged with Titan PCB West, Inc. (Titan) (formerly Titan EMS, Inc.), the Company had no revenue and minimal amount of expenses.

    The accompanying consolidated statements of operations also include the operating results of our subsidiary, Titan PCB East, Inc., since February 27, 2003, the date in which we purchased the assets of Eastern Manufacturing Corporation.

Basis of Presentation:

    The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At August 31, 2004, the Company had working capital of $1,156 and an accumulated deficit of $15,611.

    Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations: Management intends to raise additional equity through a combination of equity and non-equity financing as well as expanding the market for its products due to the additional certifications the Company has received. Titan plans to use the proceeds of these transactions to expand its current product offering to allow for additional processing services for its customers. Management anticipates revenues to grow as a result of additional customer offerings. Management believes that these financing options and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Nature of Business

     We are a fabrication service provider of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards ("PCBs") providing time-critical printed circuit board manufacturing services to original equipment manufacturers, contract manufacturers and electronic manufacturing services providers through our wholly-owned subsidiaries Titan PCB West, Inc. and Titan PCB East, Inc. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.

    Our time sensitive and high quality manufacturing services enable our customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. Our focus is on high quality niche Rigid and HVR Flex (rigid flex) printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a competitive price.

    Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

2. Summary of Significant Accounting Policies:

Consolidation Policy:

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Titan PCB West, Inc. and Titan PCB East, Inc. All material inter-company transactions have been eliminated.

Reclassifications:

    Certain amounts in the August 31, 2003 financial statements have been reclassified to conform with the August 31, 2004 presentation.

Use of Estimates:

    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of equipment and improvements, valuation reserves for accounts receivable, inventory, deferred tax accounts and sales returns.

Revenue Recognition:

    We recognize revenues when the following criteria are met: (1) we have persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain; (3) our price to our customer is fixed or determinable and (4) collection is probable. The Company derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenues when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances are provided for the same period the related revenue is recorded by using an estimate based on a percent of Accounts Receivable which is consistent with our historical activity and our industry peers policy. This allowance is also checked against the percentage of Accounts Receivable that are over 90 days and Accounts Receivable that may be in dispute due to a change in customer specifications. Given the current market conditions that percent is approximately four percent of outstanding accounts receivable. The percentage used may fluctuate as market conditions for our customers change over time.

Cash and Cash Equivalents:

    The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2004, the Company had no short-term debt securities.

Concentration of Credit Risk:

    The Company generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectibility of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. At August 31, 2004, the Company provided an allowance for doubtful accounts of $104 and an allowance for sales returns of $32.

Inventories:

    Inventories of raw materials are stated at the lower of cost (first-in, first-out basis) or market (net realizable value). Inventories of work-in-process and finished goods are stated at the lower of standard cost which management believes approximates cost on a first-in, first-out basis, or market.

Equipment and Improvements:

    Equipment and improvements are carried at cost. Depreciation and amortization are provided using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or useful life.

       The estimated service lives of equipment and improvements are as follows:

Automobile	5 years
Office equipment	7 years
Production equipment	7 years
Leasehold improvements	Remaining life of lease or useful life
Software	3 years

Intangible Assets:

    In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” we review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our business enterprise below its carrying value. The impairment test requires us to estimate the fair value of our overall business enterprise down to the reporting unit level. Intangible assets include a customer list representing the customer accounts acquired in the merger with SVPC Partners, Inc. in August 2002, which is amortized on a straight-line basis over a period of five years, commencing on the date of the acquisition. Accumulated amortization was $41 at August 31, 2004.

Long-Lived Assets:

    In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and the life can be determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

    During the year ended August 31, 2002, the Company purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division. Such cost was being capitalized as Construction in Progress. During the year ended August 31, 2003, the Company decided not to pursue this aspect of the business, sold the assets for $30 and wrote off the prior year’s capitalized costs. This resulted in a loss for such assets and capitalized costs of $495. There was no impairment of long-lived assets in the year ended August 31, 2004.

Advertising:

    The Company expenses advertising costs when incurred. Advertising expense totaled $2 and $22 for the years ended August 31, 2004 and 2003, respectively.

Basic and Diluted Loss Per Share:

    In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options, warrants and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. As of August 31, 2004, the Company has approximately 5,140,000 common stock equivalents.

Income Taxes:

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

    Titan PCB West, Inc. is subject to a $1 annual tax for California and Titan PCB East, Inc. is subject to the laws of the Commonwealth of Massachusetts which carry an excise tax on average property owned during the year subject to a minimum tax of $1.

Stock Based Compensation:

    The Company accounts for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25. “Accounting for Stock Issued to Employees,” and complies with the disclosure provisions of SFAS No. 123. “Accounting for Stock-Based Compensation.” Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company’s shares over the employee’s exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 over the vesting period of the individual options. Accordingly, if the exercise price of the Company’s employee options equals or exceeds the market price of the underlying shares on the date of grant no compensation expense is recognized. Options or shares awards issued to non-employees and directors are valued using the Black-Scholes pricing model and expensed over the period services are provided.

    In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” which amends, SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in stock-based employee compensation and the effect of the method used on reported results.

    At August 31, 2004, the Company has not adopted a stockholder approved stock-based compensation plan, but has issued options to certain of its employees and executive officers under Board of Directors approved 2002 Stock Option Plan and Directors Stock Plan. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock based employee compensation:

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	2004	2003
Net loss, as reported	$(7,402)	$(6,500)
Add: Compensation recognized under APB No. 25	51	34
Deduct:Compensation recognized under FAS 123	(128)	(51)
Proforma net loss	$(7,479)	$(6,517)

Loss per share:
Basic and diluted, as reported	$(0.39)	$(0.52)
Basic and diluted, proforma	$(0.40)	$(0.53)

     The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2004	2003
Dividend yield	0%	0%
Expected volatility	93%	67%
Risk free interest rate	4.17%	4.17%
Expected life (years)	5.0	3.0

Weighted average fair value of options granted at fair value at date of grant:

2004	$0.65
2003	$0.58

      The effect of applying SFAS No. 123 in this pro forma disclosure is not indicative of future amounts. Additional awards in future years are anticipated.

The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

Fair Value of Financial Instruments:

     The carrying amount of the Company's cash and cash equivalents, accounts receivable, long-term debt, lines of credit and accounts payable, approximates their estimated fair values due to the market rates and short-term maturities of those financial instruments.

Comprehensive Income:

    SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2004 and 2003, the Company had no items that represented other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

Segment Reporting:

    Based on the Company's integration and management strategies, the Company operated in a single business segment. For the years ended August 31, 2004 and 2003, substantially all revenue has been derived from domestic operations.

New Accounting Pronouncements:

     In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities ad Equity.” This statement establishes standards for how an issuer classifies and measures a certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

    In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104’s primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force (“EITF”) No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinds the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (“FAQ”) issued with SAB No. 101 that had been codified in SEC Topic No. 13, “Revenue Recognition.” Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF No. 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the consolidated financial statements.

    In December 2003, the FASB issued FASB interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities.” FIN46R expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity in investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. The adoption of this interpretation did not have any impact on our financial position or results of operations.

3. Mergers and Acquisitions:

      Acquisition of Eastern Manufacturing Corporation

    On February 27, 2003, the Company's wholly owned subsidiary, Titan PCB East, Inc. ("Titan East"), acquired substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuit boards using the patented HVR Flex process ("EMC"). Pursuant to an agreement, dated February 27, 2003, between Titan East and Eastern Bank ("Eastern Bank"), the secured lender of EMC, Eastern Bank sold to Titan East, among other things, equipment, work-in-progress, inventory, technology, by means of a foreclosure sale in accordance with the laws of the Commonwealth of Massachusetts and with the consent of EMC. The Company intends to continue to use the purchased assets to manufacture rigid-flex printed circuit boards, as well as time sensitive, high tech, prototype, and pre-production printed circuit boards. The Company has chosen not to present proforma information as management believes that the results would have been immaterial and not provide any substantial information.

     Pursuant to the terms of the Agreement, the purchase price was $500. The purchase price was determined by negotiation between the Company and Eastern Bank. The company incurred additional costs of $13 related to the purchase which has been added to the original purchase price.

    In a related but separate transaction, prior to the purchase of the EMC assets by Titan East, Titan East entered into an accounts receivable factoring agreement whereby Titan East purchased the current accounts receivable of $54 from EMC for $50.

      The purchase price of acquisition of EMC’s assets was allocated as follows:

Inventories	$46
Equipment	460
Furniture and fixtures	7

Purchase Price	$513

     Investment in Coesen, Inc.

    Effective March 5, 2003, the Company purchased ten (10) shares (the "Shares") of common stock, par value $0.01 per share, of Coesen Inc., a New Hampshire corporation ("Coesen Inc."), representing 33.3% of the issued and outstanding shares of Coesen Inc. common stock from Mr. Howard Doane pursuant to a Stock Purchase Agreement among the Company, Coesen Inc. and Mr. Doane (the "Stock Purchase Agreement"). In consideration for the Shares, the Company issued thirty thousand (30,000) shares of its common stock and paid $5 in cash, to Mr. Doane. In connection with the acquisition of the Shares, David M. Marks, Director of the Registrant, was elected to the Board of Directors of Coesen Inc. and Mr. Doane resigned as a director of Coesen Inc.. In addition, Mr. Doane and the two other stockholders of Coesen Inc. entered into a stockholders agreement with Coesen Inc. dated as of March 5, 2003 pursuant to which the stockholders agreed not to take actions not in the ordinary course of business including, without limitation, incurring of indebtedness outside the ordinary course, liquidating or dissolving Coesen Inc., merging or consolidating Coesen Inc. with another entity, issuing or redeeming any equity, in each case without the prior written consent of the Company. The Company currently carries this investment utilizing the cost method at an initial cost of $25 since the information is unavailable to utilize the equity method. Management believes this valuation to be substantially the same valuation as determined using the equity method.

4. Inventories:

Inventories as of August 31, 2004 consist of the following:

Raw materials	$240
Work in process	249
Finished goods	47

$536

     At August 31, 2004, the reserve for obsolescence was $81 principally related to raw material inventory.

5. Equipment and improvements:

A summary as of August 31, 2004, is as follows:

Production equipment	$3,332
Leasehold improvements	572
Office equipment	97
Software	65
Automobiles	27
Construction in progress	72

4,165
Less accumulated depreciation and amortization	1,384

$2,781

Depreciation and amortization expense for equipment, and improvements amounted to $587 and $422 for the years ended August 31, 2004 and 2003, respectively.

6. Intangible Assets:

          A summary as of August 31, 2004 is as follows:

Customer list	$65
Less accumulated amortization	41

$24

          Amortization expense for intangible assets amounted to $13 for the years ended August 31, 2004 and 2003.

7. Accrued Liabilities:

          A summary as of August 31, 2004 is as follows:

Compensation and benefits	$535
Commissions	40
Interest	49
Utilities	122
Other	8
$754

8. Loans and Notes Payable:

      NOTES PAID OFF DURING FISCAL YEAR 2004

    On June 28, 2002, the Company entered into a loan and security agreement (the "Alco Agreement") with Alco Financial Services ("Alco"), an entity owned by an individual who subsequently became a member of its Board of Directors at the time, and paid a loan fee of $24 which was amortized to interest expense at $2 per month with the remaining amount expensed upon the closing of the Laurus transaction. Under the terms of the Alco Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Titan PCB West Inc.'s eligible accounts receivable, plus (2) the lesser of (i) $100 or (ii) 50% of eligible inventory. The Alco Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $8. The Agreement originally matured on June 28, 2003 and extended to December 2003, and is secured by all accounts receivable and inventory of the Titan PCB West, Inc. The Company is subject to certain restrictions and covenants under the Alco Agreement. During fiscal year 2004, this loan was repaid and no balance remains.

     On May 9, 2003, the Company entered into a loan and security agreement (the "Equinox Agreement") with Equinox Business Credit Corp. ("Equinox"), and paid a loan fee of $19 which was expensed during the year. Under the terms of the Equinox Agreement, the Company can borrow up to the sum of (1) 70% of the net face value of the Titan PCB East Inc.'s eligible accounts receivable, plus (2) $400 against the eligible property and equipment. The Equinox Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $8. The Agreement matures on June 28, 2005 and is secured by all accounts receivable and inventory of the Titan PCB East, Inc. This loan was repaid during fiscal year 2004 and there is no remaining balance.

    The company received $400 advances from a related party during the quarter ended November 30, 2003. As part of the agreement, the Company agreed to issue 600,000 shares valued at $414 to this related party. The Company expensed $454 as interest expense related to this issuance including a $40 loan fee. The Company paid off the advances during fiscal year 2004.

REVOLVING LINE OF CREDIT

    On November 20, 2003, we entered into a Security Agreement ("Security Agreement") with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which we may borrow from Laurus such amount as shall equal to 85% of our eligible accounts receivable as prescribed by the terms of the Security Agreement up to a maximum of $4,000. Pursuant to the Security Agreement, we issued to Laurus a (i) Secured Revolving Convertible Note (the "Revolving Note") in the maximum principal amount of up to $2,500 and (ii) Secured Convertible Minimum Borrowing Note (the "Initial Minimum Borrowing Note" and together with any other Minimum Borrowing Notes issued under the Security Agreement, the "Minimum Borrowing Notes") in the original principal amount of $1,500. Additional Minimum Borrowing Notes shall be issued as and when the Company is eligible and elects to make additional borrowings under the Revolving Note.

    In connection with the issuance of the Revolving Note and the Initial Minimum Borrowing Note pursuant to the Security Agreement, we issued to Laurus a warrant (the "First Warrant") to purchase up to 600,000 shares of our common stock, par value $0.001 per share ("Common Stock"), having an exercise price of $0.83 per share for the first 250,000 shares of Common Stock acquired under such warrant, $0.90 per share for the next 200,000 shares of Common Stock acquired thereunder, and a price of $0.97 per share for any additional shares of Common Stock acquired thereunder. The First Warrant expires on November 20, 2010 and has a cashless exercise provision. The relative fair value of these warrants totaling $190 was computed using the Black-Scholes model using the following assumptions: (1) expected life of 3 years; (2) volatility of 85% and (3) risk free interest of 4.17% and (4) dividend of 0%. The revolving line matures on November 20, 2006. The Company can elect to pay the outstanding balance in shares of common stock at a fixed conversion price of $0.77 which was later amended to $0.60 per share retroactively to the date of the agreement. The conversion price was subsequently changed to $0.40 per share effective February 25, 2004. If the closing price of the Company’s stock for any of the 10 trading days preceding the repayment date is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized utilizing the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments.". During the quarter ended November 30, 2003, total value of beneficial conversion feature of $475 and the relative fair value of the warrants of $190 were recorded as discounts of the lines of credit. During the quarter ended February 29, 2004, the conversion price was reduced to $0.40 and accordingly, a discount for the additional beneficial conversion feature of $1,094 was recorded. In addition, during the quarter ended February 29, 2004, the Company increased its net borrowings by $640 and recorded a discount for the additional beneficial conversion feature of approximately $418. During the quarter ended May 31, 2004, the Company increased its net borrowings by $180 and recorded a discount for the additional beneficial conversion feature of approximately $49. The Company recorded an interest expense for the amortization of discounts in the amount of $110 during fiscal year 2004. As of August 31, 2004, outstanding loan balance approximated $2,322 and unamortized discounts for beneficial conversion feature and warrants totaled $2,116. As of August 31, 2004, the Company had an overadvance on the line of credit of $300. Subsequent to year end, the Company has repaid $150 of this overadvance and has agreed with Laurus to repay the remaining advance in monthly payments of $37K thru March 2004. As of August 31, 2004, the Company had available to borrow $1,678 limited to its borrowing calculation availability.

      ORIGINAL LAURUS TERM NOTE

    Also on November 20, 2003, we entered into a Securities Purchase Agreement ( "SPA") pursuant to which we issued and sold to Laurus (i) a Convertible Term Note ( "Convertible Term Note", together with the Revolving Note and the Minimum Borrowing Notes, the "Notes") in the principal amount of $2,100 and (ii) a warrant ("Second Warrant" together with the First Warrant, the "Warrants") to purchase up to 350,000 shares of Common Stock having an exercise price of $0.83 per share for the first 200,000 shares of Common Stock acquired thereunder, $0.90 per share for the next 100,000 shares of Common Stock acquired thereunder, and $0.97 per share for any additional shares of Common Stock acquired thereunder. The Second Warrant expires on November 20, 2010 and has a cashless exercise provision. The first payment on the Notes is due 90 days from the issue date thereof. The term note has a maturity date of November 20, 2006. The fair value of the these warrants totaling $118 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85%, (3) risk free interest of 4.17% and dividend rate of 0%. The term loan is payable in monthly payments. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.77 which was amended to $0.60 per share retroactively to the date of the agreement. The conversion was subsequently reduced to $0.40 per share effective February 25, 2004. Principal payments of $64 per month commenced February 1, 2004. If the closing price of the Company’s stock for any of the 10 trading days preceding the payment is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." During the quarter ended November 30, 2003, total value of beneficial conversion feature of $433 and the relative fair value of the warrants of $118 were recorded as discounts of the term loan. During the quarter ended February 29, 2004, the conversion price was reduced to $0.40 and accordingly, a discount for the additional beneficial conversion feature of $1,207 was recorded. The Company paid off $534 of the term loan through stock conversion and amortized to interest expense $435 related to the unamortized discount during the fiscal year ended August 31, 2004. In addition, the Company recorded an interest expense for the amortization of discounts in the amount of $108 during the fiscal year ended August 31, 2004. As of August 31, 2004, outstanding loan balance approximated $1,566 and unamortized discounts for beneficial conversion feature and warrants totaled $1,215.

  ADDITIONAL LAURUS TERM NOTE #2

    On March 30, 2004, we entered into an additional $750 Convertible Term Note pursuant to which we issued and sold to Laurus (i) a Convertible Term Note ( "Convertible Term Note #2",) in the principal amount of $750 and (ii) a warrant ("Term Note #2 Warrant") to purchase up to 750,000 shares of Common Stock having an exercise price of $0.50 per share. The Term Note #2 Warrant expires on March 30, 2011 and has a cashless exercise provision. The original first payment on the Notes was due July 1, 2004 but was amended on June 29, 2004 as part of the additional borrowing mentioned below which extended the first payment date to September 1, 2004. This term note has a maturity date of March 30, 2007.

     The fair value of the these warrants totaling $133 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85%, (3) risk free interest of 4.17% and (4) dividend rate of $0%. The term loan is payable in monthly payments beginning September 2004. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.40. If the closing price of the Company’s stock for any of the 10 trading days preceding the payment is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature of $246 was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." During fiscal year 2004, the total value of the beneficial conversion feature of $246 and the relative fair value of the warrants of $133 were recorded as discounts of the term loan. During the fiscal year 2004, the Company recorded an interest expense for the amortization of discounts in the amount of $28. As of August 31, 2004, outstanding loan balance approximated $750 and unamortized discounts for beneficial conversion feature and warrants totaled $351.

     ADDITIONAL LAURUS TERM NOTE #3

    On June 29, 2004, we entered into an additional $1,500 Convertible Term Note pursuant to which we issued and sold to Laurus (i) a Convertible Term Note ( "Convertible Term Note #3",) in the principal amount of $1,500 and (ii) a warrant ("Term Note #3 Warrant") to purchase up to 1,800,000 shares of Common Stock having an exercise price of $0.50 per share. The Term Note #3 Warrant expires on March 30, 2011 and has a cashless exercise provision. This note and the note mentioned directly above were combined for a total $2,250,000 with principal payments of $73 commencing September 1, 2004. This term note has a maturity date of March 30, 2007.

     The relative fair value of the these warrants totaling $534 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 3 years; (2) volatility of 85%, (3) risk free interest of 4.17% and (4) dividend rate of 0%. The term loan is payable in monthly payments beginning September 1, 2004. The Company can elect to pay all or a portion of the monthly amount in shares of common stock at a fixed conversion price of $0.40. If the closing price of the Company’s stock for any of the 10 trading days preceding the payment is less than 110% of the fixed conversion price, the Company shall pay cash instead. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature of $966 was recorded as a debt discount and will be amortized using the effective interest rate method over the life of the debt in accordance with Emerging Issues Task Force No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." During fiscal year 2004, the total value of the beneficial conversion feature of $966 and the relative fair value of the warrants of $534 were recorded as discounts of the term loan. During fiscal year 2004, the Company recorded an interest expense for the amortization of discounts in the amount of $91. As of August 31, 2004, outstanding loan balance approximated $1,500 and unamortized discounts for beneficial conversion feature and warrants totaled $1,409.

    The Company is obligated, pursuant to a Registration Rights Agreement between the Company and Laurus dated June 29, 2004 to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issuable upon conversion of the additional term loan of $1,500 and the 1,800,000 warrants as well as the loan received in March of $750 and 750,000 warrants on or before August 15, 2004, and to use our best efforts to cause such registration statement to become effective within 45 days following the relevant filing date. To the extent, subject to certain conditions set forth in the Registration Rights Agreements, either (i) we fail to make such initial filing, (ii) the relevant registration statement is not declared effective by the Commission within 45 days of such filing, (iii) such registration statement ceases to be effective as to the securities to have been covered thereby for a period of 20 consecutive trading days or 30 days total in any 365 day period commencing on the effective date of such registration statement, or (iv) our Common Stock ceases to be traded on any trading market for a period of three consecutive trading days which has not been cured within 30 days of notice thereof, then we shall be liable to pay to Laurus, as liquidated damages, for each 30-day period during which the relevant default remains uncured 1.0% of the original amount of the additional term loan. This registration statement was filed on August 6, 2004 and the Commission declared the registration statement effective August 13, 2004.

GENERAL TERMS TO LAURUS NOTES

     Each Note may be prepaid by us in cash by paying to the holder 115% of the principal and related accrued and unpaid interest thereon being prepaid. In addition, the Convertible Term Note may be prepaid at our option in shares of Common Stock if and to the extent the average closing price of the Common Stock is greater than 110% of the Fixed Conversion Price for at least 5 consecutive trading days, subject to certain limitations. Each loan carries and interest rate of prime plus three basis points or a minimum interest rate of 7.0%.

    Our obligations under the Security Agreement, SPA and the Notes are secured by a pledge by us of shares representing 100% of the share capital of our wholly-owned subsidiaries Titan PCB East, Inc. and Titan PCB West, Inc. (collectively, the "Subsidiaries"), a guaranty of such obligations by each of the Subsidiaries, and the grant of a security interest by each of the Subsidiaries in their respective assets.

    Laurus shall not be entitled to be issued shares of Common Stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus and its affiliates beneficially owning more than 4.99% of the issued and outstanding Common Stock upon such issuance, unless Laurus shall have provided at least 75 days' prior written notice to us of its revocation of such restriction.

    The loan with Laurus contains many events of default including: (i) any failure to pay when due any amount we owe to Laurus; (ii) nonpayment of any taxes when due; (iii) any material breach by us of any other covenant made to Laurus; (iv) any misrepresentation made by us to Laurus in the documents governing the credit facility; (v) the institution of certain bankruptcy and insolvency proceedings by or against us; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon conversions under the credit facility; (viii) certain defaults under agreements related to any of our other indebtedness; (viii) payments of any dividends either in cash or stock; and (ix) changes of control of our company.

Year ending August 31, 2005	$3,816

$3,816
Less unamortized BCF/Warrant valuations	2,975

$841

ORBOTECH

 The Company currently has a $112 note with Orbotech which becomes due in the next fiscal year.
      OTHER SHORT-TERM DEBT:

    In the fiscal year ended August 31, 2004, the Company issued convertible notes to our major stockholder and other parties to settle certain outstanding obligations of the Company and for future cash infusions into the Company. These notes totaling $1,735 were issued as convertible notes with a conversion price of $0.32 per share and carry an interest rate of 10% per annum. The Company received a waiver from its lender of the lines of credit and term loans for such issuances. The Company’s largest shareholder converted the outstanding notes balance of $1,450 into 4,531,250 shares effective May 31, 2004. The Company has recorded a beneficial conversion feature on these converted notes of $1,118 and have expensed the full amount upon the conversion during the fiscal year ended August 31, 2004. In connection with the remaining notes, the Company also recorded a beneficial conversion feature of $148, repaid $100 of the amount borrowed and expensed $100 of the beneficial conversion feature through interest expense.

The Company also expensed an additional $8 thru interest expense for the amortization of the beneficial conversion feature. As of August 31, 2004, we have a balance owing on these loans of $185 with an offsetting $48 unamortized beneficial conversion feature to be amortized through the date the notes are due December 31, 2004.

9. Gain on Extinguishment of Debt

     During the fiscal year ended August 31, 2004, the Company settled an unpaid capital lease obligation with a balance due of $434 for cash of $85 resulting in a gain of approximately $349.

10. Litigation:

     In September 2002, a former employee filed a complaint against the Company alleging wrongful termination. During the quarter ended November 30, 2003, we settled this case for $85 and during the quarter ended February 29, 2004, we have completely paid this amount. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. While management does not believe these matters will have a material effect on the Company’s financial statements, litigation is subject to inherent uncertainties, and an adverse result could arise from time to time that may harm Titan’s business, financial condition and results of operations.

11. Settlement Agreements

     During the quarter ended February 29, 2004, the Company reached informal agreements with both our immediate past President and Chief Executive Officer to cancel their existing warrants, each consisting of the right to purchase from our largest stockholder 1,000,000 shares at $0.50 each in exchange for 350,000 shares of common stock each to be issued by our largest stockholder. This was further amended and they were both paid $60 in lieu of warrants from our largest stockholder. The value of this new agreement is measured based on the sum of (1) the remaining unamortized fair value of the warrants; (2) the amount by which (a) the fair value of the new equity instrument measured at the modification date is greater than (b) the fair value of the old equity instrument immediately before its terms were modified. On July 9, 2004, the Company finalized negotiations with these two individuals for a combined final settlement of $50 being paid from the Company which was paid on that date. Since the $170 payments are less than the fair value of the warrants of $1,538, the Company expensed the entire unamortized value of the warrants in the amount of $1,373 during the fiscal year ended August 31, 2004 (See Notes 18 and 19).

12. Stock Option and Warrant Repricing:

     During the fiscal year ended August 31, 2004, the Company re-priced approximately 570,000 stock options from $1.50 to $0.79 under the Company's 1992 Stock Option Plan and 500,000 warrants from $0.77 to $0.40 (see Note 15). In accordance with FASB Interpretation, No. 44, “Accounting for Certain Transactions Involving Stock Transactions, these options have subsequently been accounted for as variable from May 3, 2004 through the period ended August 31, 2004. Since the stock price has been less than the re-priced option price, the Company has not recorded any additional compensation expense in its financial statements for the fiscal year ended August 31, 2004. These options will be re-measured each period throughout their life.

13. Income Taxes:

     Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2004 and 2003, has been established to reflect these uncertainties. As of August 31, 2004, the deferred tax asset before valuation allowances is approximately $4,661.

     Income tax provision amounted to $0 and $0 for the years ended August 31, 2004 and 2003 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	2004	2003
Computed tax at federal statutory rate of 34%	$(2,517)	$(2,210)
Other changes of temporary differences	(7)	(60)
Change in valuation allowance	2,524	2,270

	$--	$--

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Deferred tax assets:
Current:
Allowance for doubtful accounts and returns	$46
Inventory reserve	35
Accrued vacation	60

Total current	141

Long term:
Depreciation	270
Net operating losses carryforwards	4,250

Total long-term	4,520

Net deferred assets before valuation allowance	4,661
Valuation allowance	(4,661)

Net deferred tax assets	$--

    At August 31, 2004, the Company has available unused net operating losses carry forwards of approximately $12,500 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022. During the year ended August 31, 2004, the valuation allowance increased $2,293.

14. Stock Options:

    As of August 31, 2004, the Company has not established a stockholder approved employee stock option plan or directors stock option plan; therefore all the options granted are non-qualified in nature. In August 2002, the Company granted 710 stock options to its Chief Executive Officer and its Vice President of Sales. Since the Chief Executive Officer left prior to becoming vested, these 350 options were cancelled during fiscal year 2003. The exercise price for these options, based on management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than ten years from the grant date and generally are 25% vested upon grant, and an additional 25% annually until 100% vested at the end of the third year. During the years ended August 31, 2004 and 2003 , the Company issued 325 and 1,920 options, respectively, at prices ranging from $0.42 to $1.50. The Company also cancelled 400 and 1,415 options ranging in price from $0.75 thru $4.00 for the fiscal years ended August 31, 2004 and 2003, respectively. During fiscal year 2004, the Company also repriced 570 options to $0.79 from $1.50. (See Note 12).

		Weighted
		Average
	Options	exercise price
Options outstanding at August 31, 2002	710	$ 1.50
Options granted	1,920	1.62
Options canceled	(1,415)	1.42
Options exercised	-	-

Options outstanding at August 31, 2003	1,215	1.23
Options granted	325	0.65
Options canceled	(400)	1.14
Options exercised	-	-

Options outstanding at August 31, 2004	1,140	0.74

Summarized information about stock options outstanding at August 31, 2004 is as follows:

	Outstanding			Exercisable
Range of Exercise prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price

$ 0.42	20	9.92	$0.42	20	9.92	$0.42
0.57-0.58	150	9.36	0.58	—	—	—
0.75	395	4.89	0.75	159	4.52	$0.75
0.79	570	3.00	0.79	465	2.97	$0.79
1.50	5	2.92	1.50	3	2.92	$1.50
	1,140			647

  For the years ended August 31, 2004 and 2003, options to purchase 647 and 315 shares, at weighted average exercise prices of $0.77 and $1.29, respectively, of Common Stock were exercisable with the remaining options becoming exercisable at various dates through July 26, 2014.
15. Warrants:

     In the year ended August 31, 2004, there were two sets of warrant issuances. The first set consisting of 3,500,000 warrants issued to Laurus Master Fund, Ltd. In prices ranging from $0.50 to $0.97. These were issued as part of the financing arrangements with Laurus and are described in detail in Note 8 above. The second set of warrants was issued to our current Chief Executive Officer for a total of 500,000 warrants. These warrants were issued at $0.77 per share, but repriced to $0.40 per share on May 3, 2004. (See Note 12).

     In the year ended August 31, 2003, there were three issuances of warrants. The first warrant was issued to Reitler Brown, our prior legal counsel, in connection with the payment of outstanding bills. This warrant was for 48,753 shares. The second set of warrants were issued to SBI-Securities and SBI-USA for a total of 1,100,000 shares @ up to $0.75/share. This is in connection with the private offering registered in our SB-2 filing in August 2003 in which we raised approximately $742 of which $75,000 was raised in fiscal year 2003 and the remaining $667 was raised in our fiscal year ended August 31, 2004. The third set of warrants was from our largest stockholder in connection with employment contracts for our immediate past Chief Executive Officer and President. (See Notes 17, 18 and 19).

16. Retirement Plan:

     The Company has established a 401(k) plan for the benefits of employees effective September 1, 2003 and has made no contributions for the years ended August 31, 2004 and 2003. This plan allows for the employee to contribute up to 75% of their pay to the IRS maximum allowable contribution per year. The Company at the present time has a discretionary match which is to be determined based on the Company’s profitability.

17. Commitments:

OPERATING LEASES

     The Company leases its facilities. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of August 31, 2004:

Year Ending August 31,	Real Estate	Other	Total
2005	$545	$6	$551
2006	620	3	623
2007	698	2	700
2008	438	-	438
2009	185	-	185
	$2,486	$11	$2,497

All leases expire prior to January 2009 and the Company does not have any obligations that extend beyond five years. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $525 and $793 for the years ended August 31, 2004 and 2003. The rental expense in the year ended August 31, 2003 included the rent for the facility previously rented in Santa Clara, CA. Subsequent to year end, the Company made its first three monthly payments and then received a six month extension of the payment of principal on both of our term loans mentioned above. They also agreed to forgo the conversion price reset upon the borrowing of a note from Frank Crivello which is convertible at $0.12 (See Note 20). The Company is currently not in compliance with its loan covenants regarding the filing of its Form 10KSB within 90 days of year end and has been unable to receive a waiver from Laurus; therefore all term debt has been classified as current.

 In January 2002, the Company secured a non-interest bearing auto loan for $15 and is required to make monthly payments through February 2005. As of August 31, 2004, the outstanding balance of this loan was $3. This loan was originally entered between SVPC Partners, LLC and the lender. The Company assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

       A summary of the long-term debt maturities at August 31, 2004 is as follows:
CONTRACTS

     In July 2002, the Company entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either the Company or the VPS to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, the Company will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three (3) month severance period. In addition, the Company has granted vested options to purchase up to 360,000 shares of the Company's common stock at $1.50 per share which were repriced to $0.79 in May 2004. (See Note 12).

     In July 2003, the Company entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either the Company or the CEO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of one dollar Our largest stockholder, Irrevocable Children’s Trust has also granted our CEO 1,000,000 warrants at $0.50/share exercisable for a period of three years which equated to a value of $769. Our CEO resigned his position effective January 31, 2004 and resigned from our Board effective February 4, 2004. The remaining cost of $687 was expensed during the fiscal year ended August 31, 2004. (See Note 11).

     In July 2003, the Company entered into an at-will employment agreement with its President that allows for either the Company or the President to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary of one dollar. Our largest stockholder, Irrevocable Children’s Trust has also granted our President 1,000,000 warrants at $0.50/share exercisable for a period of three years which equated to a value of $769. Our President resigned his position effective January 31, 2004 and resigned from our Board effective February 4, 2004. The remaining cost of $687 was expensed during the fiscal year ended August 31, 2004. (See Note 11).

     In December 2003, the Company entered into an at-will employment agreement with its Chief Operating Officer ("COO") that allows for either the Company or the COO to terminate employment at any time. Under the at-will employment agreement, the Company will pay a signing bonus of $40 and a base annual salary of $200. In addition to this agreement, the Company also granted our COO 250,000 warrants at $0.77/share exercisable for a period of three years (See Note 15). On January 31, 2004, our COO was promoted to Chief Executive Officer ("CEO") and was granted an additional 250,000 warrants at $0.77/share. In May 2004, all these warrants were repriced at $0.40/share. (See Note 12).

18.  Stockholder’s Equity:

                    Transactions of stockholders’ equity during the years ended August 31, 2003 and 2004 are summarized by type in the following table:

	Number of Shares	Common Stock & Additional Paid-in Capital
Balance at 8/31/02	6,979,701	$1,189
Issuance of common stock as financing costs (1)	320,000	240
Issuance of common stock for professional services (2)	1,161,000	921
Issuance of common stock as investment in Coesen , Inc.(3)	30,000	23
Issuance of common stock for debt conversion (4)	2,858,862	2,144
Issuance of common stock in relation to employment contracts (5)	50,000	37
Issuance of common stock in public offering, net (6)	3,125,124	1,991
Issuance of common stock in private offering (7)	100,000	75
Issuance of warrants as financing costs for future offering (8)	—	507
Issuance of options as director fees (9)	—	161
Issuance of options as employee options (10)	—	173
Issuance of warrants by shareholder for consulting service (11)	—	1,538
Issuance of warrants by stockholder for professional services (12)	—	165

Balance at 8/31/03	14,624,687	9,164
Issuance of common stock in private offering (7, 8)	1,000,000	160
Delayed issuance of common stock for prior year offering (6)	86,196	—
Issuance of common stock as financing cost (13)	150,000	109
Repurchase and settlement of warrant (11)	—	(50)
Beneficial conversion features and warrants as part of financing (14)	—	6,018
Additional interest expense on converted debt to related party (15)	—	1,118
Issuance of common stock for professional services (2)	1,830,000	948
Issuance of common stock for debt conversion (16)	1,701,985	756
Issuance of common stock for converted interest expense (15)	775,187	541
Issuance of warrants for consulting services (17)	—	110
Issuance of common stock for debt conversion - related parties (18)	4,531,250	1,450
Cancellation of previously awarded employee options (10)	—	(33)

Balance at 8/31/04	24,699,305	$20,291

(1)
In order to facilitate the purchase of the assets of Eastern Manufacturing Corporation , mentioned elsewhere within this document, the Company issued $640,000 24% notes which carried attached common stock at a share for every $2.00 invested. This stock was issued at a price of $0.75 and was amortized to interest expense using the interest method over the one-year life which expired in February 2004. These notes were repaid on November 20, 2003 upon the closing of the Laurus transaction.

(2)
The Company had many consultants and professionals during the fiscal years 2004 and 2003 and as part of their compensation, these consultants were issued stock in the amount of 1,830,000 and 1,161,000 shares, respectively in varying prices ranging from $0.44 to $1.30 or an average price of $0.52/share and $0.79/share for the fiscal years ended August 31, 2004 and 2003, respectively.

(3)	On March 5, 2003, the Company purchased a 33.3% share in Coesen, Inc. for $5 and the issuance of 30,000 shares.

(4)
During the year 2003, the Company had two notes/loans payable to related parties, which were converted into a total of 2,458,862 shares of common stock at $0.75 per share. During the quarter ended November 30, 2002, the Company had two non-interest bearing loans payable totaling $300 ($150 each) which were converted into 400,000 shares of common stock at $0.75 per share.

(5)	As part of two employment agreements, the Company issued to two employees 25,000 shares each.

(6)
We raised $1,990 (net of related cost) from our private placement offering that closed on January 9, 2003 (the “Private Placement”) and two additional private placements on February 3, 2003. In connection with these placements, the Company issued 3,211,320 shares of Common Stock at $0.75 per share (which includes self imposed company penalty for late registration of shares, 86,196 shares of which were issued in Fiscal 2004).

(7)	As of August 31, 2004, we raised a total of $742 from certain private investors which we received $75 in the fiscal year ended August 31, 2003 and $667 in the fiscal year ended August 31, 2004.

(8)	The Company issued to SBI warrants as financing cost related to offering in Fiscal 2004. This cost was offset upon the closing of the offering.

(9)
On July 24, 2003, the Company issued 50,000 options at $0.75 per share to each of its four directors. At the time of grant, the market price was $1.30. The Company computed the fair value of these options using the Black-Scholes model. Since these options were vested immediately, the fair value of the options was expensed upon grant.

(10)
On July 24, 2003, the Company issued 315,000 options at $0.75 per share to five of its employees. At the time of grant, the market price was $1.30. The Company expensed the intrinsic value of these options in accordance with APB 25. 20% of these options were vested on the grant date and an additional 20% will be vested at each anniversary date. The Company expensed 20% of the intrinsic value of these options during the year ended August  31, 2003 and the remaining amount was classified as deferred compensation. In Fiscal 2004, one of these employees left and the intrinsic value of his options was reversed during the fiscal year.

(11)
On July 29, 2003, Irrevocable Children’s Trust, our largest shareholder, issued 1,000,000 warrants to purchase shares of common stock owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The Company computed the fair value of these warrants using the Black-Scholes model. The fair value of the options was amortized and expensed over the term of the employment contracts. These two individuals left the Company in January 2004; whereby the Company expensed the remaining unamortized portion of intrinsic value. The warrants were repurchased and cancelled and the Company and Mssrs. Ciri and Glashow reached settlement agreements with the Company whereby ICT paid them a total of $120 and the Company paid them a total of $50.

(12)
Irrevocable Children’s Trust, our largest shareholder, issued 150,000 shares to Trilogy Capital Partners in order to entice Trilogy to promote the Company’s stock. The Company expensed the fair value of the shares upon grant.

(13)	Issued 150,000 shares of common stock to Crescent Fund, Inc. as part of finding fee for Laurus transaction in November 2003.

(14)	Beneficial conversion features of Laurus loans of $4,895, warrants related to Laurus loans of $975 and beneficial conversion features of 10% convertible loans of $148.

(15)	Additional interest incurred upon the conversion of interest at $0.40 per share and the fair value of interest payments upon dates of issuance.

(16)	Represents the term loan conversions from Laurus as well as partial payments on the payoff of 24% notes as stock issuances.

(17)	Issuance of 500,000 warrants to our Chief Executive Officer at $0.77, as well as the repricing to $0.40.

(18)	Represents the loans converted from Irrevocable Children’s Trust and related entities at $0.32/share.

19. Related Parties:

     On August 18, 2003, Irrevocable Children's Trust ("ICT"), our largest shareholder granted 150,000 shares of the Company's common stock to Trilogy Capital Partners, Inc. for service performed for the Company. Fair value of shares totaling $165 was expensed during the year ended August 31, 2003.

      On July 29, 2003, ICT, our largest shareholder, issued 1,000,000 warrants to purchase shares of common stock owned by ICT at $0.50 per share to each Mr. Bob Ciri and Mr. Andrew Glashow to purchase ICT's ownership of the Company's common stock as part of employment agreements to serve as our Chief Executive Officer and President, respectively. The fair value is determined based on the Black-Scholes model with a total valuation of $1,538. The Company expensed $164 during the year ended August 31, 2003 and the remaining amount was classified as deferred compensation which was expensed in fiscal year 2004. In addition, under the employment agreements, ICT will issue 50,000 shares of common stock to each Mr. Ciri and Mr. Glashow upon the completion of the agreements. Since they never completed their contracts these shares were never issued. For settlement agreement explanation see Note 11.

      The Company accounted for the transactions between ICT and consultants and employees in accordance with Staff Bulletin Board (SAB) 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)" which requires the Company to record expense for services paid by the stockholders.

      During the year ended August 31, 2004 and 2003, the Company converted outstanding loans to related parties totaling $1,450 into 4,531,250 shares of common stock and $1,844 into 2,458,862 shares of common stock, respectively.

20. Subsequent Event:

     On November 30, 2004, the Company issued a 10% note to one of our stockholders for up to $1,000 convertible at $0.12/share with an expiration date of January 30, 2005. Total amounts advanced to the Company as of November 30, 2004 amounted to $300,000. The stock price when issued was $0.26; therefore, the calculated beneficial conversion feature equates to the total amount borrowed.

     On November 30, 2004, the Company accepted the resignation of Kenneth Shirley, its Chief Executive Officer, effective December 16, 2004 and promoted Curtis Okumara, its West coast general manager, to the position of President. Kenneth Shirley will remain on the board and has been appointed chairman of a newly formed committee. This strategic committee's purpose is to investigate the sale or merger of the Company. Also see NOTE 8.

VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
CONDENSED CONSOLIDATED BALANCE SHEET
MAY 31, 2005
(In thousands)
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$299
Accounts receivable, net of reserves of $223	3,008
Inventory, net	626
Prepaid expenses and other current assets	98
Total current assets	4,031
Equipment and improvements, net	2,346
Intangible assets, net	7
Capitalized loan fees, net	255
Other assets	305
Total assets	$6,944
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt, net of discounts of $2,346	$1,147
Line of credit, net of discounts of $1,970	927
Short term debt	777
Accounts payable - trade	1,288
Accrued liabilities	1,576
Total current liabilities	5,715
Long-term liabilities	-
Total liabilities	5,715
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 950,000,000 shares authorized, 24,749,305 shares issued and outstanding
25
Additional paid-in capital	20,927
Deferred compensation	(19)
Accumulated deficit	(19,704)
Total Stockholders' equity	1,229
Total liabilities and stockholders' equity	$6,944
The accompanying notes form an integral part of the condensed consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	05/31/05	05/31/04	05/31/05	05/31/04
Sales	$4,571	$4,727	$12,430	$11,976
Cost of sales	4,096	3,832	11,586	10,451
Gross profit	475	895	844	1,525
Operating expenses:
Sales and marketing	347	361	1,150	1,057
General and administrative expenses
(Including non-cash compensation of $47, $88, $178 and $1,766)	680	364	1,797	3,579
Profit (loss) from operations	(552)	170	(2,103)	(3,111)
Other income (expenses):
Interest expense
(Including non-cash of $372, $1,666, $1,596 and $2,166)	(525)	(1,721)	(1,991)	(2,642)
Miscellaneous	-	1	2	203
Loss before income taxes	(1,077)	(1,550)	(4,092)	(5,550)
Provision for income taxes	-	-	-	-
Net loss	$(1,077)	$(1,550)	(4,092)	$(5,550)
Net loss per share:
Basic and Diluted	$(0.04)	$(0.08)	$(0.17)	$(0.32)
Weighted average number
of shares outstanding:
Basic and Diluted	24,749,305	18,481,067	24,745,093	17,042,738
The accompanying notes form an integral part of the condensed consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	05/31/05	05/31/04
Cash flows from operating activities:
Net loss	$(4,092)	$(5,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	178	1,529
Non-cash interest paid in common stock	20	-
Non-cash interest expense related to debt discounts and bank fees	1,576	2,554
Accrued expenses to be converted to notes payable	-	418
Depreciation and amortization	477	470
Gain on debt extinguishment	-	(349)
Changes in operating assets and liabilities:
Accounts receivable	(112)	(1,682)
Inventory	(90)	(152)
Prepaid expenses and other current assets	(4)	(125)
Other assets	(114)	(21)
Accounts payable	252	(485)
Accrued liabilities	824	(270)
Net cash used in operating activities	(1,085)	(3,663)
Cash flows from investing activities:
Capital expenditures	(65)	(228)
Net cash used in investing activities	(65)	(228)
Cash flows from financing activities:
Borrowings/repayments on line of credit, net	574	2,516
Borrowings on long-term debt, net of loan cost	-	2,690
Proceeds from issuance of note payable to related parties	583	751
Proceeds from issuance of common stock	-	667
Proceeds from issuance of short term debt	-	135
Payments of long-term debt	(320)	(599)
Payments of short-term debt	(185)	(32)
Payments of capital lease obligations	-	(85)
Payments to related parties	-	(743)
Payments on former lines of credit	-	(1,352)
Net cash provided by financing activities	652	3,948
Net (decrease) increase in cash	(498)	57
Cash and cash equivalents at beginning of period	797	97
Cash and cash equivalents at end of period	$299	$154
Supplemental disclosure of cash flow information:
Interest paid	$394	$442
Income tax paid	$-	$-
Non cash activities:
Issuance of common stock to pay accrued interest	$20	$-
Issuance of common stock for consulting fees	$-	$3,520
Issuance of common stock for debt conversion	$-	$1,874
The accompanying notes form an integral part of the condensed consolidated financial statements.

VENTURES-NATIONAL INCORPORATED
(dba TITAN GENERAL HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except share and per share amounts.)
(Unaudited)

Note 1. Basis of Presentation and Nature of Business Operations

Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared by Ventures-National Incorporated, doing business as Titan General Holdings, Inc. (“Titan” or the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of Titan for the period presented.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2004 as filed with the Securities and Exchange Commission on December 14, 2004. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of May 31, 2005, Titan had a working capital deficit of $1,684 and an accumulated deficit of $19,704. Through May 31, 2005, the Company has not been able to generate sufficient sales from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock through private placements to raise capital in order to fund its operations, it is not known whether the Company will be able to continue this practice, or be able to obtain other types of financing or if its sales will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company’s ability to continue as a going concern. Management believes that the private equity financing, new product offerings, and potential strategic relationships will enable the Company to generate positive operating cash flows and continue its operations. However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         On November 30, 2004, the Company's Board of Directors formed a strategic committee to investigate the possible sale or merger of the business appointing Kenneth Shirley as chairman of this committee. This committee is still in existence but Mr. Shirley is no longer chairman. Subsequent to quarter end, effective June 17, 2005, Mr. Shirley resigned from the Board.

         The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Nature of Business

        The Company is a fabrication service provider of time sensitive, high tech, prototype and pre-production rigid and rigid flex printed circuit boards (“PCBs”) providing time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers through its wholly-owned subsidiaries Titan EMS, Inc. and Titan PCB East, Inc. The Company's prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment.
         The Company's time sensitive and high quality manufacturing services enable its customers to shorten the time it takes them to get their products from the research and development phase to the production phase, thus increasing their competitive position. The Company's focus is on high quality niche printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 14 day lead times at a competitive price.

         Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

Note 2. Loss Per Common Share
         In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not antidilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. As of May 31, 2005, Titan had common stock equivalents of approximately 5,120,000 shares related to the options and warrants and approximately 23,144,000 shares related to shares to be issued upon conversion of the convertible debt. Upon Mr. Shirley's resignation from the board of directors on June 17, 2005, 550,000 options and warrants have been cancelled.

Note 3. Inventory

Inventory consisted of the following:

05/31/05
Raw materials and finished subassemblies	$356
Work in process	289
Finished goods	62
707
Less inventory reserves	81
Total	$626

Note 4. Notes Payable - Related Party

          On November 30, 2004, the Company entered into a 10% $1,000 note agreement with Mr. Frank Crivello (the “Crivello Note”); whereby, Mr. Crivello will loan the Company up to a total of $1,000 convertible at $0.12/share with a maturity date of January 31, 2005. This note can be extended with the approval of both parties. On November 30, 2004, the Company received the first installment on this note of $300 when the stock price was $0.30/share; therefore the Company determined that there was a beneficial conversion feature in the amount of $300. During the quarter ended February 28, 2005, the Company received further net installments totaling $283 when the stock was at varying prices from $0.15 to $0.22; therefore the Company determined that there were additional beneficial conversion features totaling $202. All these beneficial conversion features were recorded as additional paid in capital and as discounts on the note payable. All these beneficial conversion features were expensed during the quarter ended February 28, 2005. Although the note came due on January 31, 2005, Mr. Crivello has not requested repayment. The total amount outstanding at May 31, 2005 is $633 and is included in short-term debt in the accompanying consolidated balance sheet.

Note 5. Laurus Note

         During the quarter ended November 30, 2004, Laurus Master Fund LTD (“Laurus”) converted $20 of interest expense into 50,000 shares of common stock, waived the interest ratchet for the Crivello Note and extended the Company’s principal payments on its term loans for a period of six months ending June 30, 2005. Laurus also opted not to waive the Company’s default of its loan covenants, requiring the Company to carry all of its debt with Laurus as current.

Note 6. Laurus Over-Advance

  During the quarter ended May 31, 2005, Laurus issued to the Company an over-advance of up to $1,000 which is secured by certain assets owned by Farwell Equity Partners, LLC ("Farwell"), a

Delaware limited liability company of which David Marks, a principal shareholder and chairman of the board of the Company, is the managing member. This loan is a one-year additional line of credit. In conjunction with this over-advance, the Company entered into an Indemnification Agreement with Farwell intended to indemnify Farwell for any liabilities it may incur as a result of or arising from Farwell’s pledging of certain assets to Laurus as collateral for the over-advance. During the quarter ended May 31, 2005, the Company borrowed $450 when the stock was at various prices from $0.115 to $0.20; therefore the Company determined that there were beneficial conversion features totaling $138 which are being amortized over the one-year life of the over-advance. During the quarter ended May 31, 2005, the Company expensed $20 related to this amortization. The over-advance is due in full on April 4, 2006.

Note 7. Proforma Loss under FASB 148

         The Company uses the intrinsic value method (APB Opinion 25) to account for its stock options granted to officers, directors, and employees. Under this method, compensation expense is recorded over the vesting period based on the difference between the exercise price and quoted market price on the date the options are granted.

         Had the Company chosen the fair value method of accounting for transactions involving stock option issuance to employees pursuant SFAS No. 123, the Company would have recorded $19 and $33 in compensation costs for the three month periods ended May 31, 2005 and 2004, respectively, and $97 and $100 for the nine month periods ended May 31, 2005 and 2004, respectively, as presented by the proforma loss statement, as follows:

	Three Months Ended		Nine Months Ended
	2005	2004	2005	2004
Net loss:
As reported	$(1,077)	$(1,550)	$(4,092)	$(5,550)
Compensation recognized under APB 25	12	12	35	40
Compensation determined under SFAS 123	(19)	(33)	(97)	(100)
Proforma net loss	$(1,084)	$(1,571)	$(4,154)	$(5,610)
Net loss per common share - basic and diluted:
As reported	$(0.04)	$(0.08)	$(0.17)	$(0.32)
Proforma	$(0.04)	$(0.08)	$(0.17)	$(0.33)

Note 8. Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in such matters, if any, could arise from time to time that may harm Titan’s business, financial condition and results of operations.

Note 9. Convertible Notes

In the prior fiscal year, the Company issued convertible notes to private parties for cash infusions into the Company. These notes were issued as convertible notes with a conversion price of $0.32 per share and carry an interest rate of 10% per annum with an expiration date of December 31, 2004. During the quarter ended November 30, 2004, the Company received extensions from these lenders extending the due date 90 days which were later extended an additional 90 days during the quarter ended May 31, 2005. A convertible note in the amount of $50 was repaid in the quarter ended February 28, 2005 in conjunction with an advance under the Note Payable - Related Party (see Note 4). The total amount due under these notes is $135 at May 31, 2005.  These notes have been rewritten without a conversion feature and are now due July 31, 2005.

Note 10. Gain on Extinguishment of Debt

During the quarter ended November 30, 2003, the Company settled an unpaid capital lease obligation with a gain of approximately $349 which is included in miscellaneous income in the accompanying condensed consolidated statements of operations.

Note 11. Commitments

Included in the Company’s accrued liabilities are unpaid payroll taxes to the State of California of $37 and to the Internal Revenue Service of $210 for the calendar year 2004 and $77 to the State of California, $12 to the Commonwealth of Massachusetts and $424 to the Internal Revenue Service for calendar year 2005. The Company is currently working with counsel on payment plans for these unpaid payroll taxes.

KBA
G R O U P LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Oblio Telecom L.L.P.

We have audited the accompanying balance sheets of Oblio Telecom L.L.P. ("the Company") as of December 31, 2004, 2003 and 2002 and the related statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oblio Telecom L.L.P. as of December 31, 2004, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KBA GROUP L.L.P. KBA GROUP L.L.P.
Dallas, Texas
June 15, 2005

                                                                                                                                        14241 Dallas Parkway, Suite 200 Dallas, Texas 75254
                                                                                                                                        Phone 972.702.8262
                                                                                                                                        Fax 972.702.0673 www.kbagroupllp.com

BALANCE SHEETS
December 31, 2004, 2003 and 2002
ASSETS
	June 30, 2005 (Unaudited)	2004	2003	2002
CURRENT ASSETS
Cash and cash equivalents	$ 1,905,129	$ 5,171,859	$ 3,623,704	$ -
Available for sale securities	8,325,000	8,700,000	7,000,000	15,000,000
Accounts receivable	5,841,152	7,755,588	8,231,604	6,178,872
Inventory	90,768	34,618	255,774	433,820
Prepaid expenses	5,338	5,338	11,038	5,338
Total current assets	16,167,387	21,667,403	19,122,120	21,618,030

Property and equipment, net of accumulated depreciation
of $109,793, $105,263, $96,080, and $79,360, respectively	14,401	16,703	20,824	27,800

OTHER ASSETS
Other	34,009	17,209	-	-
Due from related party	207,452	193,826	104,301	-
Total other assets	241,461	211,035	104,301	-

TOTAL ASSETS	$ 16,243,249	$ 21,895,141	$ 19,247,245	$ 21,645,830

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	8,437,274	$11,433,911	$14,830,569	$13,447,241
Accrued liabilities	-	82,500	626,513	707,835
Total current liabilities	8,437,274	11,516,411	15,457,082	14,155,076

OWNERS' EQUITY
Common Stock	-	-	-	1,000
Retained earnings	-	-	-	7,48,754
Partners' capital	7,895,975	10,378,730	3,790,163	-
Total equity	7,895,975	10,378,730	3,790,163	7,490,754

TOTAL LIABILITIES AND EQUITY	$16,423,249	$21,895,141	$19,247,245	$21,645,830

OBLIO TELECOM L.L.P.

STATEMENTS OF INCOME
For the Years Ended December 31, 2004, 2003 and 2002
	Six monthsended June 30, 2005(Unaudited)	2004	2003	2002

REVENUE	$56,040,797	$146,872,941	$163,662,257	$191,163,812

COST OF REVENUE	51,446,221	134,867,700	148,676,395	172,716,801

Gross profit	4,594,576	12,005,241	14,985,862	18,447,011

GENERAL AND ADMINISTRATIVE EXPENSES	759,137	1,595,091	922,548	2,348,712

Income from operations	3,835,439	10,410,150	14,063,314	16,098,299

OTHER INCOME (EXPENSE)
Interest income	145,123	131,789	121,285	316,355
Other income (expense)	26,683	46,628	55,679	(1,086)
Total other income taxes	171,806	178,417	176,964	315,269

Net income before income taxes	4,007,245	10,588,567	14,240,278	16,413,568

Current provision for state income taxes	-	-	614,869	688,818

NET INCOME	$4,007,245	$10,588,567	12,625,409	15,724,750

The accompanying notes are an integral part of this financial statement.

36

OBLIO TELECOM L.L.P.

STATEMENTS OF EQUITY
For the Years Ended December 31, 2004, 2003 and 2002

	Common		Retained	Partners	Total
	Shares	Amount	Earnings	Capital	Equity

Balance at December31, 2001	1,000	$1,000	$12,497,004	$-	$12,498,004

Net income	-	-	15,724,750	-	15,724,750

Distributions	-	-	(20,732,000)	-	(20,732,000)

Balance at December 31, 2002	1,000	1,000	7,489,754	-	7,490,754

Conversion to limited liability partnership	(1,000)	(1,000)	(7,489,754)	7,490,754	-

Net income	-	-	-	13,625,409	13,625,409

Distributions	-	-	-	(17,326,000)	(17,326,000)

Balance at December 31, 2003	-	-	-	3,790,163	3,790,163

Net income	-	-	-	10,588,567	10,588,567

Distributions	-	-	-	(4,000,000)	(4,000,000)

Balance at December 31, 2004	-	-	-	10,378,730	10,378,730

Net income (unaudited)	-	-	-	4,007,245	4,007,245

Distributions (unaudited)	-	-	-	(6,400,000)	(6,400,000)

Balance at June 30, 2005 (unaudited)	-	$-	$-	$7,985,975	$7,985,975

The accompanying notes are an integral part of this financial statement.

37

 OBLIO TELECOM L.L.P.

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004, 2003 and 2002
	Six Months ended June 30, 2005 (Unaudited)	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,007,245	$10,588,567	$13,625,409	$15,724,750
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	4,530	12,515	16,721	28,705
Net change in:
Accounts receivable	1,974,436	476,016	(2,052,732)	3,244,786
Prepaid expenses	(16,800)	5,700	(5,700)	(2,009)
Inventory	(56,150)	221,156	178,046	(90,365)
Due from related party	(13,626)	(89,525)	(104,301)	-
Accounts payable and accrued liabilities	(3,079,137)	(3,940,671)	1,302,006	(5,300,031)
Net cash provided by operating activities	2,760,498	7,273,758	12,959,449	13,605,836

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	10,475,000	4,775,000	15,000,000	-
Purchases of investments	(10,100,000)	(6,475,000)	(7,000,000)	(15,000,000)
Purchases of property and equipment	(2,228)	(25,603)	(9,745)	(26,443)
Net cash provided (used) in investing activities	372,772	(1,725,603)	7,990,255	(15,026,443)

CASH FLOW FROM FINANCING ACTIVITIES
Distributions to partners	(6,400,000)	(4,000,000)	(17,326,000)	(20,732,000)
Net cash used in financing activities	(6,400,000)	(4,000,000)	(17,326,000)	(20,732,000)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(3,266,730)	1,548,155	3,623,704	(22,152,607)

CASH AND CASH EQUIVALENTS
beginning of year	5,171,859	3,623,704	-	22,152,607

CASH AND CASH EQUIVALENTS
end of year/period	$1,905,129	$5,171,859	$3,623,704	$-

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$-	$614,869	$688,818	$593,395

The accompanying notes are an integral part of this financial statement.

38

OBLIO TELECOM L.L.P.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE A. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General Information

Oblio Telecom L.L.P, (the "Company") is in the business of producing and selling pre-paid phone cards, reselling prepaid wireless services and engaging in other related activities. The Company began operations as Oblio Telecom, Inc., a Texas corporation, on November 26, 1996 and elected Subchapter S status on April 28, 1997. To create an entity not subject to the Texas State Franchise Tax, on December 26, 2003, Oblio Telecom, Inc. entered into a merger agreement with Oblio Telecom L.L.P. resulting in Oblio Telecom L.L.P., a limited liability partnership, being the sole surviving entity. No change in operations or control resulted from this restructuring.

The Company creates products that target many of the country's diverse ethnic groups, providing end users with quality low cost international calling options. Its products are sold directly to wholesale distributors in 38 states and its TCC trademark is a household name for hundreds of thousands of consumers nationwide. The Company's largest distributors have taken advantage of the opportunity to successfully create and promote their custom designed programs, targeting their specific needs in the marketplace.

Cash and Cash Equivalents

For purposes of these financial statements, the Company considers all highly liquid investments with original maturities of less than three months when purchased to be cash equivalents.

Investments

The Company accounts for marketable securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Such investments are classified as available for sale and are reported at fair value in the Company's balance sheets. The short-term nature and structure, the frequency with which the interest rate resets and the ability to sell auction rate securities at par and at the Company's discretion indicates that such securities should appropriately be classified as short-term investments with the intent of meeting the Company s short-term working capital requirements. There were no unrecognized gains and losses for the years ended December 31, 2004, 2003 or 2002.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect. Uncollectible accounts are written off when it becomes certain that the accounts are uncollectible. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in the customer's financial condition. If the financial condition of a customer were to deteriorate, adversely affecting its ability to makes payments, an allowance would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to bad debt expense and a credit to a valuation allowance or, if an allowance has not been previously established, to accounts receivable. Management has determined that no allowance was necessary at December 31, 2004, 2003 or 2002.

Inventory

Inventory is stated at the lower of cost, determined using the average cost basis method, or market, and consists primarily of unactivated prepaid phone cards.

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE A. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 Property and Equipment

Property and equipment is stated at cost and depreciated using the double-declining method over the estimated useful life of the depreciable assets ranging from 5 to 7 years. Maintenance and repairs are expensed as incurred. Replacements and acquisitions are capitalized. Leasehold improvements are amortized using the double-declining method over the shorter of the remaining term of the lease or the estimated useful life of the asset.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

Currently the Company is not a tax paying entity for federal and state income tax purposes, and accordingly, no income tax expense has been recorded in the financial statements since it became a limited partnership in December, 2003. Prior to December, 2003, the Company was an S-corporation and was not subject to federal income taxes. The Company utilized the asset and liability approach in accounting for state income taxes. Deferred income tax assets and liabilities were computed annually for differences between the financial and tax basis of assets and liabilities that would result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences were expected to affect taxable income. State income tax expense was the tax payable for the period plus or minus the change during the period in deferred tax assets and liabilities. There were no significant timing differences for 2003 or 2002. The Company's federal taxable income is included in the partners' respective income tax returns.

Revenue Recognition

Revenues are recorded at the time prepaid phone cards are shipped or when prepaid wireless services are activated and are reported net of returns and discounts. Costs of revenues, which are the costs the Company negotiates for prepaid phone services, are recorded at the same time corresponding revenues are recognized.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE B. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2004, 2003 and 2002:

	2004	2003	2002
Office equipment, furniture and fixtures	$74,595	$69,533	$61,439
Software	42,808	42,808	41,158
Leasehold improvements	4,563	4,563	4,563
	121,966	116,904	107,160
Less accumulated depreciation and amortization	(105,263)	(96,080)	(79,360
Net property and equipment	$16,703	$20,824	$27,800

Total depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was $12,515, $16,721 and $28,705, respectively.

NOTE C. CONCENTRATIONS

Financial instruments which potentially expose the Company to credit loss include uncollateralized trade accounts receivable. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to be uncollectible. In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the amount recorded on the balance sheet at the date of non-performance.
Cash maintained in financial institutions may, at times, exceed Federal Deposit Insurance Corporation insured amounts. The Company monitors these accounts and does not believe any undue risk is present.

A substantial portion of the Company's cost of revenues for the years ended December 31, 2004, 2003 and 2002 comes from purchases made from one vendor. The purchases from this vendor for the year ended December 31, 2004, 2003 and 2002 amounted to $110,517,498, $144,484,212 and $170,751,538 respectively. Amounts payable to this vendor at December 31, 2004, 2003 and 2002 were $11,378,665, $14,446,800 and $11,293,767 respectively. The Company believes that there are other readily available vendors in the market.

Approximately 88% and 82% of total revenues for the Company came from sales to seven customers during the years ended December 31, 2004 and 2003, respectively. Approximately 69% of total revenues for the Company came from sales to six of those customers for the year ended December 31, 2002.

NOTE D. PARTNERSHIP AGREEMENT

In accordance with the certificate of limited partnership, the Company's income or loss is allocated based on each partners' ownership percentage.

OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE E. RELATED PARTY TRANSACTIONS

In May, 2003, the Company's partners formed Pinless, Inc. (Pinless), whose purpose is to sell prepaid phone cards over the Internet. The Company charges Pinless for office services it provides for Pinless. Revenues and accounts receivable from Pinless for the years ended and at December 31, 2004 and 2003 are as follows:

2003 charges for office services	$85,846
Expenses paid by Oblio for Pinless	18,455
Accounts Receivable 2003	$104,301

2004 revenues from sales	66,718
2004 charges for office services	89,525
Less payments	(66,718)
Accounts Receivable 2004	$193,826

Because Pinless is in a startup phase of operations it has not yet generated sufficient cash flows to make payments on the amounts due the Company. The Company believes the balance is collectible and expects that Pinless will begin to make payments when it has generated sufficient cash flow to do so. This is not expected to occur within the next twelve months and therefore the amounts due are classified as long term assets on the accompanying financial statements.

NOTE F. OPERATING LEASES

The Company leases certain office and warehouse space under a noncancelable operating lease with an expiration date of April 30, 2007. The Company is permitted to continue to occupy the space after its expiration as a tenant at will. The Company's future minimum lease payments are as follows:

2005	$45,588
2006	44,310
2007	14,770

Rental expense for the years ended December 31, 2004, 2003 and 2002 was $61,005, $60,303 and $59,578 respectively.

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

Cash, cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates their fair value because of the short maturities of these instruments. The Company's short-term investments are reported at fair value which approximates cost.

OBLIO TELECOM L.L.P.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The following is a summary of cash, cash equivalents and short term investments.

	December 31, 2004
	Amortized Cost	Gross Unrealized Gains		Gross Unrealized (Losses)		Estimated Fair Value
Checking and savings Checking and savings Money market funds	$4,871,893 299,966 8,700,000	$	- - -	$	- - -	$4,871,893 299,966 8,700,000
Corporate debt securities	$13,871,859		$-		$-	$13,871,859
Included in: Cash and cash equivalents Cash and cash equivalents						$5,171,859 8,700,000
Short-term investments						$13,871,859

	December 31, 2003
	Amortized Cost		Gross Unrealized Gains		Gross Unrealized (Losses)		Estimated Fair Value
Checking and savings Corporate debt securities	$ $	3,623,704 7,000,000	$ $	- -	$ $	- -	$ $	3,623,704 7,000,000
Corporate debt securities		$10,623,704		$-		$-		$10,623,704
Included in: Cash and cash equivalents Cash and cash equivalents								$3,623,704 7,000,000
Short-term investments								$10,623,704

	December 31, 2002
	Amortized Cost		Gross Unrealized Gains		Gross Unrealized (Losses)		Estimated Fair Value
Checking and savings	$	- 15,000,000	$	- -	$	- -	$	- 15,000,000
Corporate debt securities		$15,000,000		$-		$-		$15,000,000
Included in: Cash and cash equivalents							$	- 15,000,000
Short-term investments								$15,000,000

	December 31, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Fair Value
	-	-	-		-
Checking and savings	$15,000,000	$-	$-		$15,000,000
Corporate debt securities	$15,000,000	$-	$-		$15,000,000
Included in: Cash and cash equivalents				$	- 15,000,000
Short-term investments					$15,000,000

 OBLIO TELECOM L.L.P.

NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, 2003 and 2002

NOTE G. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Contractual maturities of available-for-sale debt securities at December 31, 2004, 2003 and 2002, are as follows:

	2004	2003	2002
Within one year	$-	$-	$-
1-5 years	-	-	5,000,000
5-10 years After 10 years	8,700,000	7,000,000	10,000,000
	$8,700,000	$7,000,000	$15,000,000

Actual maturities may differ from contractual maturities because some borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

NOTE H. SUBSEQUENT EVENTS

Pending settlement of claims for refund of excess federal telecommunications excise tax

Since its inception, the Company has paid federal excise taxes (FET) of 3% of revenues generated from communications services provided to its customers. This tax is included in the Company's cost of sales. Recently, several courts have ruled that this tax does not apply to services that are not based on time and distance. Because the Company's services are based only on time, it believes that it may not be subject to the tax and through December 31, 2004, has filed claims for refunds totaling $6,210,880. The Company believes that it may have additional claims that have not been filed for yet. Because the settlement of these claims is uncertain, these amounts have not been recorded in the accompanying financial statements and will only be recorded if and when the claims are settled.

Pending Acquisition

The Company is currently in negotiations to be acquired by another company. This transaction is expected to be completed during July of 2005.

b)	PRO FORMA FINANCIAL INFORMATION

Background

On August 12, 2005, Ventures-National Incorporated d/b/a Titan Gneral Holdings, Inc. (the "Company") completed the acquisition from Farwell Equity Partners, LLP, a Delaware limited liability company ("Farwell"), of all the issued and outstanding shares of common stock of Oblio Telecom, Inc. ("Oblio"). In consideration for the common stock of Oblio and for Farwell’s efforts in acquiring Oblio’s assets and obtaining the accompanying financing for the transaction, the Company issued to Farwell 66,000,000 shares of common stock of the Company.

The acquisition of the Oblio shares occurred immediately following the completion of the acquisition by Oblio of substantially all the assets (the "Oblio Assets") of Oblio Telecom, L.L.P., a Texas limited liability company ("Oblio Texas"), in total consideration of $30,500,000 (primary purchase price), consisting of $19,000,000 in cash, the issuance of 9,000 shares of Oblio's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") with an initial stated value of $9,000,000, and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the "Promissory Note"). In addition, the Company issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas (the "Owners"), 375,000 shares of its common stock, par value $0.001 (the "Common Stock"). Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceeding the closing of the acquisition, Oblio's current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $16,217,000 was financed by means of a Credit Facility from CapitalSource Finance LLC ("CapitalSource"). The CapitalSource credit facility consisted of a $15,000,000 revolving credit facility, a $5,000,000 senior term loan (the "Term Loan A") and a $6,400,000 senior term loan (the "Term Loan B"). Approximately $16,217,000 was borrowed upon the closing of the transaction. In connection with the execution of the Credit Facility, the Company paid CapitalSource a commitment fee of $264,000. In addition, CapitalSource received an aggregate of 1,250,000 shares of the Company's common stock.

The acquisition is being accounted for as a purchase of the Oblio Assets by the Company, and the Company has allocated the purchase price based on a preliminary estimate of the fair value of assets acquired and liabilities assumed. The Company is in the process of obtaining a business valuation of the Oblio Assets to assist with the final purchase price allocation.

A summary of the primary purchase price is as follows:

Cash to sellers	$19,000,000
Preferred Stock to sellers	9,000,000
Note payable to sellers	2,500,000
Total purchase price	$30,500,000

The sources of the purchase price including the $415,000 transaction costs incurred are as follows:

Cash remaining in Oblio	$3,520,000
CapitalSource debt proceeds
Term Loan A	5,000,000
Term Loan B	6,400,000
Revolving credit facility	4,495,000
Note payable to sellers	2,500,000
Preferred Stock to sellers	9,000,000
To sources of purchase price	$30,915,000

The preliminary purchase price allocation is as follows:

Cash	$3,520,000
Accounts receivable	5,596,000
Accounts payable	(9,116,000)
Other tangible assets	110,000
Excess of purchase price over net assets acquired	30,805,000
Total purchase price	$30,915,000

The total amount borrowed against the CapitalSource facility on August 12, 2005 was as follows:

Cash consideration for acquisition	$19,000,000
Cash retained in business	(3,520,000)
Payment for debt fees	230,000
Payment of acquisition costs	357,000
Beginning working cash	150,000
Total borrowings	$16,217,000

CapitalSource Financing

The revolving line has a three-year term and carries and interest rate of prime plus one percent with a minimum of 6.50% and is payable monthly in arrears. The principal is due at the end of the term. Prepayments of principal are subject to penalty. The amounts available from time to time under the Revolving Loan are determined by the value of Oblio's eligible receivables and inventory.

The Term Loan A and the Term Loan B have a term of 15 months and are amortized on a straight line basis over 24 months with a balloon payment due at the end of the term, if necessary. Both loans carry an interest rate of prime plus four percent. Principal and interest payments are payable monthly in arrears. Both term loans may be prepaid without penalty. On a monthly basis, 100% of Oblio's excess cash flow will be applied equally to repayment of the Term Loan A and the Term Loan B.

As security for its obligations under the credit Agreement, Oblio pledged all of its assets and accounts receivable to CapitalSource. In addition, the Company pledged its stock in Oblio. As furthur security for Oblio's obligations under the Term Loan B only, Farwell pledged from its portfolio of publicly traded securities with a fair market value of approximately $12.6 million. David Marks, the Company's Chairman, is the sole managing member of Farwell.

Preferred Stock

The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of the Company’s funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of Common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the “Conversion Price”). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions. The Company has undertaken to register the shares of Common Stock issuable upon conversion of the Preferred Stock.

Laurus Debt Amendment

In connection with the transaction, the Company amended the terms of the registration rights agreement dated as of November 20, 2003 (the "Registration Rights Agreement") with Laurus Master Fund, Ltd. ("Laurus") and certain financial instruments for the benefit of Laurus as follows:

1.
The Fixed Conversion Price under that certain minimum borrowing note dated November 20, 2003 (the “November 2003 Revolving Note”), that certain convertible term note dated November 20, 2003 (the “November 2003 Term Note”), and that certain convertible term note dated March 30, 2004 (the “November 2003 MB Note,” together with the November 2003 Revolving Note and the November 2003 Term Note, the “Notes”), was increased from $0.40 per share to $1.50 per share;

2.
Until March 1, 2006, the Company’s prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the Company’s prepayment penalties will be equal to the amounts called for under the Notes;

3.	The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, will be extended until August 12, 2008;

4.
The minimum monthly principal payment pursuant to the March 2004 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

5.
The minimum monthly principal payment pursuant to the November 2003 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

6.
The Company will be permitted to immediately borrow all funds available pursuant to the loan and security agreement between the Company and Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell in support of such over-advance facility will continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full;

7.	All warrants previously issued to Laurus were cancelled; and

8.
The Registration Rights Agreements was amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with 2,500,000 shares of the Company’s common stock issued to Laurus in connection with this amendment, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of the acquisition of Oblio by the Company. Such registration statement shall also be permitted to include: (i) the shares of Common Stock issuable upon conversion of the Preferred Stock; (ii) 375,000 shares of Common Stock issued to the former owners of Oblio; (iii)1,250,000 shares of Common Stock issued to CS Equity, an affiliate of CapitalSource; (iv) 500,000 shares of common stock issued to a consultant in connection with the acquisition.

Accounting for Common Stock Issued in Connection with the Acquisition of Oblio

In determining the fair value of the Company’s common stock issued in connection with the acquisition of Oblio, the Company used $0.2245 per share, which represents the average closing price of the stock for the five trading days preceding the announcement of the acquisition through the five succeeding trading days following the announcement. A summary of the shares of common stock issued is as follows:

Farwell	66,000,000
Laurus	2,500,000
CS Equity LLC	1,250,000
Capital Solutions Group	125,000
Sellers	375,000
Consultant	500,000
Total shares issued	70,750,000

The value of the shares issued in connection with the CapitalSource financing and the Laurus debt amendment were recorded as capitalized loan fees. The value of the shares issued in connection with the acquisition of Oblio was recorded as additional purchase price consideration.

The 66,000,000 shares of the Company’s common stock were issued to Farwell in exchange for the total outstanding shares of Oblio and for the following efforts: (1) Farwell’s assistance in identifying Oblio as an acquisition candidate and structuring the acquisition, (2) Farwell’s arranging for the CapitalSource financing, and (3) providing collateral in the form of marketable equity securities for the CapitalSource Term Loan B. Therefore, the Company allocated the total value of the 66,000,000 shares of common stock between the investment banking services provided by Farwell and the services related to obtaining the CapitalSource debt. In order to estimate the fair value of the investment banking services, the Company used the Lehman formula which resulted in $504,900 being recorded as investment banking services related to the acquisition of Oblio and therefore additional purchase price consideration. The remaining fair value of the shares of common stock, $14,312,100, was considered to be capitalized loan fees related to the CapitalSource debt.

The modification to the Laurus debt, including the change in the debt term and the exchange of the 2,500,000 shares of the Company’s common stock for the warrants held by Laurus, was recorded in accordance with the convertible debt modifications rules. The Company determined that, based on the net present values of the original and amended cash flows related to the debt, the amended debt was not “substantially different.” Therefore, there was no change to the carrying value of the original debt. Additionally, the Company determined that there was no incremental intrinsic value as a result of the amendment to the conversion price of the debt. The fair value of the 2,500,000 shares of the Company’s common stock issued to Laurus was considered a fee paid to Laurus in exchange for the modification and will be amortized over the remaining debt term. The value of this stock was determined in accordance with the accounting rules related to the exchange of equity instruments. Therefore, these shares were valued based on the remaining unamortized carrying value of the cancelled warrants of $741,000 plus or minus the amount by which the fair value of the common stock issued at the weighted average price of $0.2245, or $561,250, exceeded or was less than the fair value of the cancelled warrants immediately prior to the exchange, or $685,400. The fair value of the warrants was determined using the Black-Scholes option pricing model. Based on this, the total value assigned to the stock was $616,850.

The remaining 2,250,000 shares, or $505,125, were recorded based on their respective roles in the transaction resulting in 1,250,000 shares or $280,625 allocated to capitalized loan fees and 1,000,000 shares or $224,500 allocated to additional purchase price consideration.

A summary of the Company’s common stock issued and the related accounting treatment is as follows:

	Shares	Purchase Price	Capitalized Loan Fees	Total

Farwell	66,000,000	$504,900	$14,312,100	$14,817,000
Laurus	2,500,000	-	616,850	616,850
CS Equity LLC	1,250,000	-	280,625	280,625
Capital Solutions Group	125,000	28,062	-	28,062
Sellers	375,000	84,188	-	84,188
Consultant	500,000	112,250	-	112,250
Total	70,750,000	$729,400	$15,209,575	$15,938,975

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future. The accompanying pro forma information should be read in conjunction with the historical financial statements and related notes thereto for Ventures-National Incorporated d/b/a Titan General Holdings, Inc. and for Oblio Telecom, LLP that have been filed as part of this Form 8-K/A. The Company purchased Oblio for $31,644,000 (including cash transaction costs of $415,000 and $729,000 value of common stock allocated to the purchase price) on August 12, 2005. The proforma balance sheet presented below is as of May 31, 2005 and may not be indicative of the actual purchase price allocation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MAY 31, 2005
(in thousands except share amounts)

	Titan General Holdings, Inc.	Oblio Telecom, Inc.	Items Not Purchased (1)	Purchase & Financing		Stock Issued		ProForma Balance Sheet

Current assets:
Cash and cash equivalents	$299	$11,356	$(7,149)	(4,057)	(2)	$-		$449
Accounts receivable	3,008	5,807	-	-		-		8,815
Inventory, net	626	91	-	-		-		717
Prepaid expenses and other current assets	98	205	(205)	-		-		98
Total current assets	4,031	17,459	(7,354)	$(4,057)		-		10,079
Equipment and improvements, net	2,346	14	-	-		-		2,360
Intangible assets, net	7	17	(17)	-		-		7
Excess of Purchase Price over net Assets Acquired	-	-	-	30,805	(2,3)	729	(6)	31,534
Capitalized loan fees, net	255	-	-	381	(3)	15,210	(6,7)	15,846
Other asset	305	5	-	-		-		310
Total assets	$6,944	$17,495	$(7,371)	$27,129		$15,939		$60,136

Current liabilities:
Current portion of long-term debt	$1,147	$-	$-	$3,800	(2,3)	$93	(7)	$5,040
Line of credit	927	-	-	4,229	(2,3,4)	648	(7)	5,804
Short term debt	777	-	-	-		-		777
Accounts payable - trade	1,288	10,108	-	-		-		11,396
Accrued liabilities	1,576	16	-	202	(5)	-		1,794
Total current liabilities	5,715	10,124	-	8,231		741		24,811
Long-term debt	-	-	-	10,100	(2)	-		10,100
Convertible preferred stock	-	-	-	9,000	(2)	-		9,000
Total liabilities	5,715	10,124	-	27,331		741		43,911
Common stock	25	-	-	-		71	(6,7)	96
Additional paid in capital	20,927	-	-	-		15,127	(6,7)	36,054
Deferred compensation	(19)	-	-	-		-		(19)
Partner's capital	-	3,974	(3,974)	-		-		-
Retained earnings/(Accumulated deficit)	(19,704)	3,397	(3,397)	(202)	(5)	-		(19,906)
Total stockholders' equity	1,229	7,371	(7,371)	(202)		15,198		16,225
Total liabilities and stockholders' equity	$6,944	$17,495	$(7,371)	$27,129		$15,939		$60,136

(1)	Assets purchased do not include certain cash, other assets and the equity portion of Oblio Telecom, LLP's balance sheet.
(2)
Purchase price of $30,500 was financed in part by the incurrence of debt from (1) CapitalSource of $5,000 Term Loan A, $6,400 Term Loan B, $15,000 revolver of which $3,283 was drawn down upon the closing of the transaction; and (2) $2,500 loan from the sellers. The purchase price financing also included 9,000 shares preferred stock of Oblio Telecom, Inc. (a wholly owned subsidiary) valued at $9,000 convertible into common shares of the Company’s common stock at $1.50 per share with a 3% cumulative preferred dividend and a $4,317 cash difference between the accounts receivable of $5,807 and the accounts payable and accrued expenses of $10,124. The Company also purchased $110 in net tangible assets

(3)	Includes $415 of transaction costs incurred in the purchase and $381 related to the financing of the acquisition, including $264 paid to CapitalSource as a commitment fee.
(4)	Includes additional borrowing to provide beginning working capital of $150.
(5)	Includes provision for accrued dividends on preferred stock issued as part of the acquisition as if the acquisition had occurred as of September 1, 2004 at 3% per annum.
(6)
Includes the issuance of 68,250,000 shares of stock at $0.2245 per share (average fair market value) to the following entities/individuals: Farwell Equity Partners, LLP 66,000,000 shares; CS Equity LLC 1,250,000 shares; Kurt Jensen 500,000 shares, sellers 375,000 shares; and Capital Solutions Group 125,000 shares.

(7)	Represents the remaining unamortized discounts ($741) associated with the cancelled Laurus warrants and the equity exchange of warrants for 2,500,000 shares of common stock.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED MAY 31, 2005
(in thousands, except share and per share amounts)

	Titan General Holdings, Inc.	Oblio Telecom, Inc	ProForma Adjustments		Pro Forma Combined
Net sales	$12,430	$94,845			$107,275
Cost of sales	11,586	87,310			98,896
Gross profit	844	7,535			8,379
Operating expenses	2,947	506			3,453
Income (loss) from operations	(2,103)	7,029			4,926
Interest and other income/(expense), net	2	209	$(209)	(1)	2
Interest expense	(1,991)	-	(4,150)	(2,3,4,5)	(6,141)
Income (loss) before provisions for taxes	(4,092)	7,238	(4,359)		(1,213)
Provisions (benefit) for income taxes	-	-	-	(6)	-
Income (loss)	(4,092)	7,238	(4,359)		(1,213)
Deemed dividend on preferred stock	-	-	(202)	(7)	(202)
Income (loss) applicable to common shareholders	$(4,092)	$7,238	$(4,561)		$(1,415)

Net income (loss) per share:
Basic	$(0.17)				$(0.01)
Diluted	$(0.17)				$(0.01)

Weighted average number of common and common equivalent shares outstanding:
Basic	24,745,093				95,495,093 (8)
Diluted	24,745,093				95,495,093 (8)

(1)	Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2)	Includes interest expense ($1,262) on debt issued to finance the acquisition of Oblio Telecom, LLP. Acquisition at an assumed weighted average interest rate of 9.50%.
(3)
Includes amortization of capitalized loan costs ($2,919) incurred in the financing of the Oblio acquisition of $14,593 over the 15 month life of the CapitalSource debt. This is the remaining amount as the initial twelve month amortization has been included in the pro forma for the twelve month period ended August 31, 2004 indicated below.

(4)
Includes the amortization ($154) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.

(5)	Includes the reduction of amortization ($185) related to the debt discount associated with the cancelled Laurus warrants.
(6)
Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.

(7)	Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8)
Includes the effect of the 68,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003 (the beginning of our last complete fiscal year). Does not include the dilutive affect of 1,045,000 options since the options are anti- dilutive.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED AUGUST 31, 2004
(in thousands, except share and per share amounts)

	Titan General Holdings, Inc.	Oblio Telecom, Inc	ProForma Adjustments		Pro Forma Combined
Net sales	$16,367	$151,678			$168,045
Cost of sales	14,604	139,246			153,850
Gross profit	1,763	12,432			14,195
Operating expenses	6,020	1,328			7,348
Income (loss) from operations	(4,257)	11,104			6,847
Interest and other income/(expense), net	201	123	$(123)	(1)	201
Interest expense	(3,346)	-	(13,405)	(2,3,4,5)	(16,751)
Income (loss) before provisions for taxes	(7,402)	11,227	(13,528)		(9,703)
Provisions (benefit) for income taxes	-	-	-	(6)	-
Income (loss)	(7,402)	11,227	(13,528)		(9,703)
Deemed dividend on preferred stock	-	-	(270)	(7)	(270)
Income (loss) applicable to common shareholders	$(7,402)	$11,227	$(13,798)		$(9,973)

Net income (loss) per share:
Basic	$(0.39)				$(0.11)
Diluted	$(0.39)				$(0.11)

Weighted average number of common and common equivalent shares outstanding:
Basic	18,879,605				89,629,605 (8)
Diluted	18,879,605				89,629,605 (8)

(1)	Reduces the interest income earned on investments and other cash deposits not purchased by the Company.
(2)	Includes interest expense ($1,683) on debt issued to finance the acquisition of Oblio Telecom, LLP. Acquisition at an assumed weighted average interest rate of 9.50%.
(3)	Includes amortization of capitalized loan costs ($11,674) incurred in the financing of the Oblio acquisition over the 15 month life of the CapitalSource debt.
(4)
Includes the amortization ($253) of the capitalized loan fees related to the 2,500,000 shares of common stock issued to Laurus as part of the amendment to the loan agreement which occurred on August 12, 2005.

(5)	Includes the reduction of amortization ($205) related to the debt discount associated with the cancelled Laurus warrants.
(6)
Does not include any tax affect since the Company believes they will be able to utilize the existing net operating loss carryforwards that have been generated in the prior years to offset any taxable income.

(7)	Includes the provision for the cumulative preferred stock dividend at a rate of 3% annually.
(8)
Includes the effect of the 68,250,000 shares issued as part of the purchase of Oblio Telecom, L.L.P. and the 2,500,000 shares issued to Laurus as part of their refinancing as if the acquisition and refinancing had occurred prior to September 1, 2003. Does not include the dilutive affect of 1,045,000 options since the options are anti-dilutive.

7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, we may, in our discretion provide such indemnification upon a determination by either our Board of Directors, independent legal counsel on a written opinion, or by our stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to our best interests and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$981.03
Accounting fees and expenses	$15,000*
Legal fees and expenses	$60,0000*
Miscellaneous	$11,000
TOTAL	$85,981.03

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our former legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003. This warrant was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On November 7, 2002, we issued 120,000 shares of common stock to R.F. Lafferty & Co., Inc., in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant with the other 50% vesting on the second anniversary of the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. Since these individuals are no longer directors, their options have been cancelled.

On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 50% vested on the first anniversary of the date of grant. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. On May 3, 2004, these options were repriced at $0.79 each.

On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 15,200 shares of common stock and Mr. Patty purchased 30,400 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share, which shares are included in the Registration Statement of which this Prospectus forms a part. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty has resigned as President and Chief Executive of the Company as of July 10, 2003, however remains as a Director of the Company.

On February 27, 2003, Titan PCB East issued and sold secured promissory notes to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were also issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts. These notes were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On March 12, 2003, we issued 120,000 shares of common stock to Mr. Fred Kudish, in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On March 15, 2003 we issued 150,000 shares of common stock to Mr. Frank Crivello, in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

On April 22, 2003 we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

On April 22, 2003 we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

On May 27, 2003 we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

On June 19 we issued 50,000 shares of Company common stock to Trilogy Capital Partners Inc. pursuant to a Consulting Agreement between the Company and Trilogy Capital Partners Inc.

On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of 5 of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. 75,000 of these options were cancelled due to departure of an employee. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

On July 24, 2003, we issued Ms. Bailey Allard 20,000 shares of common stock in return for consulting services provided by Ms. Bailey.

On July 24, 2003 we issued 30,000 shares of Company common stock to Victor Nostas in consideration of financial consulting services pursuant to a Consulting Agreement dated as of July 24, 2003. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On July 24, 2003, we issued 50,000 shares of Company common stock to Trilogy Capital, in consideration of financial consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 50% vested on the first anniversary of the date of grant with the other 50% vesting on the second anniversary of the date of grant. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act. Since these individuals are no longer directors, these options have been cancelled.

On July 24, 2003, we granted warrants to purchase 1,100,000 shares of our common stock to SBI-USA in exchange for consulting services. These warrants have an exercise price of $0.75 per share, contain cashless exercise provisions, and have an expiration date of July 24, 2005. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

On October 9, 2003, we issued 600,000 shares of common stock to Joseph Py in connection with a loan by Mr. Py to us in the amount of $400,000. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On November 7, 2003, we issued 150,000 shares of common stock to Trilogy Capital, in a finders fee for our Laurus Master Fund financing deal. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On November 25, 2003, we issued 200,000 shares of common stock to Reitler Brown, LLC, Attorneys, in full satisfaction of our outstanding liabilities to them. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On December 31, 2003, we granted we granted 95,000 options issued to certain employees. These options were issued at $0.75 per share and have an expiration date of December 31, 2008.

On January 1, 2004, we granted 500,000 warrants to Kenneth L. Shirley, our Chief Executive Officer, at $0.77 per share, which expire on January 1, 2007. On May 3, 2004, we repriced these options to $0.40 per share.

On January 1, 2004, we granted 50,000 options at $0.58 per share to Kenneth Shirley and David Marks as their positions as directors. These options vest 50% on the one year anniversary of date of grant and an additional 50% on the second anniversary of the date of grant. These options expire on January 1, 2014.

On February 9, 2004, we granted 50,000 options issued to J. Frank Martin upon his becoming a director. These options were issued at $0.57 per share, have an expiration date of February 9, 2014 and vest 50% on the one year anniversary of the date of grant.

On March 3, 2004, we granted 60,000 options issued to certain employees. These options were issued at $.075 per share and have an expiration date of May 3, 2014 and vest 25% upon date of grant with an additional three-year vesting on the remaining portion.

On March 10, 2004, we issued 200,000 shares of common stock to R F Lafferty for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On March 10, 2004, we issued 150,000 shares of common stock to Frederick Kudish for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On March 26, 2004, we issued 300,000 shares of common stock to Frank Crivello, 100,000 shares to David Marks and 50, 000 shares to Paul Schwabe for consulting services in connection with an offering planned for the fall of calendar year 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholder on March 30, 2004 for the sale of (i) $750,000 in convertible notes and (ii) a warrants to buy 750,000 shares of our common stock.

Each of the convertible notes accrues interest at a rate per annum equal to the greater of

- the prime rate published in The Wall Street Journal plus 3%; or
- 7%.

subject to possible downward adjustment if:

•	we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
•
the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by0.25. Each of the Notes has a maturity date of March 30, 2007.

On April 1, 2004, we issued 250,000 shares of common stock to Redwood Consulting in connection with a year long public relations consulting contract. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On May 31, 2004, we issued 2,992,892 shares of common stock to Irrevocable Children's Trust, 1,190,779 shares of common stock to Ohio Investors of Wisconsin, and 347,579 shares of common stock to Phoenix Investors in exchange for the full repayment of outstanding indebtedness of $957,726, $381,369 and $111,225 to each respectively. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On June 29, 2004, we amended the Securities Purchase Agreement we entered into with the selling stockholder on March 30, 2004 for the additional sale of (i) $1,500,000 in convertible notes and (ii) a warrants to buy 1,800,000 shares of our common stock.

Each of the convertible notes accrues interest at a rate per annum equal to the greater of

•	the prime rate published in The Wall Street Journal plus 3%; or
•	7%.

subject to possible downward adjustment if:

•	we shall have registered the shares of our common stock underlying the conversion of such convertible notes and the related warrants; and
•
the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for any of the trading days immediately preceding an interest payment date under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 0.25. Each of the Notes has a maturity date of March 30, 2007.

In July 2004, we issued 135,000 shares of common stock to two consultants in connection with consulting agreements. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

On July 27, 2005, we issued 5,833,333 shares of our Common Stock to Farwell Equity Partners, LLC in consideration of the exercise of its option to convert $700,000 of its indebtedness assigned to Farwell by Mr. Frank Crivello.

On August 12, 2005, we issued 66,000,000 shares of our Common Stock to Farwell Equity Partners, LLC in consideration of the purchase of all of the issued and outstanding stock of Oblio Telecom, Inc., which was acquired by Farwell Equity Partners, LLC pursuant to the Asset Purchase Agreement dated July 28, 2005 (the “Purchase Agreement”).

On August 12, 2005, we issued 2,500,000 shares of our Common Stock to Laurus Master Fund, Ltd. in connection with its agreement to amend the Registration Rights Agreement dated as of November 20, 2003 and the fixed conversion under that under that certain minimum borrowing note dated November 20, 2003, that certain convertible term note dated November 20, 2003, and that certain convertible term note dated March 30, 2004.

On August 12, 2005, we issued 1,250,000 shares of our Common Stock to CS Equity LLC, an affiliate of Capital Source as an additional fee in connection with the execution of the Credit and Security Agreement providing for a credit facility of $26,400,000 for the purposes of financing the transactions pursuant to the Purchase Agreement.

On August 12, 2005, we issued 500,000 shares of our Common Stock to Kurt Jensen, a consultant in connection with the Purchase Agreement.

On August 12, 2005, we issued 375,000 shares of our Common Stock to Sammy Jibrin and Radu Achiriloaie in connection with the Purchase Agreement.

On August 12, 2005, we issued 125,000 shares of our Common Stock to Capital Solutions Group, L.L.C. for providing financial advice to Oblio in connection with the Asset Purchase Agreement.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Ventures-National or executive officers of Ventures-National, and transfer was restricted by Ventures-National in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Ventures-National Incorporated, a Utah corporation.

Exhibit No. Description

3.1	Certificate of Incorporation of Ventures-National Incorporated, as amended. (1)

3.2	By-Laws of Ventures-National Incorporated, as amended. (1)

4.1	Securities Purchase Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (2)

4.2	Certificate of Designation for the Series A Cumulative Convertible Preferred Stock of Oblio Telecom, Inc. defining the rights of the holders of the Preferred Stock of Oblio Telecom, Inc. (2)

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1	2002 Stock Option Plan. (3)

10.2	2002 Stock Option Plan for Non-Employee Directors as amended. (3)

10.3	Lease dated 6th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc. (4)

10.4	Secured Party's Bill of Sale dated February 27, 2003. (5)

10.5	Stock Purchase Agreement, dated as of March 5, 2003, among Howard Doane, Titan PCB East, Inc. and Ventures-National Incorporated. (4)

10.6	Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc. (4)

10.7	Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino. (4)

10.8	Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust. (6)

10.9	Convertible Term Note dated November 20, 2003 issued to Laurus Master Fund Master Fund, Ltd. (7)

10.10	Common Stock Purchase Warrant of Ventures-National Incorporated dated November 20, 2003 issued to Laurus Master Fund, Ltd. (7)

10.11	Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.12	Securities Purchase Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.13	Security Letter Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund. (7)

10.14	Subsidiary Security Agreement dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (7)

10.15	Subsidiary Guaranty dated November 20, 2003 by and among Laurus Master Fund, Ltd., Titan PCB East, Inc. and Titan PCB West, Inc. (7)

10.16	Stock Pledge Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.17	Registration Rights Agreement dated November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.18	Common Stock Purchase Warrant dated November 20, 2003 issued by Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.19	Secured Convertible Minimum Borrowing Note dated November 20, 2003 issued by Ventures-National Incorporated to Laurus Master Fund, Ltd. (7)

10.20	Secured Revolving Note dated November 20, 2003 issued by Ventures-National Incorporated in favor of Laurus Master Fund, Ltd. (7)

10.21	Security Agreement dated as of November 20, 2003 by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (7)

10.22	Amendment No. 1 to Convertible Term Note of Ventures-National Incorporated dba Titan General Holdings, Inc., dated January 8, 2004, between us and Laurus Master Fund, Ltd. (8)

10.23	Waiver letter, dated January 8, 2004, from Laurus Master Fund, Ltd. to us. (8)

10.24	Amendment No. 1 to Robert Ciri Separation Agreement (9)

10.25	Amendment No. 2 to Andrew Glashow Separation Agreement (9)

10.26	Form of 10% Convertible Notes issued (9)

10.27	Lease between HD Realty Trust and Titan PCB East, Inc. dated March 1, 2004 (9)

10.28	Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated March 30, 2004 (10)

10.29	Convertible Note with Laurus Master Fund, dated March 30, 2004 (filed herewith)

10.30	Securities Purchase Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.31	Parent Security Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.32	Subsidiary Security Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.33	Registration Rights Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.34	Guaranty Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.35	Escrow Agreement, dated as of March 30, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.36	Amended and Restated Common Stock Purchase Warrant with Laurus Master Fund, Ltd., dated June 29, 2004 (10)

10.37	Amended and Restated Convertible Note with Laurus Master Fund, dated June 29, 2004 (10)

10.38	Amendment No. 1 to Registration Rights Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.39	Escrow Agreement, dated as of June 29, 2004, by and between Ventures-National Incorporated and Laurus Master Fund, Ltd. (10)

10.40	Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, LLC, Oblio Telecom, Inc., Oblio Telecom L.L.P., Sammy Jibrin and Radu Achiriloaie (11)

10.41	Stock Purchase Agreement dated August 12, 2005 between the Company and Farwell Equity Partners, LLC (2)

10.42	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Radu Achiriloaie (2)

10.43	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Sammy Jibrin (2)

10.44	Agreement, dated August 12, 2005, between the Company and Laurus Master Fund, Ltd. (2)

10.45	Credit and Security Agreement dated as of August 12, 2005 between Oblio, Telecom, Inc., Pinless, Inc. and Capital Source Finance LLC (2)

21.1	Subsidiaries of the Company (filed herewith).

23.1	Consent of Stonefield Josephson, Inc. (filed herewith).

23.2	Consent of Wolf & Company, P.C. (filed herewith).

23.3	Consent of KBA Group, LLP (filed herewith).

23.4	Consent of Sichenzia Ross Friedman Ference, LLP (see Exhibit 5.1).

-------------------

(1) Previously filed and incorporated herein by reference to our Annual Report on Form 10-KSB, dated September 29, 2000. (Filing number: 002-98075-D)

(2) Previously filed and incorporated herein by reference to our Current Report on Form 8-K dated August 12, 2005 filed August 18, 2005 (Filing number 000-32847)

(3) Previously filed and incorporated herein by reference to the SB-2 pre-effective amendment number 1 filed March 20, 2003. (Filing number: 333-102697)

(4) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, filed March 11, 2003. (Filing number: 000-32847)

(5) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated February 27, 2003 filed March 3, 2003. (Filing number: 000-32847)

(6) Previously filed and incorporated herein by reference to the SB-2 registration statement effective April 10, 2003. (Filing number: 000-32847)

(7) Previously filed and incorporated herein by reference to our 10-KSB Annual Report filed December 10, 2003 (FIR No. 000-32547)

(8) Previously filed and incorporated herein by reference to our SB-2/A filed February 11, 2004 (Filing number: 333-112362)

(9) Previously filed and incorporated herein by reference to our 10-QSB Quarterly Report filed July 7, 20043 (FIR No. 000-32847)

(10) Previously filed and incorporated herein by reference to SB-2 filed August 5, 2004 (Filing Number 333-117978)

(11) Previously filed and incorporated herein by reference to our current Report on Form 8-K dated July 28, 2005 and filed on August 1, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Fremont, State of California, on October ___, 2005

VENTURES-NATIONAL INCORPORATED

Date: October 12, 2005	By:	/s/ Curtis Okumura
Curtis Okumura
President & Chief Executive Officer

Date: October 12, 2005	By:	/s/ Daniel Guimond
Daniel Guimond
Chief Financial Officer, Principal Financial Officer & Principal Accounting Officer & Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

VENTURES-NATUINAL INCORORATED

Date: October 12, 2005	By:	/s/ Curtis Okumura
Curtis Okumura
Chief Executive Officer, President

Date: October 12, 2005	By:	/s/ David M. Marks
David M. Marks
Chairman

Date: October 12, 2005	By:	/s/ Daniel Guimond
Daniel Guimond
Chief Financial Officer

Date:	By:
Stephen Saul Kennedy
Vice President Sales